UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒
Filed by a Party Other Than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permi tted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
BRIGHT HORIZONS FAMILY SOLUTIONS INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2 Wells Avenue

Newton, Massachusetts 02459

April 25, 2024

Dear Shareholder:

We cordially invite you to attend our 2024 Annual Meeting of Shareholders on Wednesday, June 5, 2024 at 8:00 a.m. (Eastern Time). We will host a virtual shareholder meeting conducted via live audio webcast. The virtual meeting format provides for an opportunity for participation by all shareholders from any location that is convenient to an attendee, and we are committed to ensuring that our shareholders have an opportunity to participate in, and pose questions at, the virtual meeting. You may attend the 2024 Annual Meeting of Shareholders by logging in at www.virtualshareholdermeeting.com/BFAM2024. For further information on how to participate in the meeting, please see Information About the Virtual Annual Meeting in the Proxy Statement for our 2024 Annual Meeting of Shareholders (the “Proxy Statement”).

Pursuant to the Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders over the Internet, we are posting our proxy materials on the Internet and delivering a Notice of Internet Availability of Proxy Materials (the “Notice”). This delivery process allows us to provide shareholders with the information they need, while at the same time conserving natural resources and reducing costs. On or about April 25, 2024, we will begin mailing to our shareholders the Notice containing instructions on how to access the Proxy Statement and the 2023 Annual Report on Form 10-K as well as how to request a paper copy of these proxy materials by mail. The Notice also provides instructions on how to vote online. If you prefer, you can vote by mail or telephone by requesting a proxy card and following the instructions.

The Notice and the Proxy Statement accompanying this letter describe the business we will consider at the 2024 Annual Meeting of Shareholders. This year, we are asking shareholders to approve a proposal to declassify our Board of Directors by the 2027 Annual Meeting of Shareholders. This proposal is in response to shareholder feedback, as we remain committed to ongoing dialogue with our shareholders and value your input as we continue to enhance our practices and policies.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the 2024 Annual Meeting of Shareholders virtually, we encourage you to consider the matters presented in the Proxy Statement and vote as soon as possible.

We hope that you will be able to join us on June 5th.

Sincerely,

Stephen H. Kramer

Chief Executive Officer and President

Bright Horizons Family Solutions Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 5, 2024

The 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Bright Horizons Family Solutions Inc. (the “Company” or “Bright Horizons”) will be held on Wednesday, June 5, 2024 at 8:00 a.m. (Eastern Time). This year’s Annual Meeting will be a virtual meeting and there will be no physical location for shareholders to attend. Shareholders may attend the Annual Meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/BFAM2024. For further information on how to participate in the meeting, please see Information About the Virtual Annual Meeting in the Proxy Statement.

At the Annual Meeting, we will ask shareholders to:

1.	Elect four Class II director nominees named in the Proxy Statement for a term of three years.

2.	Approve, on an advisory basis, the 2023 compensation paid by the Company to its named executive officers.

3.	Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.

4.	Approve an amendment to the Company’s Certificate of Incorporation to declassify the Board of Directors.

5.	Approve an amendment to the Company’s Certificate of Incorporation to provide for the exculpation of officers as permitted by Delaware law.

6.	Approve an amendment to the Company’s Certificate of Incorporation to add a federal forum selection provision and update and clarify the Delaware forum selection provision.

7.	Approve miscellaneous amendments to the Company’s Certificate of Incorporation.

8.	Transact any other business properly brought before the meeting or any adjournment or postponement of the meeting.

Shareholders of record at the close of business on April 8, 2024 are entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof.

To attend the Annual Meeting, you must demonstrate that you were a Bright Horizons shareholder as of the close of business on the record date of April 8, 2024 or hold a valid proxy for the Annual Meeting from such a shareholder. To be admitted to the virtual Annual Meeting, visit www.virtualshareholdermeeting.com/BFAM2024 and enter your 16-digit control number included on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. We encourage you to log-in prior to the start time for the meeting. You will have the opportunity to vote your shares and ask questions at the Annual Meeting by following the instructions available.

A list of shareholders entitled to vote at the Annual Meeting will be available 10 days prior to the meeting. You may contact Investor Relations under “Resources” in the Investor Relations section of our website, www.brighthorizons.com, and we will arrange for you to inspect the list.

By Order of the Board of Directors,

John G. Casagrande

Secretary

Newton, Massachusetts

April 25, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

to be Held on June 5, 2024

The Proxy Statement and 2023 Annual Report on Form 10-K are available at www.proxyvote.com. The Proxy Statement and 2023 Annual Report on Form 10-K are also available on the Investor Relations section of our website at www.brighthorizons.com under “Annual Meeting Materials.”

Outstanding Equity Awards at Fiscal Year-End	47

Option Exercises and Stock Vested	48

Nonqualified Deferred Compensation	48

Potential Payments Upon Termination or Change of Control	49

CEO Pay Ratio	51

Pay versus Performance	53

Proposal 2—Advisory Vote on Named Executive Officer 2023 Compensation	58

Audit Committee Matters	59

Audit Committee Report	59

Audit and Other Fees	61

Pre-Approval of Audit and Permitted Non-Audit Services	61

Proposal 3—Ratification of Appointment of Independent Registered Public Accounting Firm	62

Proposal 4—Approval of an Amendment to the Company’s Certificate of Incorporation to Declassify the Board of Directors	64

Proposal 5—Approval of an Amendment to the Company’s Certificate of Incorporation to provide for the Exculpation of Officers as permitted by Delaware law	66

Proposal 6—Approval of an Amendment to the Company’s Certificate of Incorporation to add a Federal Forum Selection Provision and to Update and Clarify the Delaware Forum Selection Provision	68

Proposal 7—Approval of Miscellaneous Amendments to the Company’s Certificate of Incorporation	70

Other Information	72

Shareholder Proposals for the 2025 Annual Meeting	72

2023 Annual Report	72

Shareholder Account Maintenance	72

Householding of Proxy Materials	72

Other Matters	73

Cost of Solicitation	73

Exhibit A: Proposed Third Amended and Restated Certificate of Incorporation	A-1

Exhibit B: Proposed Changes to the Company’s Certificate of Incorporation (marked to show changes)	B-1

Appendix A	APP-1

Note Regarding Forward-Looking Statements

This Proxy Statement includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). The following cautionary statements are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and they appear in a number of places throughout this Proxy Statement and include statements regarding our intentions, beliefs or current expectations. Without limiting the generality of the foregoing, forward-looking statements contained in this Proxy Statement include expectations of future stock price performance as it relates to our compensation programs, our ability to successfully implement and execute our environmental, social and governance (“ESG”) initiatives and goals, and whether we are able to achieve the anticipated results of such initiatives and goals. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described under “Risk Factors” and elsewhere in our 2023 Annual Report on Form 10-K and in our other public filings with the Securities and Exchange Commission (“SEC”). Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those made in or suggested by the forward-looking statements contained in this Proxy Statement. In addition, even if our results are consistent with the forward-looking statements contained in this Proxy Statement, those results or developments may not be indicative of results or developments in subsequent periods.

Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this Proxy Statement speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments, except as required by law.

Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered a part of this Proxy Statement or any other filing or submission that we make with the SEC.

Websites

Website addresses referenced in this Proxy Statement are inactive textual references only, and the content on the referenced websites specifically does not constitute a part of this Proxy Statement and is not incorporated by reference herein.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

PROXY STATEMENT

2024 ANNUAL MEETING OF SHAREHOLDERS

June 5, 2024

8:00 a.m. (Eastern Time)

The Board of Directors (the “Board”) of Bright Horizons Family Solutions Inc. (the “Company,” “Bright Horizons,” “we,” “our” or “us”) is soliciting your proxy for the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) and at any reconvened meeting after postponement or adjournment of the Annual Meeting.

This Proxy Statement, the Notice of Internet Availability of Proxy Materials (the “Notice”), the proxy card and the Annual Report on Form 10-K for our fiscal year ended December 31, 2023 (the “2023 Annual Report”) are being first mailed or released to shareholders on or about April 25, 2024. Our address is 2 Wells Avenue, Newton, Massachusetts 02459.

Information About the Virtual Annual Meeting

•

Date and Time. The Annual Meeting will be held virtually on Wednesday, June 5, 2024 at 8:00 a.m. (Eastern Time). The meeting will only be conducted via live audio webcast. You will need your 16-digit control number provided on the Notice, proxy card or voting instruction form to attend.

•

Access to the Live Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. (Eastern Time). Online access to the live audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your computer audio system. The virtual meeting platform is fully supported across browsers (Firefox, Chrome, Edge and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the toll-free number or international number available on www.virtualshareholdermeeting.com/BFAM2024. Technicians will be ready to assist you with any technical difficulties beginning at 7:45 a.m. (Eastern Time).

•

How to Attend and Log-in Instructions. To attend the Annual Meeting, you must demonstrate that you were a Bright Horizons shareholder as of the close of business on the record date of April 8, 2024 (the “Record Date”). To attend, log-in at www.virtualshareholdermeeting.com/BFAM2024. You will need your 16-digit control number included on the Notice, proxy card or voting instruction form. At the virtual meeting site, you may follow the instructions to vote, access the shareholders’ list and ask questions. We recommend that you log-in 15 minutes before the meeting to ensure you are online when the meeting starts. Beneficial shareholders (i.e., shareholders who hold shares in “street name”) will be provided instructions on how to attend the Annual Meeting on the voting instruction form provided by their broker and should reach out to their broker if they have not received such instructions or have questions.

•

Submitting Questions at the Virtual Annual Meeting. The virtual Annual Meeting format provides an opportunity for participation from any location that is convenient to an attendee, and we are committed to ensuring that our shareholders have an opportunity to participate in, and pose questions at, the virtual meeting. Shareholders may submit questions, if any, during the Annual Meeting by logging onto www.virtualshareholdermeeting.com/BFAM2024 using your 16-digit control number. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Rules of Conduct for the Annual Meeting including procedures for shareholder questions, will be posted on the virtual meeting platform.

•

Voting Your Shares at the Virtual Annual Meeting. You may vote your shares at the Annual Meeting by following the instructions available on the meeting website during the meeting even if you have previously submitted your vote. If you hold your shares through a broker, your shares will not be voted unless (i) you provide voting instructions or (ii) the matter is one for which brokers have discretionary authority to vote. Of the matters to be voted on at the Annual Meeting, the only one for which brokers have discretionary authority to vote is Proposal 3 (Ratification of Appointment of Independent Registered Public Accounting Firm).

2024 Proxy Statement	|	1

Proxies, Voting Procedures and How to Vote

Your vote is important. You may vote in person in one of four ways: (1) on the Internet, (2) by using a toll-free telephone number, (3) by completing a proxy card or voting instruction form and mailing it in the envelope provided, or (4) online at the Annual Meeting.

Vote on the Internet	Vote by Telephone	Vote by Mail	Vote at the Annual Meeting
Visit the website listed on your Notice, proxy card or voting instruction form	Call the telephone number on your proxy card or voting instruction form	Sign, date and return your proxy card or voting instruction form	Attend the Annual Meeting at www.virtualshareholdermeeting. com/BFAM2024 and follow the instructions on the website

Both Internet and telephone voting provide easy-to-follow instructions and have procedures designed to authenticate your identity and permit you to confirm that your voting instructions are accurately reflected. If your shares are held through a broker, you may vote by Internet or telephone if your broker makes those methods available, in which case your broker will deliver instructions with this Proxy Statement. Alternatively, you may vote by signing and returning the proxy card. The Internet and telephone voting for shareholders of record will close at 11:59 p.m. (Eastern Time) on Tuesday, June 4, 2024. If your shares are held through a broker (i.e., in “street name”) and Internet or telephone voting is made available to you, these may close sooner than voting for shareholders of record.

The method by which you vote will not limit your right to vote at the Annual Meeting if you later decide to attend. You may revoke your proxy at any time before it is voted by voting later by telephone or Internet, returning a later-dated proxy card or voting instruction form, delivering a written revocation to the Corporate Secretary of Bright Horizons at the address above or by voting online at the Annual Meeting.

If you vote your shares by mail, telephone or Internet, your shares will be voted in accordance with your instructions. If you do not indicate specific choices when you vote by mail, telephone or Internet, your shares will be voted “FOR” the proposals as the Board recommends.

Shareholders Entitled to Vote

Shareholders of record at the close of business on the Record Date are entitled to vote at the meeting. As of the Record Date, there were 58,001,400 shares of common stock outstanding and each share is entitled to one vote. Common stock is the only class of securities eligible to vote at the Annual Meeting. There are no cumulative voting rights.

Quorum, Voting Requirements and Board of Directors’ Recommendations

Quorum

The presence, in person or by proxy, of the holders of shares of stock of the Company entitled to cast a majority of the total votes entitled to be cast by the holders of all outstanding shares of capital stock of the Company entitled to vote generally in the election of directors is necessary to constitute a quorum for all purposes.

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. Brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares normally have discretion to vote such shares on routine matters, such as the ratification of an independent registered public accounting firm, but do not have such discretion to vote on non-routine matters. Broker non-votes generally occur when the beneficial owner of shares held by a broker does not give the broker voting instructions on a non-routine matter. All proposals (other than Proposal 3) are non-routine matters and brokers are not permitted to vote your shares without instruction. Brokers are permitted to vote your shares without voting instructions on Proposal 3 (Ratification of Appointment of Independent Registered Public Accounting Firm).

2	|	Bright Horizons

Required Vote to Approve Proposals and Board of Directors’ Recommendations

Proposal	Board Recommendation	Voting Options	Vote Required to Approve Proposal	Effect of Abstentions	Effect of Broker Non-Votes
1. Election of Four Class II Directors	☑ FOR	For, Against or Abstain on each Nominee	Affirmative vote of a majority of the votes cast(1)	No Effect	No Effect

2. Advisory Vote on the 2023 Compensation of the Company’s Named Executive Officers	☑ FOR	For, Against or Abstain	Affirmative vote of a majority of the votes cast(2)	No Effect	No Effect

3. Ratification of Appointment of Independent Auditors for Fiscal 2024	☑ FOR	For, Against or Abstain	Affirmative vote of a majority of the votes cast(2)	No Effect	N/A(3)

4. Amendment to the Company’s Certificate of Incorporation to Declassify the Board of Directors	☑ FOR	For, Against or Abstain	Affirmative vote of 75% of the outstanding shares entitled to vote(4)	Counted “Against”	Counted “Against”

5. Amendment to the Company’s Certificate of Incorporation to Provide for the Exculpation of Officers as Permitted by Delaware law	☑ FOR	For, Against or Abstain	Affirmative vote of 75% of the outstanding shares entitled to vote(4)	Counted “Against”	Counted “Against”

6. Amendment to the Company’s Certificate of Incorporation to add a Federal Forum Selection Provision and to Update and Clarify the Delaware Forum Selection Provision	☑ FOR	For, Against or Abstain	Affirmative vote of 75% of the outstanding shares entitled to vote(4)	Counted “Against”	Counted “Against”

7. Approval of Miscellaneous Amendments to the Company’s Certificate of Incorporation	☑ FOR	For, Against or Abstain	Affirmative vote of 75% of the outstanding shares entitled to vote(4)	Counted “Against”	Counted “Against”

(1)

In an uncontested election, our Amended and Restated Bylaws (the “Bylaws”) require that each director nominee be elected by a majority of votes cast. This means a nominee will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election.

(2)	Under our Bylaws, Proposals 2 and 3 will be determined by a majority of the votes cast on the matter affirmatively or negatively.
(3)

The New York Stock Exchange (the “NYSE”) considers the ratification of the independent auditors to be a routine matter. Accordingly, a broker holding shares in “street name” may vote on this proposal in the absence of instructions from the beneficial owner.

(4)

Under our Certificate of Incorporation, the affirmative vote of seventy-five percent (75%) of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors is required to approve Proposals 4 through 7.

Electronic Delivery of Proxy Materials

The Company uses the SEC rule permitting companies to furnish proxy materials to their shareholders via the Internet. In accordance with this rule, on or about April 25, 2024, we sent to shareholders of record at the close of business on the Record Date a Notice, which includes instructions on how to access this Proxy Statement and our 2023 Annual Report, and how to vote online for the Annual Meeting. If you received a Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice.

This Proxy Statement and our 2023 Annual Report are available on the Investor Relations section of our website at www.brighthorizons.com under “Annual Meeting Materials.” If you would like to help reduce the environmental impact of our annual meetings and our costs of printing and mailing future materials, you can agree to access these documents in the future over the Internet rather than receiving printed copies in the mail.

If you are a shareholder of record, to consent to electronic delivery and receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet visit www.proxyvote.com and follow the instructions. When prompted, indicate that you agree to receive and access proxy materials electronically in future years. Once you enroll, you will receive all future mailings via electronic delivery until you elect to cancel your enrollment by following the instructions provided on the website.

2024 Proxy Statement	|	3

If you hold our common stock through a broker, please refer to the information provided by your broker regarding the availability of electronic delivery. If you hold our common stock through a broker and you have elected electronic access, you will receive information from your broker containing the Internet address for use in accessing this Proxy Statement and the 2023 Annual Report.

Once you sign up, you will continue to receive proxy materials electronically until you revoke this preference.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

to be Held on June 5, 2024

This Proxy Statement and the 2023 Annual Report are available at www.proxyvote.com. This Proxy
Statement and the 2023 Annual Report are also available on the Investor Relations section of our website at www.brighthorizons.com under “Annual Meeting Materials.”

4	|	Bright Horizons

PROPOSAL 1

ELECTION OF DIRECTORS

Currently, Bright Horizons has a classified Board currently consisting of (1) four directors with terms expiring in 2024 (Class II), (2) three directors with terms expiring in 2025 (Class III), and (3) three directors with terms expiring in 2026 (Class I). At each annual meeting of shareholders, directors in one class are elected for a full term of three years to succeed those directors whose terms are expiring.

At the 2024 Annual Meeting, based on feedback previously received from shareholders, we are seeking shareholder approval to amend the Company’s Certificate of Incorporation to declassify our Board (see Proposal 4 in this Proxy Statement). If shareholders approve Proposal 4, starting at the 2025 Annual Meeting, each class of nominees will be elected for one-year terms until the Board is fully declassified beginning with the 2027 Annual Meeting.

The Board currently has the following ten members:

Class I	Class II	Class III
• Stephen H. Kramer	• Julie Atkinson	• Lawrence M. Alleva
• Dr. Sara Lawrence-Lightfoot	• Jordan Hitch	• Joshua Bekenstein
• Cathy E. Minehan	• Laurel J. Richie	• David H. Lissy
• Mary Ann Tocio

On March 28, 2024, Dr. Lawrence-Lightfoot announced that she will retire from the Board effective as of close of business on June 5, 2024, at which time it is expected that the Board will decrease its size and make other changes to equally balance the membership among the classes of directors. The Board thanks Dr. Lawrence-Lightfoot for her more than 30 years of service.

This year, the four Class II director nominees will stand for election to a three-year term expiring at the 2027 Annual Meeting. The persons named as proxies will vote to elect Julie Atkinson, Jordan Hitch, Laurel J. Richie and Mary Ann Tocio as directors unless your proxy is marked otherwise. Each of these nominees has indicated his or her willingness to serve, if elected, and as of the date of this Proxy Statement, the Board is not aware that any nominee is unable or will decline to serve as a director. In the event any nominee is unable to serve as a director at the time of the Annual Meeting, the shares of common stock represented by proxies may be voted for a substitute nominee, if any, who may be designated by the Board to fill the vacancy.

We seek nominees with established strong professional reputations, business acumen and experience in multi-site operations and/or contracted business services in the child care, employee benefits and work/life solutions industry. We also seek nominees with experience in substantive areas that are important to our business such as international operations; accounting, finance and capital markets; strategic planning and leadership of complex organizations; human resources and development practices; compliance and risk; marketing strategy; and innovation.

The nominees have substantial leadership, management, marketing, digital strategy, finance/capital markets, and industry/education expertise. The diversity of experience of these nominees, as illustrated by the skills described in their biographies below, help drive our strategic priorities. Each nominee brings a unique perspective to our Board that we believe is invaluable.

Nominees for Election for Class II Directors (Terms Expiring in 2027)

The individuals listed below, Julie Atkinson, Jordan Hitch, Laurel J. Richie, and Mary Anne Tocio, have been nominated and are standing for election at this year’s Annual Meeting. If elected, they will hold office until our 2027 Annual Meeting and until their successors are duly elected and qualified. All of these directors were previously elected to the Board by shareholders.

This year’s nominees are all independent. Each nominee has held senior executive positions in large, complex organizations or with businesses within our industry, and has a broad range of experience that spans different industries and sectors. Each nominee has experience serving on boards and committees of other public companies and all nominees possess an understanding of public company corporate governance practices and trends. All of our nominees have served the Board previously, which has provided them with significant exposure to

2024 Proxy Statement	|	5

both our business and the industry in which we operate. Our nominees bring to our Board a variety of skills, qualifications and viewpoints that both strengthen their ability to carry out their oversight role on behalf of our shareholders and bring richness to Board deliberations.

We believe that all our nominees possess the professional and personal qualifications necessary for Board service, and we have highlighted particularly noteworthy attributes and qualifications for each director in the individual biographies below.

Julie Atkinson Age: 50 Director since: 2017 Committees: • Nominating and Corporate Governance Committee

Background: Ms. Atkinson served as Chief Marketing Officer for Chopt Creative Salad Company from October 2019 to January 2023. She previously served as Senior Vice President, Global Digital at Tory Burch LLC from February 2017 to February 2018. Prior to joining Tory Burch, Ms. Atkinson served in various leadership roles at Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), most recently as Senior Vice President, Global Digital from November 2014 to January 2017 and as Vice President of Global Online Distribution from September 2012 until November 2014. Prior to joining Starwood, Ms. Atkinson held multiple roles at Travelocity including marketing and operations. Ms. Atkinson currently serves on the board of directors of Ventoux CCM (Nasdaq: VTAQU).

Current public company directorships (including Bright Horizons): 2

Qualifications: Ms. Atkinson’s valuable experience and background in marketing, digital growth strategy, operations and e-commerce make her a key resource for the Board.

Jordan Hitch Age: 57 Director since: 2008 Committees: • Compensation Committee, Chair • Nominating and Corporate Governance Committee

Background: Mr. Hitch is currently an active private investor in a wide range of early stage growth companies and renewable infrastructure projects. Previously, Mr. Hitch was a Managing Director at Bain Capital LLP (“Bain Capital”) for 18 years. Mr. Hitch served as a Senior Advisor to Bain Capital following his departure from the firm in 2015 until 2017. Prior to joining Bain Capital, Mr. Hitch was a consultant at Bain & Company where he worked in the financial services, healthcare and utility industries. Mr. Hitch currently serves on the board of directors of Burlington Stores, Inc. (NYSE: BURL) and as Chair of their Compensation Committee.

Current public company directorships (including Bright Horizons): 2

Qualifications: Mr. Hitch’s significant professional experience in, and knowledge of, corporate finance, strategic development and capital markets strengthen the collective qualifications, skills and experience of the Board.

6	|	Bright Horizons

Laurel J. Richie Age: 65 Director since: 2019 Committees: • Nominating and Corporate Governance Committee, Chair • Audit Committee

Background: Ms. Richie served as President of the Women’s National Basketball Association LLC (“WNBA”), from May 2011 to November 2015. Prior to her appointment in 2011 to the WNBA, she served as Chief Marketing Officer of Girl Scouts of the United States of America from 2008 to 2011. From 1984 to 2008, she held various positions at Ogilvy & Mather, including Senior Partner and Executive Group Director and founding member of the agency’s Diversity Advisory Board. Ms. Richie is a former trustee of the Naismith Basketball Hall of Fame and Dartmouth College where she served as Chair of the board from 2017 to 2021. She currently serves as a director of Synchrony Financial (NYSE: SYF) and as a member of their Management Development and Compensation Committee and Nominating and Corporate Governance Committee, and she serves as a director of Hasbro, Inc. (Nasdaq: HAS) and as a member of their Compensation Committee and Nominating, Governance and Social Responsibility Committee. She also serves as a leadership consultant to Fortune 100 C-suite executives on matters of personal leadership and corporate culture.

Current public company directorships (including Bright Horizons): 3

Qualifications: Ms. Richie’s executive management and leadership experience, her strategic and operational expertise, her considerable background in communications, brand development and marketing and her experience serving on Governance and Social Responsibility Committees make her a key member of the Board.

Mary Ann Tocio Age: 76 Director since: 2001

Background: Ms. Tocio served as Chief Operating Officer of the Company from 1993 and as President and COO from June 2000 until her retirement in June 2015. Ms. Tocio joined Bright Horizons in 1992 as Vice President and General Manager of Child Care Operations. Ms. Tocio has more than 30 years of experience managing multi-site service organizations, more than 20 years of which were with the Company. She was previously the Senior Vice President of Operations for Health Stop Medical Management, Inc. Ms. Tocio currently serves as a member of the board of directors of Burlington Stores, Inc. (NYSE: BURL) and as a member of their Compensation Committee and Chair of their Nominating and Governance Committee. She previously served on the board of 1Life Healthcare, Inc. (NASDAQ: ONEM) from September 2021 to February 2023 and the board of Civitas Solutions, Inc. (The MENTOR Network) (NYSE: CIVI) from October 2015 to March 2019.

Current public company directorships (including Bright Horizons): 2

Qualifications: Ms. Tocio’s significant leadership and operational experience, including as former President and Chief Operating Officer of the Company, and her expertise with managing complex and growing organizations as well as other public company board experience render her an invaluable resource as a director.

Vote Required

The Company has a majority voting requirement for the uncontested election of directors, which increases our Board’s accountability to our shareholders. A majority of the votes cast at the Annual Meeting will be required for the election of each of the Class II director nominees. A nominee for director will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. Broker non-votes and abstentions are not considered votes cast for the foregoing purpose, and will have no effect on the outcome of the election of the nominees.

☑	THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE CLASS II NOMINEES AS DIRECTOR.

2024 Proxy Statement	|	7

Biographies of Directors Not Standing for Election

Class III Directors with Terms Expiring in 2025

Lawrence M. Alleva Age: 74 Director since: 2012 Committees: • Audit Committee, Chair • Compensation Committee

Background: Mr. Alleva is a Certified Public Accountant (inactive) and spent his professional career with PricewaterhouseCoopers LLP (“PwC”), including 28 years as a partner, from 1971 until his retirement in 2010. At PwC he served clients ranging from Fortune 500 and multinational companies to rapid-growth companies pursuing initial public offerings. Mr. Alleva also served in a senior national leadership role for PwC’s Ethics and Compliance Group to manage the design and implementation of best practice procedures, internal controls and monitoring activities, including PwC’s response to inspection reports issued by the Public Company Accounting Oversight Board. Mr. Alleva currently serves as a director and Chair of the audit committees of Adaptimmune Therapeutics PLC (Nasdaq: ADAP), Mersana Therapeutics Inc. (Nasdaq: MRSN) and Galera Therapeutics, Inc. (Nasdaq: GRTX) as well as a member of the Galera Compensation Committee and the Mersana Nominating Committee. He previously served in a similar capacity as audit Chair for Tesaro Inc. (Nasdaq: TSRO), Mirna Therapeutics, Inc. (Nasdaq: MIRN) and GlobalLogic, Inc. He served as a trustee of Ithaca College for over 20 years, including in the Vice-Chair role for 10 years.

Current public company directorships (including Bright Horizons): 4

Qualifications: Mr. Alleva brings valuable experience to the Board through his audit assurance and Sarbanes-Oxley Act expertise, and his professional focus on areas such as corporate governance, business strategy, risk, internal controls and financial reporting best practices.

Joshua Bekenstein Age: 65 Director since: 1986 Committees: • Compensation Committee

Background: Mr. Bekenstein has been a Senior Advisor at Bain Capital since January 1, 2023. Previously, he was Managing Director at Bain Capital since 1986. Mr. Bekenstein serves as a director of BRP Inc. (TSX: DOO) and Dollarama Inc. (OTC: DLMAF). He previously served on the boards of The Michaels Companies, Inc. (Nasdaq: MIK) until January 2022, and Canada Goose Holdings Inc. (NYSE: GOOS) until September 2023.

Current public company directorships (including Bright Horizons): 3

Qualifications: Mr. Bekenstein brings to the Board many years of experience both as a senior executive of a large investment firm and as a director of public companies in various business sectors.

8	|	Bright Horizons

David H. Lissy Age: 58 Director since: 2001 Position: • Chair of the Board

Background: Mr. Lissy is the current Chair of the Board. He served as Executive Chairman of the Company from January 2018 through December 2019 and has served as a director of the Company since 2001. Mr. Lissy served as Chief Executive Officer of the Company from January 2002 to January 2018 and previously served as Chief Development Officer from July 1998 until January 2002 and as Executive Vice President from June 2000 to January 2002. Prior to joining Bright Horizons in 1997, Mr. Lissy served as senior vice president/general manager at Aetna U.S. Healthcare in the New England region. Mr. Lissy has served on the board of Redfin Corporation (Nasdaq: RDFN) since 2018 and as Chair since 2020. He also serves on the boards of private companies, BeneLynk, Inc. and Scripta Insights, Inc., and as Chair of the Board of Trustees of Ithaca College.

Current public company directorships (including Bright Horizons): 2

Qualifications: Mr. Lissy’s prior experience, his leadership at many charitable, business services and educational organizations, and his leadership and prior management of the Company provide him with the considerable experience and breadth of management skills to serve as Chair of the Board.

Class I Directors with Terms Expiring in 2026

Stephen H. Kramer Age: 53 Director since: 2018 Position: • Chief Executive Officer and President

Background: Mr. Kramer has served as Chief Executive Officer and a director of the Company since January 2018 and as President of the Company since January 2016. Mr. Kramer served as the Chief Development Officer from January 2014 until January 2016 and as Senior Vice President, Strategic Growth & Global Operations from January 2010 until December 2013. He served as Managing Director, Europe from January 2008 until December 2009. He joined Bright Horizons in September 2006 through the acquisition of College Coach, which he co-founded and led for eight years.

Current public company directorships (including Bright Horizons): 1

Qualifications: Mr. Kramer’s long career with Bright Horizons and his leadership and management of the Company’s day-to-day operations and strategic direction provides the Board with a deeper understanding of the Company’s business processes, strategic plan and operations making him a necessary and vital member of the Board.

2024 Proxy Statement	|	9

Dr. Sara Lawrence-Lightfoot Age: 79 Director since: 1993 Committees: • Nominating and Corporate Governance Committee

Background: Dr. Lawrence-Lightfoot, a MacArthur winning sociologist, is the Emily Hargroves Fisher Research Professor of Education at Harvard University and has been on the faculty since 1972. She retired from teaching in 2019. She is the first African American woman in Harvard’s history to have an endowed chair named in her honor. Dr. Lawrence-Lightfoot served as a director of the John D. and Catherine T. MacArthur Foundation from 1991 to 2007 and as chair from 2001 to 2007. She was deputy Chair of the board of directors of Atlantic Philanthropies, where she served from 2007 to 2021, and previously served as Chair of the Academic Affairs Committee of the board of trustees of Berklee College of Music from September 2007 until March 2012. She was re-elected to the Berklee board of trustees in March 2014 and served until 2022. She served as trustee of the WGBH Educational Foundation from 2001 through 2019. Dr. Lawrence-Lightfoot is an elected Fellow of the American Philosophical Society, the American Academy of Arts and Sciences, the American Academy of Political and Social Sciences, and the National Academy of Education.

Current public company directorships (including Bright Horizons): 1

Qualifications: Dr. Lawrence-Lightfoot’s extensive research and expertise in child development, teacher training, classroom structures and processes, curriculum development, parent/teacher relationships, educational policies and organizational structures and her position in academia provide an invaluable and unique perspective to the Board.

Retirement: Dr. Lawrence-Lightfoot has announced she will retire from the Board effective as of close of business on June 5, 2024.

Cathy E. Minehan Age: 77 Director since: 2016 Committees: • Audit Committee

Background: Ms. Minehan has been the Managing Director of Arlington Advisory Partners LLC, a private company, since 2016. Ms. Minehan retired as Dean of the School of Management of Simmons College in June 2016 having held that position since August 2011. Ms. Minehan retired from the Federal Reserve Bank of Boston in July 2007, after serving 39 years with the Federal Reserve System. From July 1994 until her retirement, she was the President and Chief Executive Officer of the Federal Reserve Bank of Boston and served on the Federal Open Market Committee. She also was the first Vice President and Chief Operating Officer of the Federal Reserve Bank of Boston from July 1991 to July 1994. Ms. Minehan currently serves on the board of directors and as Chair of the audit committee of MITRE, a federally funded research and development corporation. She is also a trustee of the Brookings Institution, an honorary trustee and Chair of the Nominations and Governance Committee of Massachusetts General Hospital’s board of trustees, co-chair of the Institutional Conflict Committee of Partners Healthcare System, co-chair of the Boston Women’s Workforce Council, Chair of the board of the Museum of Fine Arts Boston, president of the National Association of Corporate Directors New England Chapter and Vice-Chair of WGBH. She previously served on the board of directors of Visa, Inc. (NYSE: V) and as a member of its audit committee and the board of directors of MassMutual Life Insurance Company. Ms. Minehan is also a member of the University of Rochester’s board of trustees and is an elected fellow of the American Academy of Arts and Sciences.

Current public company directorships (including Bright Horizons): 1

Qualifications: Ms. Minehan, through her past leadership roles, her financial knowledge and her experience with risk management issues and best practices for audit committees and boards as well as her long-tenure with the Federal Reserve System, lends considerable financial, risk management, policy-making and operational expertise to the Board.

10	|	Bright Horizons

DIRECTOR COMPENSATION

The Company’s director compensation program for non-employee directors, as further described below, is intended to be competitive in attracting and recruiting new Board candidates, as well as retaining current Board members, and to align our directors’ interests with those of our shareholders.

Annual Cash Compensation

Our non-employee directors receive an annual retainer of $50,000 for their service on the Board and receive the following additional annual retainers for their service on Board committees:

Committee	Chair(1)	Member
Audit Committee	$25,000	$10,000
Compensation Committee	$15,000	$7,500
Nominating and Corporate Governance Committee	$10,000	$5,000
Special Committee	$5,000	$5,000

  (1) Committee Chairs do not receive an additional committee member retainer.

If a non-employee director does not serve on the Board or a Board committee for the full year, the Board and any applicable committee retainers and equity grants, as described below, are generally pro-rated.

The current non-employee Chair of the Board, Mr. Lissy, receives a total annual retainer of $225,000 in recognition of the leadership, expertise, and industry experience that he brings to the role as well as his counsel and assistance on various strategic initiatives.

Annual Equity Grant

Each non-employee director receives an annual equity grant of restricted stock units (“Director RSUs”) valued at $100,000 and our Chair receives an annual equity grant of Director RSUs valued at $150,000, with the number of stock units determined by dividing the grant value by the closing price of the Company’s common stock on the NYSE on the date of grant. These Director RSUs are fully vested on the grant date and are settled on the earliest of (1) the director’s termination of service as a member of the Board, (2) the fifth anniversary of the grant date, or (3) a change of control of the Company.

Expense Reimbursements

The Company reimburses Board members for reasonable out-of-pocket expenses incurred in attending Board and Board committee meetings.

Stock Ownership Guidelines

The Board has adopted minimum stock ownership guidelines for non-employee directors. Non-employee directors are expected to own Company shares with a market value equal to five times (5x) the annual Board cash retainer and have five years from the date of their appointment to the Board to achieve this threshold.

As of December 31, 2023, each of our non-employee directors have met or exceeded this stock ownership requirement.

2024 Proxy Statement	|	11

2023 Director Compensation

The following table sets forth information concerning the compensation earned by our non-employee directors during the fiscal year ended December 31, 2023. Compensation for Mr. Kramer in 2023, as Chief Executive Officer, is included in the Summary Compensation Table and the supplemental tables under the heading Executive Compensation included elsewhere in this Proxy Statement. Mr. Kramer did not receive any additional compensation for serving on the Board during 2023.

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Lawrence M. Alleva	87,500	100,000	187,500
Julie Atkinson	55,000	100,000	155,000
Joshua Bekenstein	57,500	100,000	157,500
Jordan Hitch	75,000	100,000	175,000
Dr. Sara Lawrence-Lightfoot	55,000	100,000	155,000
David H. Lissy	230,000	150,000	380,000
Cathy E. Minehan	60,000	100,000	160,000
Laurel J. Richie	75,000	100,000	175,000
Mary Ann Tocio	50,000	100,000	150,000

(1)	Amounts include annual retainer fees as well as fees for service on a special committee during 2023 for Messrs. Alleva, Hitch and Lissy, and Ms. Richie.
(2)

Amounts shown reflect the grant date fair value of Director RSUs granted to our non-employee directors in 2023, based on the value of the awards as determined in accordance with FASB ASC Topic 718. Refer to Note 15 to our audited consolidated financial statements included in our 2023 Annual Report for additional information.

(3)

As of December 31, 2023, Messrs. Alleva, Bekenstein and Hitch, Mses. Atkinson, Minehan and Tocio, and Dr. Lawrence-Lightfoot each held 4,597 Director RSUs; Ms. Richie held 4,795 Director RSUs; and Mr. Lissy held 5,786 Director RSUs. All Director RSUs are fully vested on the grant date and are settled as described above.

12	|	Bright Horizons

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Board Structure

We have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each with the composition and responsibilities described below. Each committee operates under a charter that has been approved by the Board. A copy of each charter can be found under “Governance & Responsibility—Governance Documents” in the Investor Relations section of our website, www.brighthorizons.com. The members of each committee are appointed by the Board and each member serves until his or her successor is elected and qualified, unless he or she is earlier removed or resigns.

The Board is composed of a majority of independent directors, and our standing committees, Audit, Compensation and Nominating and Corporate Governance, are composed entirely of independent directors as defined under applicable rules of the NYSE (the “NYSE Rules”) and the rules of the SEC. For information on our director independence, please see Board Independence elsewhere in this Proxy Statement.

Board Meetings and Executive Sessions

The Board and its committees meet periodically throughout the year to oversee management of the Company’s business and affairs for the benefit of its shareholders. During 2023, the Board held five meetings and acted by written consent once. During 2023, all of our directors attended at least 75% of the total Board and Committee meetings on which he or she served during the periods that he or she served. We encourage, but do not require, our directors to attend annual meetings of shareholders and, in 2023, 80% of our directors attended.

Periodically, throughout the year, both non-management directors and independent directors meet in executive session without members of management present. These meetings allow independent directors to discuss issues of importance to the Company, including the business and affairs of the Company as well as matters concerning management, without any member of management present. Executive sessions of independent directors are presided over by Mr. Hitch, an independent director.

Committees and Committee Composition

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. From time to time, special committees may be established under the direction of the Board when necessary to address specific matters. The Board has delegated various responsibilities and authorities to these committees, as described below and in the committee charters. The committees periodically report on their activities and actions to the Board.

The table below provides information about the current membership of our standing committees:

				Current Committee Membership

Director	Class	Current Term	Independent	Audit	Compensation	Nominating and Corporate Governance
Lawrence M. Alleva	III	2025	☑		☑
Julie Atkinson	II	2024	☑			☑
Joshua Bekenstein	III	2025	☑		☑
Jordan Hitch	II	2024	☑			☑
Stephen H. Kramer	I	2026	—
Dr. Sara Lawrence-Lightfoot	I	2026	☑			☑
David H. Lissy	III	2025	☑
Cathy E. Minehan	I	2026	☑	☑
Laurel J. Richie	II	2024	☑	☑
Mary Ann Tocio	II	2024	☑
Number of meetings during 2023				10	3	5
Action by written consent during 2023				—	2	—

= Chair

Audit Committee
Members: Lawrence M. Alleva, Chair | Cathy E. Minehan | Laurel J. Richie
Audit Committee Financial Experts: Lawrence M. Alleva | Cathy E. Minehan

2024 Proxy Statement	|	13

The Audit Committee’s purpose, roles and responsibilities are set forth in a written Audit Committee charter adopted by the Board, which can be found in the Investor Relations section of our website at www.brighthorizons.com under “Governance & Responsibility—Governance Documents.” The Audit Committee’s purpose is to assist the Board in its oversight of (1) the integrity of the consolidated financial statements of the Company, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s internal audit function and independent auditor, (5) the Company’s internal control over financial reporting, (6) the Company’s development and implementation of policies and procedures governing enterprise risk assessment and management, and (7) compliance with ethical standards adopted by the Company. The Audit Committee’s primary duties and responsibilities are to:

•

Appoint, evaluate, oversee, retain, compensate, terminate and change the registered public accounting firm for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us. The registered public accounting firm reports directly to the Audit Committee.

•	Pre-approve all auditing services, internal control-related services and permissible non-audit services to be performed for us by our independent auditor.

•

Review and discuss with management and the independent auditor the annual audited and quarterly unaudited financial statements, including reviewing specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Review and discuss reports from the independent auditor with regard to critical accounting policies and practices used in such financial statements.

•	Review and discuss the critical audit matters.

•	Review and approve related person transactions.

•

Review and discuss with management, internal auditors and the independent auditor any material issues regarding accounting principles and financial statement presentations made in connection with the preparation of our financial statements, including any significant changes in our selection or application of accounting principles.

•

Review and discuss with management, internal auditors and the independent auditor the adequacy of our internal controls and any special steps or remedial measures adopted in light of any identified material weaknesses or significant deficiencies.

•

Overview, review and discuss with management and the Board the Company’s enterprise-wide risk assessment and risk management and periodically discuss with management the Company’s major financial and accounting risks.

•

Review and discuss with management the results of risk assessments with respect to cybersecurity and data protection and the implementation of the Company’s policies, procedures, processes and controls for management of such risks.

•	Receive regular reports, or more often as necessary, from the Company on cybersecurity incidents and threats and privacy and data security risk exposure.

The Board has determined that all of the members are independent directors pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NYSE Rules. All of our members are financially literate and Mr. Alleva and Ms. Minehan are also each considered an “audit committee financial expert” within the meaning of the applicable rules of the SEC. The Audit Committee’s Report is included on page 59 of this Proxy Statement.

Compensation Committee
Members: Jordan Hitch, Chair | Lawrence M. Alleva | Joshua Bekenstein

The Compensation Committee’s purpose, roles and responsibilities are set forth in a written Compensation Committee charter adopted by the Board, which can be found in the Investor Relations section of our website at www.brighthorizons.com under “Governance & Responsibility—Governance Documents.” The Compensation Committee’s primary duties and responsibilities are to:

•

Assist the Board in fulfilling its responsibilities relating to oversight of the compensation of our directors, executive officers and other employees and the administration of our benefits and equity-based compensation programs.

•	Approve the compensation plans, policies and programs and approve specific compensation levels for our executive officers.

•	Review and recommend the compensation structure for directors.

•	Assist the Board in developing and evaluating potential candidates for executive positions (including the Chief Executive Officer) and oversee the development of executive succession plans.

14	|	Bright Horizons

•	Make recommendations regarding employee incentive compensation plans and equity-based plans.

•	Review risks related to executive compensation and the design of compensation plans.

•	Oversee compliance with shareholder approval of executive compensation matters, including advisory votes.

The Board has determined that all of the members are independent directors pursuant to NYSE Rules. Pursuant to its charter and the Company’s 2012 Omnibus Long-Term Incentive Plan, as Amended and Restated (the “Equity Plan”), the Compensation Committee has the authority to delegate to one or more Board members or subcommittees any of its duties and responsibilities, and to delegate to officers, the power to grant awards, when appropriate. The Compensation Committee, in its role as administrator under the Equity Plan, approved the delegation of authority to Mr. Kramer, a Board member and the Company’s Chief Executive Officer, to grant equity awards, among other actions, under the Equity Plan within certain specified parameters.

Nominating and Corporate Governance Committee
Members: Laurel J. Richie, Chair | Julie Atkinson | Jordan Hitch | Dr. Sara Lawrence-Lightfoot

The Nominating and Corporate Governance Committee’s purpose, roles and responsibilities are set forth in a written charter adopted by the Board, which can be found in the Investor Relations section of our website at www.brighthorizons.com under “Governance & Responsibility—Governance Documents.” The Nominating and Corporate Governance Committee’s primary duties and responsibilities are to:

•	Identify individuals qualified to become members of the Board.

•	Recommend to the Board director nominees for the next shareholders’ meeting.

•	Recommend to the Board committee composition.

•	Review the Company’s Corporate Governance Guidelines.

•	Oversee director orientation and continuing education.

•	Review proposals submitted by shareholders.

•	Provide oversight, monitor and review the Company’s Environmental, Social & Governance (“ESG”) strategy, initiatives and policies, including receiving periodic reports regarding ESG efforts.

•	Assist the Board in oversight of the Company’s human capital management policies, strategies and initiatives, including Diversity, Equity and Inclusion (“DE&I”).

•	Oversee the Board’s annual self-assessment.

The Board has determined that all of the members are independent directors pursuant to NYSE Rules.

Board Leadership and Presiding Director

The positions of our Chair of the Board and Chief Executive Officer are currently separate roles. Mr. Lissy serves as the independent Chair of the Board and Mr. Kramer serves as a Class I director and our Chief Executive Officer. While the Board has no set policy with respect to the separation of the offices of Chair and Chief Executive Officer and may review these offices from time to time, the Board has a long-standing practice of separating the offices of the Chair and the Chief Executive Officer. The Board has reviewed its leadership structure and has determined that it is in the best interests of the Company and its shareholders to continue to separate the roles of Chair and Chief Executive Officer. This structure permits Mr. Kramer to devote his attention to leading Bright Horizons and focusing on the Company’s strategic direction and day-to-day leadership and performance of our business and operations, while Mr. Lissy has wide-ranging, in-depth knowledge of our business arising from his many years of service to Bright Horizons and, as a result, provides effective leadership and stewardship for the Board.

Executive sessions of independent directors are presided over by Mr. Hitch, an independent director.

Succession Planning

The Board has the primary responsibility for succession planning for the Chief Executive Officer and oversight of other executive officer positions while the Compensation Committee oversees the development of such succession plans. These reviews include consideration and assessment of the most promising leadership talent throughout the Company and roles in which external candidates may need to be considered.

Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention risks that are material to Bright Horizons. The Board has oversight responsibility for the systems established to report and monitor the most significant risks applicable to Bright Horizons. The Board administers its risk oversight role directly and through its committee structure, the committees’ periodic reports to the Board and periodic reports from management.

2024 Proxy Statement	|	15

Overview of Board Risk Oversight

Below is the risk oversight structure highlighting key areas of focus.

Board Oversight

•  Oversees strategic, financial and execution risks and exposures associated with our annual and long-term plan.

•  Reviews material risks to the operations, plans, prospects, strategy or reputation.

•  Annually reviews the Enterprise Risk Management (“ERM”) Program and receives regular updates on risk exposures.

•  Regular oversight of DE&I and Human Capital Management strategy and initiatives.

•  Monitor risks related to center operations, labor challenges, return-to-work trends, business growth and strategy, business continuity and financial planning.

•  Regular reporting from management on business strategy, short- and long-term planning, operations and growth execution across all business lines, financial performance, legal, risk and compliance matters.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

•  Review internal audit risk assessment and risks associated with financial and accounting matters, financial reporting, accounting, disclosure & internal controls.

•  Oversee ethics & compliance programs, ethics hotline & related person transactions.

•  Review legal & regulatory compliance.

•  Oversee Enterprise Risk Management Program and the policies and controls to manage risks.

•  Oversee cybersecurity, data protection, data privacy & business continuity.

•  Evaluate risks related to executive compensation and the design of compensation programs, plans and arrangements.

•  Assist in oversight of the development of executive and leadership succession planning.

•  Evaluate compensation-related risks resulting from short-term and long-term uncertainties.

•  Oversee Board refreshment and assignment of directors to committees for risk oversight and other areas of responsibilities.

•  Monitor and review ESG strategy, initiatives, regulatory compliance and policies.

•  Assist in oversight of the Human Capital Management strategies, initiatives and policies, including considerations around DE&I.

Periodic Reports From:	Periodic Reports From:	Periodic Reports From:

•  CEO

•  CFO

•  Chief Accounting Officer

•  Tax

•  Controller

•  Internal Audit

•  General Counsel (including Corporate Governance)

•  Compliance & Ethics

•  IT, Privacy & Information Security

•  Independent Auditor

	• CEO • CFO • General Counsel (including Corporate Governance) • Human Resources • External Legal Counsel • External Compensation Consultant	• CEO • General Counsel (including Corporate Governance) • Compliance & Ethics • ESG Working Group • Members of Inclusion Steering Committee • External Legal Counsel

Risk Management Support Functions Include:
• Enterprise Risk Management Program & Framework • Internal Audit • Business Risk and Controls • General Counsel (including Corporate Governance)	• Operations Team • Incident Management • Global Health & Safety Function • Chief Information Officer • Chief Information Security Officer • Global Privacy Officer	• ESG Working Group • Human Resources • Inclusion Steering Committee • Governance, Risk & Compliance Committee • Support from External Legal Counsel & Other Advisors

16	|	Bright Horizons

Cybersecurity Risk Oversight

Management of cybersecurity risk remains an important area of focus for our Company. At the management level, our information technology (“IT”) department, which maintains our cybersecurity function, is led by our SVP, Chief Information Officer (“CIO”) and our VP, Chief Information Security Officer (“CISO”) reports directly to the CIO, and is responsible for managing our cybersecurity risks and oversees our Information Security Office. Our IT department and Information Security Office, supported by our Global Privacy Office, regularly evaluate cybersecurity risks. Cybersecurity risks are considered within our ERM framework and our annual ERM program is reviewed and overseen by the Audit Committee and is presented to the Board annually. We maintain an internal Privacy and Security Steering Committee, co-chaired by our CISO and Global Privacy Officer which is tasked with review of, and oversight over, our privacy and data security programs, policies and strategy. Our Governance, Risk and Compliance Committee provides additional support for enterprise risk management assessment and governance by monitoring our ERM program, and engaging with compliance functions across the organization to identify gaps, support corrective action plans and promote best practices.

At the Board level, our Board administers its risk oversight role directly and through its committee structure. While our Board has ultimate responsibility for overseeing our cyber risk, our Audit Committee oversees risks related to cybersecurity threats, data protection, data privacy and business continuity. Our Audit Committee regularly discusses and, at least annually, reviews with management, including our CIO, CISO, Global Privacy Officer, our cyber, information security, and data privacy risks and programs. Our management team also provides updates to the Board as needed. For instance, during the December 2022 cybersecurity incident, our Board and Audit Committee were regularly updated, and our Audit Committee provided oversight and feedback with respect to management’s investigation of, and response thereto, including internal and third-party investigations, public or governmental disclosures and our remediation efforts.

Please refer to Item 1C. Cybersecurity in Part I of our 2023 Annual Report for additional information regarding cybersecurity matters.

Communications with Directors

Shareholders and other interested parties may communicate directly with the Board, the non-employee directors or the independent directors as a group, or specified individual directors, such as the presiding director, by writing to such individual or group c/o Corporate Secretary, Bright Horizons Family Solutions Inc., 2 Wells Avenue, Newton, Massachusetts 02459. The Secretary will forward such communications to the relevant group or individual at or prior to the next meeting of the Board, excluding those items that are not directly related to Board duties and responsibilities, such as advertisements, solicitations, surveys, junk mail and mass mailings.

2024 Proxy Statement	|	17

CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE

Corporate Governance Highlights

Bright Horizons demands integrity and is committed to upholding high ethical standards. We believe that our strong corporate governance practices support this goal and provide a framework within which the Board and management can pursue the strategic objectives of the Company and ensure long-term growth for the benefit of our shareholders. The Nominating and Corporate Governance Committee regularly reviews developments in, and matters related to, corporate governance. Highlights of our corporate governance practices, as of the date of this Proxy Statement, are listed below and discussed elsewhere in this Proxy Statement.

Key Corporate Governance Practices:

✓	Proposal to Declassify the Board:	• Proposal 4 recommends to our shareholders that they approve an amendment to our Certificate of Incorporation to declassify our Board.

✓	Ongoing Board Refreshment:

•   We are committed to Board refreshment and continuously seek to balance continuity and fresh perspectives.

•   Since 2016, we have added three independent, women directors—Ms. Minehan in 2016, Ms. Atkinson in 2017 and Ms. Richie in 2019.

✓	Ongoing Commitment to Diversity, Equity & Inclusion:

•   50% of our Board members are women.

•   20% of our Board members are non-white.

•   “Execution of DE&I Initiatives” included as an individual goal for the Company’s annual cash bonus program.

•   Corporate Governance Guidelines provide that our Nominating and Corporate Governance Committee, and any search firm engaged, include women and racially and ethnically diverse candidates in the pool from which candidates are selected.

•   The Board provides oversight and guidance with respect to our policies and practices related to human capital management and regularly receives reports on our DE&I initiatives as well as employee engagement and retention.

✓	Off-Season Shareholder Engagement:

•   We conduct off-season shareholder engagement to elicit direct feedback and gain insight from our shareholders on corporate governance, corporate responsibility and executive compensation, as further described below under the heading Shareholder Engagement.

✓	Independent Board:	• All directors, other than our Chief Executive Officer, are independent under NYSE Rules and all committees are comprised solely of independent directors.

✓	Peer Reviews and Individual Director Self-Assessments:	• The Board conducts a peer review and individual assessment of each director annually to enhance director development and Board/committee leadership planning.

✓	Robust Self-Evaluation Process:	• The Board and each committee conduct annual self-assessments.

✓	Strong Stock Ownership Guidelines:	• We have stock ownership requirements for non-employee directors (5x annual cash retainer), our Chief Executive Officer (5x annual salary) and our other named executive officers (3x annual salary).

✓	No Hedging and Pledging Policy:

•   All directors, executive officers and employees are subject to the anti-pledging and anti-hedging provisions under our Amended and Restated Insider Trading Policy, which includes a prohibition on pledging by directors, officers and employees.

✓	Majority Voting:	• Our Bylaws provide for a majority voting standard in uncontested elections of directors.

✓	No Overboarding:

•   All directors, including the Chief Executive Officer, are subject to limits on other public company board service—our Chief Executive Officer should not serve on more than two public company boards and directors should not serve on more than four public company boards, in each case, including our Board.

✓	Independent Executive Sessions:	• Board and committees hold regular executive sessions of non-employee directors all of whom are independent under NYSE Rules.

18	|	Bright Horizons

Key Corporate Governance Practices:

✓	Independent Presiding Director:	• Executive sessions of independent, non-employee directors are led by an independent Presiding Director who is not the Chair.

✓	Separate independent Chair and Chief Executive Officer:	• Our separate independent Chair and Chief Executive Officer leadership structure aims to maintain segregation between Board oversight and management operating decisions.

✓	Dedicated Succession Planning:	• The Board actively monitors our management succession and development plans.

✓	Compensation Best Practices:

•   We have caps on incentive cash bonuses tied to corporate performance, limits on annual director equity awards and cash fees and minimum vesting requirements.

•   Equity awards are tied to performance-based measures.

•   Please see page 33 of this Proxy Statement for more information on our other compensation practices.

✓	Clawback Policy:

•   We maintain a clawback policy providing for the mandatory recoupment of erroneously awarded incentive-based compensation received by current and former executive officers in the event of an accounting restatement.

✓	Risk Oversight:

•   Audit Committee approval is required for related person transactions and our Audit Committee oversees our Enterprise Risk Management program and cybersecurity risk with regular reports and review by the full Board.

✓	Director Education:	• We have a Board orientation and continuing education program that is available to all directors.

✓	No Poison Pill:	• We do not have a shareholder rights plan in place.

Shareholder Engagement

Our Board and management team greatly value the opinions and feedback of our shareholders and are committed to engaging with, and listening to, our shareholders. We periodically undertake off-season shareholder engagement focusing on a range of topics. Our outreach is in addition to the ongoing dialogue among our shareholders and our Chief Executive Officer, Chief Financial Officer and Investor Relations team regarding our financial and operational performance. In response to our outreach, feedback has been positive with investors expressing appreciation for the opportunity for direct dialogue and engagement.

When meeting with shareholders, participants from Bright Horizons vary per call and may include the Chief Financial Officer, members of Investor Relations and Legal, and for certain calls, the Chief Executive Officer or an independent Board member.

This off-season we contacted shareholders representing over 60% of shares owned and had telephonic meetings with the shareholders who requested meetings. We also conducted calls with shareholders who contacted management to discuss topics ranging from executive compensation to Board governance.

2024 Proxy Statement	|	19

Engagement Topics Raised	Areas of Focus for 2023 and 2024

• Board composition, tenure and succession planning. • Classified Board. • Executive compensation. • Gender and benefits equity. • ESG initiatives and reporting.

•   Adopted new Long-Term Equity Incentive Program and added performance-based equity awards (see Compensation Discussion and Analysis for further information).

•   Seeking to amend the Company’s Certificate of Incorporation to declassify the Board (as further described in Proposal 4).

Shareholder feedback is presented to, and reviewed by, the Nominating and Corporate Governance Committee, Compensation Committee or full Board, as applicable.

Board Refreshment, Diversity and Expertise

The Board of Directors and the Nominating and Corporate Governance Committee are committed to ensuring our Board represents a balance of longer-tenured members with in-depth knowledge of our business and newer members who bring valuable additional attributes, skills and experience. In addition to ensuring the Board reflects an appropriate mix of experiences, qualifications, attributes and skills, the Nominating and Corporate Governance Committee focuses on director succession and tenure and regularly reviews director skill sets.

Board Refreshment, Composition and Size

Under the leadership of the Nominating and Corporate Governance Committee, the Board has been notably refreshed since 2016 by adding four new directors, including three independent directors—all of whom are women—and rotating five directors off the Board lending fresh perspectives and resulting in increased gender and racial diversity and broadened backgrounds and skill sets. These directors have brought a mix of experience in digital strategy, marketing, communications, innovation, strategic and operational leadership, industry experience, financial expertise and risk management:

Board Refreshment Since 2016		Current Board Size
Directors Added	Directors Retired
• Cathy E. Minehan in 2016 • Julie Atkinson in 2017 • Stephen H. Kramer in 2018 • Laurel J. Richie in 2019	• One director in 2017 • One director in 2019 • Three founders in 2021 • One director announced retirement in 2024

On March 28, 2024, Dr. Sara Lawrence-Lightfoot announced she would be retiring from the Board as of close of business on June 5, 2024 after more than thirty years of service. Following her retirement, the Board is expected to reduce its size to 9 members, Board gender diversity will be 44% and Board racial diversity will be 11%.

Board Diversity

The Board believes that diversity is important to the effectiveness of the Board’s oversight of Bright Horizons. Our goal is to have a Board that represents diversity as to experience, gender and ethnicity/race and is committed to a diversified membership, in terms of both the individuals involved as well as their various experiences and areas of expertise. Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee include, and has any search firm that it engages include, women and racially and ethnically diverse candidates in the pool from which director candidates are selected. The Board and the Nominating and Corporate Governance Committee together provide oversight of all DE&I initiatives.

20	|	Bright Horizons

All of our Board members elected to self-identify and consented to the public disclosure of their race, ethnicity or gender below. As of the date of this Proxy Statement, fifty percent (50%) of our Board members are women and twenty percent (20%) are non-white. The Board seeks broad diversity representation and the right mix of directors with institutional knowledge, fresh perspectives and differentiated backgrounds.

We provide the below enhanced disclosure regarding the diversity of our Board:

Diversity Demographics	Alleva	Atkinson	Bekenstein	Hitch	Kramer	Lawrence- Lightfoot	Lissy	Minehan	Richie	Tocio

Gender

Female		●				●		●	●	●

Male	●		●	●	●		●

Non-Binary

Race / Ethnicity

African American or Black						●			●

Alaska Native or Native American

Asian

Hispanic or Latino

Native Hawaiian or Other Pacific Islander

White	●	●	●	●	●		●	●		●

Two or More Races

Board Expertise

We seek a Board that reflects a range of talents, ages, skills and expertise—particularly in the areas of finance and accounting, management, domestic and international markets, leadership, corporate governance and the child care, education and related industries in which we operate—sufficient to provide sound and prudent guidance with respect to our operations and interests. The Nominating and Corporate Governance Committee regularly reviews the skills, experience, and backgrounds that it believes are desirable to be represented on the Board. The following depicts certain areas of focus of the Board members’ varied skills, experience, and backgrounds:

2024 Proxy Statement	|	21

Board Independence

Our Corporate Governance Guidelines provide that the Board shall consist of such number of directors who are independent as is required and determined in accordance with applicable laws and regulations and requirements of the NYSE. The Board evaluates relationships of each director and nominee with Bright Horizons and makes an affirmative determination whether or not such director or nominee is independent. Under our Corporate Governance Guidelines, an “independent” director is one who meets the qualification requirements for being an independent director under applicable laws and the listing standards of the NYSE. The Board reviews relationships and transactions between each non-employee director and nominee or any member of his or her immediate family and Bright Horizons. The purpose of this review is to determine whether there are any such relationships or transactions and, if so, whether they are inconsistent with a determination that the director or nominee was independent.

As a result of this review, the Board has affirmatively determined that all directors, with the exception of Mr. Kramer, our Chief Executive Officer, are independent under the governance and listing standards of the NYSE.

Board Independence

Board and Committee Annual Performance Reviews, Peer Reviews and Self-Assessments

Our Corporate Governance Guidelines provide that the Board is responsible for annually conducting a self-evaluation of the Board as a whole. In addition, the written charters of each of the Audit, Compensation and Nominating and Corporate Governance Committees provide that each committee shall evaluate its performance on an annual basis. During 2023, the Board and each committee conducted a self-evaluation pursuant to these requirements. Each committee and the full Board continuously review progress with respect to any identified areas for improvement.

The Board conducts an individual director assessment and peer review annually to enhance director development, accountability and leadership planning. The Board views this annual individual self-assessment and peer review as an integral part of its commitment to continuous improvement and achieving high levels of Board and committee performance.

Below is a synopsis of the individual director self-assessment and peer review process:

Director Nominations

Criteria and Process of Identifying and Evaluating Candidates for Consideration as a Director Nominee

The Nominating and Corporate Governance Committee is responsible for recommending candidates to stand for election to the Board at the Company’s annual meeting of shareholders and for recommending candidates to fill vacancies on the Board that may occur between annual meetings. The Nominating and Corporate Governance Committee receives suggestions for new directors from a number of sources, including other Board members and our Chief Executive Officer. It also may, in its discretion, employ a third-party search firm to assist in identifying candidates for director. Our Corporate Governance Guidelines provide that the Board shall review the appropriate skills and characteristics required of Board members in the context of its current make-up. It is the policy of the Board that directors should possess the highest personal and professional ethics, integrity and values. Board

22	|	Bright Horizons

members are expected to become and remain informed about the Company, its business and its industry and rigorously prepare for, attend and participate in all Board and applicable committee meetings.

The Nominating and Corporate Governance Committee evaluates each individual in the context of the skills, character, diversity and expertise of the Board as a whole, with the objective of recommending a group that can best continue the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. The Board seeks the best director candidates based on the skills and characteristics required without regard to race, color, national origin, religion, disability, marital status, age, sexual orientation, gender, gender identity and expression, or any other basis protected by federal, state or local law. Our Corporate Governance Guidelines provide that our Board seeks to represent diversity as to experience, gender and ethnicity/race as well as be committed to a diversified membership, in terms of both the individuals involved as well as their various experiences and areas of expertise. Our Corporate Governance Guidelines also provide that the Nominating and Corporate Governance Committee include, and has any search firm that it engages include, women and racially and ethnically diverse candidates in the pool from which director candidates are selected.

The Nominating and Corporate Governance Committee considers, in light of our business, each director nominee’s experience, qualifications, attributes and skills that are identified in the biographical information contained under Proposal 1—Election of Directors.

Procedures for Recommendation of Director Nominees by Shareholders

The Nominating and Corporate Governance Committee considers properly submitted recommendations for candidates to the Board from shareholders in accordance with our Bylaws. Any shareholder may submit in writing a candidate for consideration for each shareholder meeting at which directors are to be elected by no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the prior year’s annual meeting. Any shareholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, and the information required by Section 1.2 of our Bylaws. Recommendations should be sent to c/o Corporate Secretary, Bright Horizons Family Solutions Inc., 2 Wells Avenue, Newton, MA 02459. The Nominating and Corporate Governance Committee evaluates candidates for the position of director recommended by shareholders or others in the same manner as candidates from other sources. The Nominating and Corporate Governance Committee will determine whether to interview any candidates and may seek additional information about candidates from third-party sources.

Majority Voting

Our Bylaws include a majority voting requirement for the election of directors at uncontested meetings of shareholders to increase our Board’s accountability to our shareholders. Under the Company’s majority voting standard, a nominee for director in an uncontested election will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (disregarding abstentions and broker non-votes). Directors are elected by plurality vote in a contested election of directors (as defined in our Bylaws).

Our Bylaws provide that, to the extent that an irrevocable resignation has not been previously received by the Board from an incumbent director, in an uncontested election, such director will promptly tender his or her resignation to the Board upon failure to receive at least the majority of votes cast with respect to his or her election. Based on a recommendation by the Nominating and Corporate Governance Committee, the Board shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose its decision regarding the resignation and the rationale behind the decision, within 90 days following certification of the election results. The Nominating and Corporate Governance Committee, in making its recommendation, and the Board, in making its decision, each may consider any factors and other information that they consider appropriate and relevant. If the Board does not accept the resignation, the incumbent director will continue to serve until the next annual meeting and until his or her successor is duly elected, or earlier resignation or removal.

Policies Relating to Directors and Limits on Board Service

It is our policy that directors, who are also employees of the Company (other than Chief Executive Officer) shall offer their resignation from the Board at the same time they retire from employment with the Company. In addition, it is our policy that directors who retire or otherwise change from the principal occupation or background association they held when they were originally invited to the Board should provide notice to the Board and offer to resign. The Board does not believe that such directors should necessarily leave the Board, but it is our policy that there should be an opportunity for the Board to review the continued appropriateness of such director’s membership under these circumstances.

2024 Proxy Statement	|	23

We believe that no director should serve on more than four boards of public companies (including our Board) and that our Chief Executive Officer should serve on no more than two boards of public companies (including our Board). All directors currently comply with these requirements.

Current Limits on Board Service
Directors	No more than 4	☑

Chief Executive Officer	No more than 2	☑

Pursuant to our Audit Committee charter and NYSE Rules, members may serve on no more than three separate public company audit committees simultaneously without prior review and determination by the Board that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee. Mr. Alleva, a retired partner at PwC, currently serves on the audit committees of four public companies (including Bright Horizons). The Board, after due consideration of the facts and in light of Mr. Alleva’s dedication to, and stewardship of, the Company’s Audit Committee, has determined that Mr. Alleva’s service on the audit committees of four public companies would not impair his ability to effectively serve on the Company’s Audit Committee.

Director Education

Our director orientation and continuing education program consists of visits to Bright Horizons centers, background material on the Company, education regarding our Code of Business Conduct and Ethics and other policies and practices relevant to our business and operations, and meetings with, and presentations by, senior management. In addition, we provide updates on relevant topics of interest to the Board. We also encourage directors to attend director education programs sponsored by various educational institutions and all Board members are eligible to receive a National Association of Corporate Directors membership.

Code of Business Conduct and Ethics

Bright Horizons demands integrity and is committed to upholding high ethical standards. We have a written Code of Business Conduct and Ethics Applicable to all Directors, Officers and Employees and a written Code of Ethics for Senior Managers and Financial Management Team, which are designed to ensure that our business is conducted with integrity. These codes cover, among other things, professional conduct, conflicts of interest, accurate recordkeeping and reporting, public communications and the protection of confidential information, as well as adherence to laws and regulations applicable to the conduct of our business. Copies of these codes can be found under “Governance & Responsibility—Governance Documents” in the Investor Relations section of our website, www.brighthorizons.com.

We intend to disclose any future amendments to, or waivers from, these codes of ethics for Bright Horizons executive officers within four business days of the waiver or amendment through a website posting or by filing a Current Report on Form 8-K with the SEC.

Online Availability of Information and Governance Documents

The current versions of our Corporate Governance Guidelines, Code of Business Conduct and Ethics Applicable to all Directors, Officers and Employees, Code of Ethics for Senior Managers and Financial Management Team and charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available under “Governance & Responsibility—Governance Documents” in the Investor Relations section of our website, www.brighthorizons.com. These materials are also available in print free of charge to shareholders upon written request to c/o Corporate Secretary, Bright Horizons Family Solutions Inc., 2 Wells Avenue, Newton, Massachusetts 02459.

24	|	Bright Horizons

CORPORATE RESPONSIBILITY AND ESG

We know that education and care can change lives, and for over 35 years Bright Horizons has been changing the way families live and work. Back in 1986, we saw that access to high-quality child care and early education was an obstacle for working parents. Partnering with employers to provide on-site child care centers became just one way we responded to help whole organizations work more effectively.

Today we are a leading provider of high-quality early education and child care, family care solutions, and workforce education services that are designed to help working families and client employees thrive personally and professionally—services and tools used by more than 1,450 of the world’s top employers and by hundreds of thousands of working parents and learners.

To achieve our mission and deliver results, we put our HEART into everything we do. Our HEART Principles—HONESTY, EXCELLENCE, ACCOUNTABILITY, RESPECT, and TEAMWORK—are the underlying tenets of our culture and are guided by the core belief that our people are the foundation to building and sustaining an organization that makes a significant impact in the lives of the children, families and adult learners we serve. Our corporate and social responsibility and philanthropic efforts are aligned with our mission and values, supporting initiatives that combine our knowledge, experience and compassion—both as an organization and as individuals. These efforts and principles are embedded throughout our operations, and our unique business model affords us the opportunity to not only build a sustainable long-term organization, but to also have a significant impact on the children, families and adult learners we work with and in the communities where we live.

Social Sustainability

Bright Horizons strives to be a positive influence in our communities by living up to the highest ethical standards, pursuing socially-minded business practices, providing rewarding career opportunities, delivering high-quality care and early education, and giving back to our communities.

Through our child care services, we provide foundational early childhood education and development to hundreds of thousands of young children each year, positively impacting the next generation while simultaneously enabling working parents to thrive and grow in their own professional careers and lives. We further enable thousands of college aspirants and adult learners to meet their education and career goals, thereby improving the quality of the workplace, the workforce and, we believe, society at large.

During 2023, together, we:

•

Supported the communities in which we work and live by continuing to proudly stand with our many employees who give their time to non-profit organizations, awarding grants to their chosen charities in recognition of their volunteer work in their communities.

•

Continued to work alongside our employees to support the Bright Horizons Foundation for Children® and its important mission to bring Bright Spaces® to children and families in homeless shelters and similar agencies helping at risk children and families by supporting our employees with Brightening Lives activity grants and Field and Home Team fundraising events resulting in the opening and/or refurbishment of 30 Bright Spaces® in the U.S. and U.K.

Environmental Sustainability

As educators of the next generation, we understand the importance of working to build a more just and sustainable world. We seek to conduct business in an environmentally sustainable manner and to be a responsible corporate citizen. We aim to integrate sustainable policies and practices into our operations and encourage our

2024 Proxy Statement	|	25

employees to be conscious of our overall environmental footprint. We look to help reduce or minimize our environmental impact and work towards a greener and more sustainable future.

Key highlights of recent environmental practices and initiatives include:

•	Completed our first Scope 1, Scope 2 and Scope 3 greenhouse gas emissions assessment for fiscal year 2022.

•

Launched a pilot program with Kimberly-Clark’s U.S. Huggies® Brand at select centers in Massachusetts to offset the environmental impact of used diapers and wipes going into landfills by turning the waste into electricity, heat or fuel through a process known as Waste-to-Energy.

•	Established a new direct delivery service in the U.K. for commercial waste collection, including mixed recycling, to divert waste from landfill and increase recycling.

•	Continued our ongoing program to replace fluorescent and incandescent lights with LED lighting in certain U.S. centers and U.K. nurseries to increase our energy efficiency.

•

Rolled-out an Environmental Sustainability Purchasing Policy in the U.S. and U.K. to reduce the environmental impact of purchasing and procurement decisions with the aim to integrate environmental stewardship, social equity and fiscal responsibility. We seek to work with environmentally conscious and committed suppliers and encourage our team to integrate sustainable vendors and practices when selecting the best supplier to meet our business needs.

Employee Sustainability and Development

Our business is about people serving people, and our success depends on attracting, developing and retaining talented and highly qualified employees. We are continually investing in resources and creating programs to drive diversity, equity and inclusion, to provide fair and competitive pay and benefits to support our employees’ well-being, and to foster personal growth and career development opportunities. We endeavor to create an environment that rewards performance, enhances our culture and employee experience, respects all employees and retains and engages our talent.

A few notable programs and initiatives are summarized below:

•

Horizons Teacher Degree Program. A key program offering for Bright Horizons is our Horizons Teacher Degree Program, which embodies our culture and mission—that career development is a great way to both support our people and reach our Company’s talent goals. The program, which is a first-of-its-kind offering in the early education field, removes financial obstacles for employees pursing a degree, including those posed by traditional tuition reimbursement programs, by allowing full-time employees to earn an associate and bachelor’s degree in early childhood education at no-cost. Participants do not have to pay for any expenses out-of-pocket, including tuition, fees and books. Since its inception in 2018, more than 2,500 teachers have enrolled and more than 750 teachers have graduated with degrees.

•

Our Benefits and Total Rewards. More than 1,450 top employers trust us for proven solutions that support employees, advance careers, and maximize performance, and we offer our own employees the solutions and services we offer to our clients. From on-site child care to back-up care to help handle disruptions in child care gaps, and education programs that build critical skills, we believe our service offerings help our employees achieve more. We also offer a comprehensive total rewards program aimed at varying health, home-life and financial needs. Our total rewards package, which is tailored by geography, includes:

•	Competitive pay and healthcare benefits.

•	401(k) retirement plans with matching contributions.

•	Paid time off.

•	Wellness initiatives with benefits relating to nutrition, stress management and financial well-being, mental health, work-life balance and an Employee Assistance Program.

•	Child care tuition subsidies.

•	Tuition assistance programs, including the Horizons Teacher Degree Program.

•	Access to back-up care, EdAssist, College Coach and Sittercity.

•	Paid Parental Bonding Leave.

We believe our total rewards package for teachers and center staff is robust and differentiates our teacher recruitment and retention efforts in the child care industry.

•

Talent Acquisition and Retention Initiatives. We believe we are the company that other companies look towards to provide critical workforce solutions and benefits to enable their employees to excel both personally and professionally. In 2023, we continued our talent acquisition campaign to recruit teachers and

26	|	Bright Horizons

staff and have enhanced the candidate and new hire experience through ongoing initiatives such as our 100 Days of Heart onboarding program and streamlining our hiring process through an optimized candidate scheduling experience. We continue to invest in our recruitment strategy by launching an alumni recruitment portal and establishing a dedicated campus recruitment team focused on attracting both high school graduates and college-degreed early childhood candidates. As part of our continued commitment to support the well-being of our Bright Horizons team, and to help address the challenges in recruiting and retaining top talent, we continue to make investments with respect to eligible employees in certain markets to further strengthen our position as an employer of choice. This includes expanding benefits such as Paid Parental Bonding Leave and increasing pay through targeted off-cycle market adjustments for teachers and staff.

•

Professional Development. We invest in our employees’ career growth. Employee training and development opportunities are critical to our success as we believe they drive our employees’ growth, help develop leaders within our organization and support our delivery of quality services to our clients and the families and learners we serve. We provide a robust, ongoing employee training and career development program through our online training portal. Our blended learning approach means employees have a selection of different learning methods available to them, including live interactive online webinars, face-to-face training for a variety of topics in multiple venues, eLearning modules, and videos. We employ targeted development programs focused on critical talent segments to create a robust pipeline for leadership positions throughout the organization. For our teachers, we support their development through a number of programs and resources, including an extensive training curriculum and, in the United States, our Horizons Teacher Degree and our eCDA (child development associate) program, which allows our part- and full-time teachers to earn their child development associate credential, to enable us to deliver high-quality services. This year we were recognized as a recipient of the 2024 APEX Training Award from Training magazine for our excellence in employer-sponsored training and development programs.

•

Employee Engagement. Retaining and developing our workforce starts with our employees. At Bright Horizons gathering continuous feedback is an essential part of our culture. We regularly listen to employees through our periodic surveys and forums, such as our employee resource groups. Hearing directly from our employees helps us understand the employee experience, including evolving priorities related to workplace environment, employee relations, pay and benefits, flexibility, and career growth opportunities, all of which are critical to our mission to be and remain an employer of choice and a great place to work. We survey employees annually to ensure that we continue to support their needs and focus on their priorities and we periodically deploy shorter pulse surveys to ensure our action planning is realizing the desired impact. This approach enables us to act on real-time information and to take targeted action in response to feedback, such as expanding our benefits and creating enhanced supports for career development.

For more information on our benefits and total rewards, please see the Company’s 2023 Annual Report.

Governance and Ethical Sustainability

Corporate governance, integrity and ethics is embedded across all functions of the Bright Horizons business. Our ethical standards serve as the foundation for our operations, how we care for children and how risk is managed throughout the organization. We host a 24/7 confidential ethics hotline and our ethics and compliance program includes regular employee training. Our Code of Business Conduct and Code of Ethics establishes expectations to consistently guide ethical decision-making by our employees and Board, and our Supplier Code of Conduct communicates our expectations of ethical behavior by our suppliers and business partners. Additionally, our Nominating and Corporate Governance Committee oversees our ESG strategy, initiatives and policies and assists in the Board’s oversight of our human capital management policies, strategies and initiatives, including DE&I. We believe our strong governance practices support the strategic objectives of the Company and to the benefit of all of our stakeholders.

Our other governance highlights are discussed elsewhere in this Proxy Statement.

Diversity, Equity and Inclusion

At Bright Horizons, diversity, equity and inclusion are core priorities that we believe are critical to our long-term success by improving the work we do, the services we provide, and the value we create. We are an organization made up of employees, children and families from many cultures, backgrounds and experiences, and we believe it is vital to have a workplace where all employees feel welcome, comfortable and have a sense of belonging and where everyone’s unique differences are celebrated and valued. As an organization built around people, having diverse talent at the Board level and throughout our organization helps us recruit and retain talent, reduce turnover, and enhance all our offerings and service lines as well as the education we deliver daily to children and families. As an organization that values our supplier partnerships, through our U.S. Supplier Diversity Policy, we

2024 Proxy Statement	|	27

seek to contract with a diverse range of suppliers and promote the participation and selection of qualifying small and diverse businesses to better support and serve our clients, employees and our overall community.

Our Inclusion Statement. Our inclusion statement, in which we are committed to creating inclusive environments where everyone has a sense of belonging and has the opportunity to contribute and thrive in meaningful and impactful ways, guides and defines our DE&I initiatives. To bring this vision to life, we leverage the groups below to facilitate interactive activities, ignite and engage in bold conversations, and lead webinars and discussion groups—all designed to aid us in creating a culture where differences are celebrated and each person is valued:

•	Inclusion Steering Committee—comprised of senior leaders and executive officers who inform the strategy for Bright Horizons’ overall DE&I initiatives.

•

Inclusion Council—includes representatives from Bright Horizons business units and functional departments, executive members, and co-chairs of our eight Employee Resource Groups, and is guided by the Inclusion Steering Committee aimed at creating accountability for how we progress in this area throughout the organization.

•

Employee Resource Groups—voluntary, company-sponsored internal associations dedicated to fostering a diverse and inclusive work environment within the context of Bright Horizons’ mission, values, goals, business practices, and objectives:

• ADAPT: Abled and Disabled Advocates Partnering Together • Asian and Pacific Islander • BH Pride: LGBTQ+ • BRIDGE: Black Resources for Inclusion, Diversity, Growth, & Equity	• Hispanic Latino • Empower: Professional Women • MenTEACH • Working Parents

•	Board of Directors’ Oversight—our Board provides oversight and guidance with respect to our Company policies and practices related to human capital management, including DE&I initiatives.

Diverse Workforce. As of December 31, 2023, workforce diversity representation was approximately as follows:

Employee Population	Women (Global)(1)	Non-White (North America Only)(2)

Entire Workforce(3)	94%	53%
Home Team Employees	77%	31%
Field Employees	96%	57%
Senior Leaders(4)	71%	21%

  (1) Represents percentage of women in the workforce.

  (2) Non-White is defined as: American Indian or Alaska Native, Asian, Black or African American, Hispanic or Latino, Native
    Hawaiian or Other Pacific Islander, or two or more races.

  (3) Only includes employees that self-identify.

  (4) Senior leader is defined as Vice President and equivalent, and above, and includes executive officers.

Our Board of Directors is composed of 50% women and 20% non-white members.

Our Award Winning Culture. We are honored and proud to have a long track record of being named an employer of choice. The following represent some of our most recent awards related to culture and DE&I that we believe are a product of the strong culture we have built at Bright Horizons and the programs and benefits we offer to our employees.

✓ Forbes 2023 Best Employers for Diversity	✓ 2023 “Top Places to Work” by the Boston Globe

✓ Human Rights Campaign Foundation’s Corporate Equality Index 2023	✓ 2023 “Best Places to Work” by the Boston Business Journal

✓ 2023 “Best Workplaces for Women” by the Great Place to Work Institute in the United Kingdom	✓ U.K.’s “Best Workplaces for Wellbeing 2023” by the Great Place to Work Institute

28	|	Bright Horizons

“Best Workplaces” in the United Kingdom by the Great Place to Work Institute Awarded 18 times—most recently in 2023

“Best Workplaces” in the Netherlands by the Great Place to Work Institute Awarded 8 times—most recently in 2022

“100 Best Companies to Work For” by FORTUNE Magazine Awarded 20 times—most recently in 2021

2024 Proxy Statement	|	29

TRANSACTIONS WITH RELATED PERSONS

During 2023, we did not enter into any reportable related person transaction, nor is any related person transaction currently proposed, in which any of our directors or executive officers has a direct or indirect material interest. As of December 31, 2023, we had more than 1,450 client relationships with employers across a diverse array of industries and, from time to time, we may provide service offerings to certain of our 5% or greater shareholders. Any contracts and transactions with such shareholders are consummated in the ordinary course of business on an arm’s-length basis.

Policies and Procedures for Related Person Transactions

The Board has adopted a written policy for the review and approval of transactions involving related persons. “Related Persons” consist of any person who is or was (since the beginning of the fiscal year) a director, nominee for director or executive officer, any greater than 5% shareholder and the immediate family members of any of those persons. The Audit Committee is responsible for administering this policy.

Transactions covered by the policy consist of any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships, or currently proposed transaction, in which (1) the aggregate amount exceeds $120,000 with respect to any fiscal year, (2) the Company is a participant, and (3) any Related Person has or will have a direct or indirect material interest, other than solely as a result of being a director or having a less than 10% interest in a corporation, partnership or similar entity, where such Related Person is not the general partner of, and holds no other position in, any such partnership (an “Interested Transaction”). Under the policy, the Audit Committee and the Board have reviewed and determined that certain categories of Interested Transactions are deemed to be pre-approved or ratified by the Board even if the amounts will exceed $120,000. These are: (a) the employment and compensation arrangements required to be reported in the proxy statement; (b) director compensation required to be reported in the proxy statement; (c) any transaction with another company if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total revenues, or any transaction where the Company is indebted to another company if the total amount of indebtedness does not exceed 1% of that company’s total consolidated assets (in both cases, the pre-approval applies if the Related Person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of the other company’s shares); (d) any charitable contribution to a charitable organization at which a Related Person’s only relationship is as an employee (non-executive officer) or director, if the aggregate amount does not exceed the lesser of $1,000,000 or 2% of total receipts, (e) competitively bid or regulated public utility services transactions; (f) transactions involving trustee-type services; and (g) transactions where the Related Person’s interest arises solely from the ownership of our common stock and all common shareholders received the same benefit on a pro rata basis.

The Audit Committee Chair has the authority to pre-approve any Interested Transaction with a Related Person in which the aggregate amount involved is expected to be less than $500,000. In determining whether to approve or ratify an Interested Transaction, the Audit Committee and the committee Chair, as applicable, may take into account such factors as they deem appropriate, which may include whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

30	|	Bright Horizons

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of April 8, 2024 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers, directors and director nominees; and

•	all of our directors and executive officers as a group.

The percentage ownership information shown in the table below is based upon 58,001,400 shares of common stock outstanding as of April 8, 2024.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of shares to persons who possess sole or shared voting or investment power with respect to such shares. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of stock options or settlement of vested Director RSUs and securities held by the respective person or group which may be exercised or converted within 60 days after April 8, 2024 as well as shares of unvested purchased restricted stock over which a respective person has voting power. Such shares are deemed to be outstanding and beneficially owned by the person holding those securities for the purpose of computing the percentage ownership of that person or entity, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.

Unless otherwise indicated below, the address for each listed director, officer and shareholder is c/o Bright Horizons Family Solutions Inc., 2 Wells Avenue, Newton, Massachusetts 02459. The inclusion in the following table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner. Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse.

Name and Address of Beneficial Owner	Number of Shares	Percentage
Beneficial holders of more than 5% of our outstanding common stock:

T. Rowe Price Associates, Inc.(1)	6,467,853	11.15%

The Vanguard Group(2)	5,326,816	9.18%

Durable Capital Partners LP(3)	5,312,607	9.16%

T. Rowe Price Investment Management, Inc.(4)	3,765,243	6.49%

JPMorgan Chase & Co.(5)	3,390,739	5.85%

Brown Advisory Incorporated(6)	2,923,302	5.04%

Directors and executive officers:

Mary Lou Burke Afonso(7)	66,433	*

Lawrence M. Alleva(8)	9,362	*

Julie Atkinson(9)	7,404	*

Joshua Bekenstein(10)	8,804	*

Mandy Berman(11)	4,903	*

Elizabeth J. Boland(12)	96,975	*

Jordan Hitch(13)	8,804	*

Stephen H. Kramer(14)	137,219	*

Dr. Sara Lawrence-Lightfoot(15)	4,597	*

David H. Lissy(16)	249,123	*

Rosamund Marshall(17)	30,030	*

Cathy E. Minehan(18)	7,804	*

Laurel J. Richie(19)	4,795	*

Mary Ann Tocio(20)	35,855	*

All Directors, Nominees and Executive Officers as a Group (15 persons)(21)	709,559	1.22%

(*)	Indicates less than 1%.

2024 Proxy Statement	|	31

(1)

The information regarding T. Rowe Price Associates, Inc. (“Price Associates”) is based solely on information included in the Schedule 13G/A filed with the SEC on February 14, 2024. Price Associates reported that it has sole voting power with respect to 3,602,216 shares of common stock, shared voting power with respect to 0 shares of common stock, sole dispositive power with respect to 6,465,335 shares of common stock, and shared dispositive power with respect to 0 shares of common stock. The principal business address of Price Associates is 100 E. Pratt Street, Baltimore, MD 21202.

(2)

The information regarding The Vanguard Group (“Vanguard”) is based solely on information included in the Schedule 13G/A filed by Vanguard with the SEC on February 13, 2024. Vanguard reported that it has sole voting power with respect to 0 shares of common stock, shared voting power with respect to 20,995 shares of common stock, sole dispositive power with respect to 5,243,468 shares of common stock, and shared dispositive power with respect to 83,348 shares of common stock. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

The information regarding Durable Capital Partners LP (“Durable”) is based solely on information included in the Schedule 13G/A filed by Durable with the SEC on February 12, 2024. Durable reported that it has sole voting power with respect to 5,312,607 shares of common stock, shared voting power with respect to 0 shares of common stock, sole dispositive power with respect to 5,312,607 shares of common stock, and shared dispositive power with respect to 0 shares of common stock. The principal business address of Durable is 4747 Bethesda Avenue, Suite 1002, Bethesda, MD 20814.

(4)

The information regarding T. Rowe Price Investment Management, Inc. (“Price Investment Management”) is based solely on information included in the Schedule 13G filed with the SEC on February 14, 2024. Price Investment Management reported that it has sole voting power with respect to 1,598,760 shares of common stock, shared voting power with respect to 0 shares of common stock, sole dispositive power with respect to 3,765,243 shares of common stock, and shared dispositive power with respect to 0 shares of common stock. The principal business address of Price Investment Management is 101 E. Pratt Street, Baltimore, MD 21201.

(5)

The information regarding JPMorgan Chase & Co. and its affiliates (“JPMC”) is based solely on information included in the Schedule 13G/A filed by JPMC with the SEC on January 16, 2024. JPMC reported that it has sole voting power with respect to 3,030,663 shares of common stock, shared voting power with respect to 19,757 shares of common stock, sole dispositive power with respect to 3,366,869 shares of common stock, and shared dispositive power with respect to 19,843 shares of common stock. The principal business address of JPMC is 383 Madison Avenue, New York, NY 10179.

(6)

The information regarding the Brown Advisory Entities (as defined below) is based solely on information included in the Schedule 13G/A filed with the SEC on behalf of the Brown Advisory Entities on February 9, 2024. Brown Advisory Incorporated (“BAI”) reported sole voting power with respect to 2,473,719 shares of common stock and shared dispositive power with respect to 2,923,302 shares of common stock; Brown Investment Advisory & Trust Company (“BIATC”) reported sole voting power with respect to 42,517 shares of common stock and shared dispositive power with respect to 45,512 shares of common stock; and Brown Advisory LLC (“BALLC” and collectively with BAI and BIATC, the “Brown Advisory Entities”) reported sole voting power with respect to 2,431,202 shares of common stock and shared dispositive power with respect to 2,877,790 shares of common stock. BIATC and BALLC are subsidiaries of BAI and BAI is a parent holding company. The principal business address for each of the Brown Advisory Entities is 901 South Bond Street, Suite #400, Baltimore, MD 21231.

(7)

Includes 3,000 shares of common stock held by Ms. Burke Afonso’s immediate and other family members, 36,714 shares of common stock that can be acquired upon the exercise of outstanding stock options, and 4,125 shares of unvested purchased restricted stock awards. Does not include 7,052 shares underlying time-based restricted stock units (“RSUs”) that are subject to vesting on February 24, 2026 and 4,756 shares underlying RSUs that are subject to vesting on March 4, 2027. Does not include 3,526 shares underlying performance-based RSUs (“PRSUs”) that are subject to vesting on February 24, 2026, and 2,378 shares underlying PRSUs that are subject to vesting on March 4, 2027, to the extent that the performance measures are achieved, as applicable.

(8)	Includes 4,597 shares that can be acquired upon the settlement of vested Director RSUs.
(9)	Includes 4,597 shares that can be acquired upon the settlement of vested Director RSUs.
(10)	Includes 4,597 shares that can be acquired upon the settlement of vested Director RSUs.
(11)

Includes 2,714 shares of common stock that can be acquired upon the exercise of outstanding stock options. Does not include 7,052 shares underlying RSUs that are subject to vesting on February 24, 2026 and 4,756 shares underlying RSUs that are subject to vesting on March 4, 2027. Does not include 3,526 shares underlying PRSUs that are subject to vesting on February 24, 2026 and 2,378 shares underlying PRSUs that are subject to vesting on March 4, 2027, to the extent that the performance measures are achieved, as applicable.

(12)

Includes 14,044 shares of common stock that can be acquired upon the exercise of outstanding stock options, and 10,120 shares of unvested purchased restricted stock awards. Does not include 7,052 shares underlying RSUs that are subject to vesting on February 24, 2026 and 4,756 shares underlying RSUs that are subject to vesting on March 4, 2027. Does not include 3,526 shares underlying PRSUs that are subject to vesting on February 24, 2026 and 2,378 shares underlying PRSUs that are subject to vesting on March 4, 2027, to the extent that the performance measures are achieved, as applicable.

(13)	Includes 4,597 shares that can be acquired upon the settlement of vested Director RSUs.
(14)

Includes 40,967 shares of common stock that can be acquired upon the exercise of outstanding stock options and 18,800 shares of unvested purchased restricted stock awards. Does not include 22,439 shares underlying RSUs that are subject to vesting on February 24, 2026 and 15,132 shares underlying RSUs that are subject to vesting on March 4, 2027. Does not include 11,219 shares underlying PRSUs that are subject to vesting on February 24, 2026, and 7,566 shares underlying PRSUs that are subject to vesting on March 4, 2027, to the extent that the performance measures are achieved, as applicable.

(15)	Includes 4,597 shares that can be acquired upon the settlement of vested Director RSUs.
(16)

Includes 122,948 shares of common stock held by Irrevocable Trusts for Mr. Lissy’s immediate family members, 5,786 shares of common stock that can be acquired upon settlement of Director RSUs, 32,388 shares of common stock held by the David H. Lissy 2013 Trust, and 19,547 shares of common stock held by the Lissy Family Foundation of which Mr. Lissy may be deemed a beneficial owner.

(17)

Includes 22,530 shares of common stock that can be acquired upon the exercise of outstanding stock options. Does not include 5,000 shares underlying RSUs that are subject to vesting on August 5, 2025, 4,808 shares underlying RSUs that are subject to vesting on February 24, 2026, and 3,243 shares underlying RSUs that are subject to vesting on March 4, 2027. Does not include 2,404 shares underlying PRSUs that are subject to vesting on February 24, 2026, and 1,621 shares underlying PRSUs that are subject to vesting on March 4, 2027, to the extent that the performance measures are achieved, as applicable.

(18)	Includes 4,597 shares that can be acquired upon the settlement of vested Director RSUs.
(19)	Includes 4,795 shares that can be acquired upon the settlement of vested Director RSUs.
(20)	Includes 4,597 shares that can be acquired upon the settlement of vested Director RSUs.
(21)

Includes 142,749 shares of common stock that can be acquired upon the exercise of outstanding stock options, 34,035 shares of unvested purchased restricted stock awards, and 42,760 shares of common stock that can be acquired upon settlement of vested Director RSUs. Does not include 5,000 shares underlying RSUs that are subject to vesting on August 5, 2025, 52,250 shares underlying RSUs that are subject to vesting on February 24, 2026, and 35,237 shares underlying RSUs that are subject to vesting on March 4, 2027. Does not include 26,124 shares underlying PRSUs that are subject to vesting on February 24, 2026, and 17,618 shares underlying PRSUs that are subject to vesting on March 4, 2027, to the extent that the performance measures are achieved, as applicable.

32	|	Bright Horizons

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This discussion describes our compensation philosophy, principles and practices with respect to the compensation of the executive officers listed below (referred to as our “named executive officers” or “NEOs”) for 2023:

Stephen H. Kramer	Chief Executive Officer and President
Elizabeth J. Boland	Chief Financial Officer
Mary Lou Burke Afonso	Chief Operating Officer, North America Center Operations
Mandy Berman(*)	Chief Operating Officer, Back-up Care and Emerging Care Services
Rosamund Marshall	Managing Director, International

(*)	Effective February 21, 2023, Ms. Berman joined the Company as Chief Operating Officer, Back-up Care and Emerging Care Services.

Overview of Compensation Program

Our NEOs’ compensation is determined by the Compensation Committee and is reviewed annually. Our executive compensation program is designed to attract and retain high-quality leadership and incentivize our executive officers and other key employees to achieve company performance goals and strong individual performance. Our pay-for-performance approach places a greater emphasis on long-term equity incentive grants than on other forms of compensation, reflecting our focus on long-term value creation, and serving to align the interests of our executive officers with those of our shareholders. Our long-term equity incentive program (“LTIP”) consists of equity awards in the form of performance-based restricted stock units (“PRSUs”), time-based restricted stock units (“RSUs”) and stock options. Equity awards under our LTIP seek to align executive compensation to performance by tying the vesting of such equity awards to pre-established Company performance metrics.

2023 Financial Performance and Key Company Highlights

We are proud of our 2023 results and the work performed by the entire Bright Horizons team. We believe we have emerged from the COVID-19 pandemic as a stronger and more agile company and are well positioned to capitalize on the growth opportunities ahead.

2023 Financial Performance and Key Operational and Strategic Achievements: For 2023, the Company achieved positive financial results:

During 2023, the Company successfully executed a number of operational and strategic actions to strengthen our client partnerships, enhance our employee value proposition and respond to changing market conditions. We believe that our NEOs were instrumental in helping us achieve these results and manage through an uncertain global market and continued business recovery. Key highlights are as follows:

•	New Business Growth as of December 31, 2023:

•

Operated a total of 1,049 early education and child care centers with the capacity to serve approximately 120,000 children in the United States, the United Kingdom, the Netherlands, Australia and India.

•	Proudly had more than 1,450 client relationships with employers across a diverse array of industries, including more than 220 Fortune 500 companies.

•

Generated strong revenue growth of 20% over the prior year, with solid performance in each of our operating segments, with Full Service Center-Based Child Care contributing revenue of $1.8 billion, Back-Up Care services generating revenue of $516 million and our Educational Advisory and Other Services growing to more than $121 million.

2024 Proxy Statement	|	33

•

Total Shareholder Return (“TSR”): The Company’s stock price has experienced volatility since the onset of the COVID-19 pandemic in March 2020. This year we have seen a strong TSR, outperforming both the Russell 3000 Index and Russell Midcap Growth Index on a one-year basis as outlined below:

	1-Year	3-Year	5-Year
Bright Horizons Family Solutions	49.33%	(18.34)%	(3.31)%
Russell 3000 Total Return Index	25.96%	8.54%	15.16%
Russell Midcap Growth Index	25.87%	1.31%	13.81%

                  *Source: Zacks Investment Research, Inc. Used with permission. All rights reserved. Copyright 1980-2024; Factset as of

                       December 31, 2023.

•	Investments in Employees: Continued to address the challenges in recruiting and retaining top talent by making investments to further strengthen our position as an employer of choice:

•

Continued our talent acquisition campaign to recruit teachers and staff and enhance the candidate and new hire experience through ongoing initiatives such as our 100 Days of Heart onboarding program and streamlining our hiring process through an optimized candidate scheduling experience.

•

Continued to invest in our recruitment strategy by launching an alumni recruitment portal and establishing a dedicated campus recruitment team focused on attracting both high school graduates and college-degreed early childhood candidates.

•

Continued commitment to support the well-being of our Bright Horizons team including expanding benefits such as Paid Parental Bonding Leave and increasing pay through targeted off-cycle market adjustments for teachers and staff.

•

Recognition as an Employer of Choice and Leader in Diversity: We are honored and proud to have a long track record of being named an employer of choice. The following are some of our most recent awards related to culture and DE&I that we believe are a product of the strong culture we have built at Bright Horizons:

✓ Forbes 2023 Best Employers for Diversity	✓ 2023 “Top Places to Work” by the Boston Globe

✓ Human Rights Campaign Foundation’s Corporate Equality Index 2023	✓ 2023 “Best Places to Work” by the Boston Business Journal

✓ 2023 “Best Workplaces for Women” by the Great Place to Work Institute in the United Kingdom	✓ U.K.’s “Best Workplaces for Wellbeing 2023” by the Great Place to Work Institute

"Best Workplaces" in the United Kingdom by the Great Place to Work Institute Awarded 18 times—most recently in 2023

"Best Workplaces" in the Netherlands by the Great Place to Work Institute Awarded 8 times—most recently in 2022

"100 Best Companies to Work For" by FORTUNE Magazine Awarded 20 times—most recently in 2021

For additional information on the Company’s 2023 performance, please see our 2023 Annual Report.

2023 Compensation Impacts

During 2022 and 2023, the Compensation Committee reviewed the Company’s overall executive compensation program and engaged an independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), to review its long-term equity incentive program with an aim to replace the Company’s prior Equity Choice Plan with an LTIP structure that is more aligned with market practice and would include performance-based equity awards as part of the overall program. In keeping with the Company’s overall compensation philosophy, informed by shareholder feedback and with input from Meridian comprising plan design and market trends, and including general market studies on total compensation, the Compensation Committee approved changes to the Company’s executive compensation program. The following changes are intended to continue to incentivize and

34	|	Bright Horizons

retain senior leaders, better align the composition and level of compensation with market practice, further align the interests of our executive officers with those of our shareholders by putting additional compensation at-risk, and to further tie compensation to performance:

•

Approved a new LTIP to add performance-based equity awards to incentivize our NEOs, promote the successful execution of the Company’s longer term growth and performance strategy, and align more closely with market practice. For 2023, each NEOs’ LTIP award was composed of 25% stock options, 25% PRSUs and 50% RSUs by target value.

•

Maintained approximate equity award target values for all NEOs with the following exceptions: (1) a modest increase in the LTIP target value for Ms. Marshall to reflect her promotion as an executive officer and to better align with other NEOs and (2) an increase in the LTIP target value for Mr. Kramer to $3,500,000 (up from $2,176,900) to better align with market levels.

•

Enhanced overall salary levels to better align with market levels based on general market studies and with input from Meridian as well as internal pay equity considerations, with such approximate increases as follows: (1) a 28% increase for Mr. Kramer, (2) a 7% increase for each of Mses. Boland and Burke Afonso, and (3) a 12% increase for Ms. Marshall.

•

Maintained the total target annual bonus opportunity consistent with 2022 levels for all NEOs, and retained a range of bonus payouts applicable to the 50% portion of the annual bonus award tied to corporate performance, with bonus payouts ranging from 50-100% based on achievement of a percentage of targeted growth over 2022 performance. The performance range was designed to establish appropriately rigorous performance targets in light of the continuing uncertain operating environment.

Compensation and Governance Best Practices

Our executive compensation program includes a number of compensation practices intended to promote good corporate governance and align the interests of management with those of our shareholders:

What We Do:		What We Don’t Do:

☑	Limit incentive compensation—a 3x cap on the maximum payout of the portion of annual cash bonuses tied to Company performance.	☒	No tax gross-ups—we do not provide tax gross-ups to our executive officers.

☑	Maintain stock ownership guidelines—we have robust stock ownership guidelines for directors, our Chief Executive Officer and our other NEOs.	☒	No repricing of options—we do not allow repricing of underwater stock options unless approved by our shareholders.

☑	Set challenging performance goals—we set rigorous corporate performance targets for our annual incentive bonuses and PRSUs that we believe motivate our executives to deliver value to our shareholders.	☒	No defined benefit pension—we do not maintain a defined benefit pension plan for our executive officers.

☑	Grant performance-based equity and tie incentive compensation to achievement of financial performance metrics—we disclose the financial performance metrics used in our incentive bonuses and PRSUs and maintain a pay mix that is weighted to performance-based compensation.	☒	Restrictions on Dividends and Dividend Equivalents—our Equity Plan prohibits participants from receiving current dividends that are paid before the underlying award vests and is paid.

☑	Minimum vesting requirement—awards granted under the Equity Plan have a one-year minimum vesting requirement (subject to a 5% carve-out).	☒	Do not incentivize excessive risk taking—we annually assess our compensation program to mitigate compensation-related risks.

☑	Clawback policy—clawback policy providing for the mandatory recoupment of erroneously awarded incentive-based compensation received by covered current and former executive officers in the event of an accounting restatement.	☒	Limited perks—we provide only modest perquisites to our executive officers and most benefits are available to all eligible employees.

☑	Limits on non-employee director compensation—our Equity Plan contains a separate limit on the value of equity awards and cash fees that may be awarded annually to non-employee directors.	☒	Anti-hedging and anti-pledging policy—hedging and pledging transactions are strictly prohibited under our Amended and Restated Insider Trading Policy.

2024 Proxy Statement	|	35

Compensation Philosophy, Objectives, and Process

Our compensation philosophy centers on:

•	Pay-for-Performance: Compensation should be tied to the achievement of financial targets and operating and strategic goals.

•

Equity Ownership: A significant part of our compensation program is in the form of equity-based awards (both time-based and performance-based). These awards serve to align the interests of our executive officers with those of our shareholders, encourage long-term retention and incentivize long-term value creation.

•	Individual Performance: Compensation should take into account and reward individual performance and contributions to our success.

Role of the Compensation Committee and our Chief Executive Officer. The Compensation Committee oversees our executive compensation program and is responsible for approving the compensation paid to, and the agreements entered into with, our executive officers. The Compensation Committee determines the salary, annual cash bonus incentive compensation and equity compensation of our executive officers, including our NEOs. The Compensation Committee applies the same general principles to the compensation-related decisions it makes for all of our executive officers, regardless of position.

Our Chief Executive Officer provides recommendations to the Compensation Committee with respect to compensation-related decisions for our other executive officers, including salary adjustments, target annual cash bonus awards and equity awards, and also provides an assessment of each officer’s individual performance. The Compensation Committee considers these recommendations as one factor when making decisions regarding the compensation of these executive officers; however, the Compensation Committee is ultimately responsible for approving executive officer compensation. With respect to our Chief Executive Officer, the Compensation Committee annually reviews and approves the corporate and individual goals relevant to compensation, evaluates performance in light of those goals, and determines and approves compensation based on this evaluation.

Role of Compensation Consultant and Benchmarking. During 2022 and 2023, the Compensation Committee reviewed the Company’s overall compensation program and engaged an independent compensation consultant, Meridian, to review our long-term equity incentive program with an aim to replace the Company’s prior Equity Choice Plan with an LTIP structure that included performance-based equity awards as part of the overall program. While the Compensation Committee did not prepare a peer group or benchmark the Company’s executive compensation against a peer group, the Compensation Committee did review general market studies and comparison data on executive compensation as a factor in reviewing and setting compensation for 2023. The Compensation Committee approved changes to the Company’s executive compensation program for 2023, with input from Meridian, as further described in this Compensation Discussion and Analysis. The Compensation Committee also relies on the factors described in this Compensation Discussion and Analysis in making compensation decisions for our NEOs.

The Role of Shareholder Say-on-Pay Vote. Since 2015, Bright Horizons has received strong support for its say-on-pay proposals.

The Compensation Committee reviewed the results of the Company’s 2023 Annual Meeting held on June 21, 2023 at which the vast majority of our shareholders approved, on an advisory basis, the compensation of our NEOs with approximately 91.7% of the votes cast voting in favor of the proposal. The Compensation Committee believes this result, together with the changes to our 2023 compensation program that introduced performance-based equity awards under our new LTIP structure, which reflected shareholder input, affirms our shareholders’ support of the Company’s approach to executive compensation. Although the vote is non-binding, the Compensation Committee considered the results of the vote in its review of our executive compensation program.

36	|	Bright Horizons

Based on this level of support and its assessment of the efficacy and appropriateness of our executive compensation program, as well as shareholder engagement conducted and feedback previously received, the Compensation Committee did not implement substantial changes to our executive compensation program for 2024.

Elements of Executive Compensation

To achieve our compensation objectives, we provide each NEO with a compensation package consisting primarily of the following fixed, incentive and at-risk elements.

Compensation Element	Compensation Objectives and Approach

Fixed: Base Salary and Benefits

•  Recognizes performance of job responsibilities.

•  Aims to attract and retain key employees.

•  Reflects experience and contributions of individual NEOs.

•  Benefits are generally made available to all eligible employees.

Incentive: Annual Cash Bonus	• At-risk pay designed to motivate achievement of annual corporate performance goals. • Based on achievement of corporate and individual achievement against stated strategic goals.

At-Risk: Long-Term Equity Incentive Awards • 50% Time-Based RSUs • 25% Performance-Based RSUs • 25% Stock Options

•  Places a greater emphasis on long-term incentive with three-year vesting.

•  Reflects our focus on long-term value creation and serving to align the interests of our NEOs with those of our shareholders.

•  PRSUs awarded based on performance of the Company.

As shown below, we provide our NEOs a mix of salary, short-term incentives, and long-term equity incentives that put a sizeable portion of their targeted total compensation at-risk. The below chart is based on the total compensation disclosed in the Summary Compensation Table elsewhere in this Proxy Statement.

Annual CEO 2023 Pay Mix

Other NEOs 2023 Pay Mix

Our NEOs are also entitled to certain compensation and benefits upon a qualifying termination of employment pursuant to severance agreements, which are more fully described in Potential Payments Upon Termination or Change of Control found elsewhere in this Proxy Statement.

Salary. Salaries for our NEOs provide a fixed, base level of cash compensation. It is our philosophy to maintain a conservative level of base cash compensation, with greater emphasis placed on short-term and long-term incentive compensation. Salaries are reviewed annually by the Compensation Committee. When reviewing salaries, the Compensation Committee considers factors such as each officer’s experience and individual performance, the Company’s performance as a whole and general industry conditions, but does not assign specific weighting to any factor. Consistent with the philosophy of maintaining a conservative level of base cash compensation, we have generally provided for modest salary increases on an annual basis.

2024 Proxy Statement	|	37

In 2023, the Compensation Committee approved salary increases for certain of our NEOs to better align with market levels based on general market studies and with input from Meridian as well as internal pay equity considerations. The table below summarizes the salary changes for our NEOs for 2023 as approved by the Compensation Committee:

Named Executive Officer	2023 Salary	2022 Salary	(%) Change
Stephen H. Kramer	$650,000	$509,232	28%
Elizabeth J. Boland	$400,000	$373,437	7%
Mary Lou Burke Afonso	$400,000	$373,118	7%
Mandy Berman(1)	$400,000	—	—%
Rosamund Marshall(2)	£320,000	£286,500	12%

(1)	Ms. Berman joined the Company effective February 21, 2023 and the amount above reflects a full year salary. Her 2023 paid salary was pro-rated from her date of hire and was $344,000.
(2)

Ms. Marshall was appointed Managing Director, International effective July 1, 2022 and, in connection with this promotion, her salary was increased from £273,000 to £300,000. The table reflects this blended salary for fiscal year 2022. Ms. Marshall became an executive officer effective July 1, 2022.

Annual Cash Bonus. Our annual cash bonus program under our Annual Incentive Plan was established to promote and reward the achievement of key strategic and business goals as well as individual performance and is designed to motivate our executive officers to meet or exceed annual performance goals and ensure that a portion of each NEOs’ annual compensation is at-risk and dependent on overall company performance.

For 2023, 50% of the cash bonus awards granted were based on the achievement of pre-established corporate performance goals and 50% were based on a qualitative assessment of individual performance goals.

Under the annual cash bonus program, each NEO receives a target award opportunity expressed as a percentage of salary. Each executive’s target award opportunity is established by the Compensation Committee based on the individual’s scope of responsibilities and his or her potential contributions to the achievement of the Company’s strategic goals. The table below summarizes the target award bonus opportunity for our NEOs for 2023 as approved by the Compensation Committee:

Named Executive Officer	2023 Target Bonus Opportunity (% of salary)	2022 Target Bonus Opportunity (% of salary)
Stephen H. Kramer	145%	145%
Elizabeth J. Boland	100%	100%
Mary Lou Burke Afonso	100%	100%
Mandy Berman(1)	100%	—
Rosamund Marshall(2)	75%	50%/75%

(1)	Ms. Berman joined the Company effective February 21, 2023.
(2)

Ms. Marshall became an executive officer effective July 1, 2022. In connection with Ms. Marshall’s promotion, her target cash bonus opportunity was increased from 50% to 75% of base salary effective July 1, 2022.

The Compensation Committee determined the payout of the 2023 annual cash bonus awards as follows:

Individual Performance (Weighted 50%) Comprised of individual goals as qualitatively assessed by the Compensation Committee			Corporate Performance (Weighted 50%) Composed of equally weighted Adjusted EBITDA(1) and Adjusted EPS(1) Performance

Salary	X	Target Opportunity (% of Salary)	X	Performance Achievement (50% Based on Individual and 50% Based on Corporate)(2)	=	Bonus Payout

(1)

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) and diluted adjusted earnings per common share (“Adjusted EPS”) are financial measures that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), which are commonly referred to as “non-GAAP measures.” Please refer to footnote (1) on page 40 for more information regarding these non-GAAP financial measures.

(2)	Subject to a 3x maximum achievement.

38	|	Bright Horizons

Individual Performance. For the 50% portion of the cash bonus award based on a qualitative assessment of individual performance, the goals applicable to all of our NEOs are communicated at the beginning of the fiscal year and, for 2023, generally encompassed:

• Leadership skills and strategic vision	• Board and Board committee relations
• Strategic planning and execution	• External relations, including awards and recognition
• Culture and brand building	• Innovation and change management
• Integration of acquisitions	• Capital markets and efficient capital deployment
• Employee, parent and client satisfaction	• Succession planning and employee development
• Execution of DE&I Initiatives	• Other strategic and tactical decisions employed during the year to execute on the Company’s strategic plan and achieve financial performance targets for 2023
• Shareholder relations
• Demonstrated ethics and values in line with those of our Company

2023 Individual Performance Assessment. During the first quarter of 2024, the Compensation Committee evaluated the individual performance of our NEOs for 2023 and considered the various individual and business factors outlined above, each person’s strategic and operational decisions and their contributions to our achievement of the corporate performance goals, and their other efforts to strengthen the Company’s performance.

The Compensation Committee determined that each NEO earned 100% of the 50% portion of the 2023 annual cash bonus award based on individual performance.

Corporate Performance. The corporate performance goals are designed to be challenging targets that we believe motivate and incentivize our executive officers to deliver value to our shareholders. For the 50% portion of the cash bonus awards based on the achievement of pre-established corporate performance goals, Adjusted EBITDA and Adjusted EPS were selected as the corporate performance metrics for 2023. The Compensation Committee selected Adjusted EBITDA as it reflects the Company’s cash flow generation on a consistent basis and is a strong overall indicator of the Company’s operational performance. Adjusted EPS was selected as a corporate performance metric as it reflects the Company’s overall operating and financial achievements adjusted for the impact of certain non-cash charges and non-recurring transactions.

At the beginning of 2023, the Compensation Committee established target Adjusted EBITDA and Adjusted EPS corporate performance goals. The Compensation Committee determined to equally weight these goals for the corporate performance portion of the bonus award such that 50% was based on meeting an Adjusted EBITDA target and 50% was based on meeting an Adjusted EPS target.

The Compensation Committee established a bonus payout range applicable to the corporate performance portion of the bonus award. Each target corporate performance level represents a growth target of Adjusted EBITDA and a growth target of Adjusted EPS over 2022 performance (each, a “Target”). The Targets were designed to establish a rigorous performance metric that also considered the continuing uncertain operating environment. NEOs were eligible to receive bonus payouts ranging from 50-100% if the Company achieved Adjusted EBITDA and Adjusted EPS of between 25%-100% of the applicable Targets as follows:

•	Achievement below 25% of respective Targets represents a 0% payout.

•	Achievement at 25% of respective Targets represents a 50% bonus payout.

•	Achievement between 25%-100% of respective Targets represents a bonus payout on a sliding scale between 50%-100%.

•	Achievement at respective Targets equals a 100% bonus payout.

•

Outperformance of respective Targets represents a bonus payout on a sliding scale with the maximum amount to be paid capped at three times (300%) the portion of the annual cash bonus based on corporate performance.

2024 Proxy Statement	|	39

2023 Corporate Performance Achievement. As reflected in the table below, both the Adjusted EBITDA and Adjusted EPS Targets were achieved between 25%-100% of respective Targets and did not meet or exceed the applicable Targets outlined below.

Adjusted EBITDA(1) Performance			Adjusted EPS(1) Performance
Target	Reported 2023 Adjusted EBITDA	% of Target Achieved	Target	Reported 2023 Adjusted EPS	% of Target Achieved

$387.3M	$352.12M	49.9%	$3.19	$2.84	40.7%

Achievement between 25%-100% of Target = Payout on a sliding scale beginning at 50% of bonus.

(1)  Adjusted EBITDA and Adjusted EPS are financial measures that are not calculated in accordance with GAAP, which are commonly referred to as “non-GAAP measures.” For fiscal year 2023, Adjusted EBITDA represents EBITDA (which is net income, as determined in accordance with GAAP, before interest expense, income tax expense, depreciation and amortization) adjusted to exclude the impact of stock-based compensation expense, and non-recurring costs, such as impairment losses and value-added tax expense related to prior periods. We calculate Adjusted EPS based on adjusted net income, which represents net income determined in accordance with GAAP, adjusted to exclude the impact of stock-based compensation expense, amortization, and non-recurring costs, such as impairment losses, value-added tax expense related to prior periods and interest on deferred consideration, divided by the diluted weighted average number of our common shares. Please see “Item 7. Management’s Discussion and Analysis of Financial Condition—Non-GAAP Financial Measures and Reconciliation” in our 2023 Annual Report for additional information on Adjusted EBITDA and Adjusted EPS (or diluted adjusted earnings per common share) and a reconciliation of these non-GAAP financial measures to their respective measures determined under GAAP.

While the Compensation Committee has discretion to include, exclude or adjust for certain non-recurring or isolated charges, or to adjust the amount that each named executive officer earns with respect to his or her annual cash bonus based on other factors it deems appropriate, the Compensation Committee did not make any such adjustments in awarding 2023 cash bonuses.

A weighted average performance achievement as outlined below resulted in the Compensation Committee determination that each NEO earned 31.8% of the 50% portion of the 2023 annual cash bonus award based on corporate performance.

2023 Annual Cash Bonus Payout. During the first quarter of 2024, the Compensation Committee assessed (1) the achievement of individual performance goals for each NEO, including the strategic and operational decisions made to achieve the Company’s financial performance targets and (2) the overall corporate performance achievement.

Based on individual performance and corporate performance levels as described above, the Compensation Committee determined that our NEOs would receive the following total cash bonuses for 2023 under our annual cash bonus plan:

Named Executive Officer	Target Bonus Opportunity as % of Salary	Individual Performance (50%)	Corporate Performance (50%)			Weighted Average Total Bonus Earned	Actual Bonus Paid as % of Salary
			Adjusted EBITDA (25%)	Adjusted EPS (25%)	Weighted Average Achievement
Stephen H. Kramer	145%	100%	66.6%	60.5%	31.8%	81.8%	118.6%
Elizabeth J. Boland	100%	100%	66.6%	60.5%	31.8%	81.8%	81.8%
Mary Lou Burke Afonso	100%	100%	66.6%	60.5%	31.8%	81.8%	81.8%
Mandy Berman(1)	100%	100%	66.6%	60.5%	31.8%	81.8%	81.8%
Rosamund Marshall	75%	100%	66.6%	60.5%	31.8%	81.8%	61.4%

(1)	Ms. Berman joined the Company effective February 21, 2023. Her paid bonus for 2023 was based on a pro-rated salary from her date of hire.

Equity Awards. The largest single component of our executive compensation program has been the annual granting of equity-based awards. As noted above, the Compensation Committee made certain changes to 2023 compensation program, including replacing the Company’s prior Equity Choice Plan and approving a new LTIP to add performance-based equity awards. We believe these changes serve to appropriately incentivize our NEOs, promote the successful execution of the longer term growth and performance strategy, and to tie additional compensation to performance.

Beginning in 2023, under the Company’s LTIP, our executive officers and other key employees were awarded annual long-term equity incentive awards, including stock options, RSUs, and PRSUs. Each NEOs’ LTIP award was composed of 25% stock options, 25% PRSUs and 50% RSUs by target value. The 2023 LTIP awards

40	|	Bright Horizons

were granted in February 2023. Prior to 2023, the Company granted long-term equity incentive awards under the prior Equity Choice Plan in the form of stock options and/or purchased restricted stock. Executive officers were awarded a choice between stock options and/or purchased restricted stock with purchased restricted stock awards requiring a payment by our executive officers in an amount equal to 50% of the fair market value of the shares on the date of the award.

The Compensation Committee believes the LTIP equity awards serve to align the interests of our executive officers with those of our shareholders, encourage retention and promote a longer-term, strategic view. We believe the following terms of our LTIP awards align the interests of our executive officers with those of our shareholders:

☑	Performance-Based Restricted Stock Units	• 25% of the LTIP award is performance-based with a three-year cliff-vesting upon the achievement of the three-year average of annual Adjusted EBITDA growth goals.
☑	3-Year Vesting for RSUs	• 50% of the LTIP award is RSUs with three-year cliff-vesting, with such shares being subject to forfeiture in the event the recipient leaves the Company before the vesting date.
☑	3-Year Vesting for Stock Options

•   Three-year vesting schedule for stock options, vesting in three equal installments on the first, second and third anniversary of grant date, with such unvested options being subject to forfeiture in the event the recipient leaves the Company before the applicable vesting date.

•   We consider stock options to be performance-based because no value is created unless (1) the value of our common stock appreciates after grant and (2) the same value is created for our shareholders.

Vesting of Awards. Under the LTIP, RSUs vest in full on the third anniversary of the grant date (subject to continued service with the Company through the vesting date). Stock options vest over three years in three equal installments on the first, second and third anniversaries of the grant date (subject to continued service with the Company through each applicable vesting date). PRSUs vest on the third anniversary of the grant date based on the three-year average of the achievement of annual Adjusted EBITDA growth goals (subject to continued service with the Company through the vesting date). The Compensation Committee applies three-year vesting periods to all LTIP awards to encourage retention and long-term focus on the Company’s overall performance.

The performance objectives and the level of achievement for the 2023 PRSUs were set as follows:

Performance Measure	% of PRSUs Vesting upon Achievement
Annual Adjusted EBITDA Growth	Threshold Payout	Target Payout	Maximum Payout
	50%	100%	200%

Annual Adjusted EBITDA growth is measured annually over the three-year performance period with vesting determined at the end of the performance period based on the average of the annual growth achievement for the performance period.

Target Incentive Compensation Value. In the first quarter of 2023, the Compensation Committee granted equity awards under the 2023 LTIP with aggregate target incentive compensation values equal to the amounts below. Under the prior Equity Choice Plan, the target value of equity awards equaled a percentage of salary. Under the 2023 LTIP, the Compensation Committee set the target value of equity awards as a fixed dollar value. In setting the 2023 target values, the Compensation Committee maintained approximate target values for all NEOs with the following exceptions: (1) a modest increase in the target value for Ms. Marshall to reflect her promotion as an executive officer in July 2022 and (2) an increase in the target value for Mr. Kramer to $3,500,000 (up from $2,176,900) to better align with market levels and to promote longer-term retention during continued execution of the Company’s long-term growth strategy.

Each award contains certain provisions to align the interests of our executive officers with those of our shareholders as further described above.

Named Executive Officer	2023 Target Value of Equity Awards	2022 Target Value of Equity Awards(*)
Stephen H. Kramer	$3,500,000	$2,176,900
Elizabeth J. Boland	$1,100,000	$1,064,200
Mary Lou Burke Afonso	$1,100,000	$1,063,300
Mandy Berman(1)	$1,100,000	—
Rosamund Marshall	$750,000	$617,500

(*)	Reflected as an approximate target dollar value versus a percentage of salary for comparison purposes.
(1)	Ms. Berman joined the Company effective February 21, 2023.

2024 Proxy Statement	|	41

Determination of Share Amounts. Under the LTIP, executives are awarded a fixed target dollar value and each NEOs’ LTIP award is composed of 25% stock options, 25% PRSUs and 50% RSUs by target value. The number of shares of our common stock subject to each stock option award is determined based on the target value divided by the Black-Scholes value of an option on the date of grant. The number of shares of RSUs and PRSUs is determined based on the target value divided by the fair market value of a share of common stock on the date of grant.

For 2023, the Compensation Committee granted the following awards under the LTIP to our NEOs:

Named Executive Officer	PRSU Target Value	Target # of PRSUs Granted	RSU Target Value	# of RSUs Granted	Stock Option Target Value	# of Stock Options Granted
Stephen H. Kramer	$875,000	11,219	$1,750,000	22,439	$875,000	26,174
Elizabeth J. Boland	$275,000	3,526	$550,000	7,052	$275,000	8,226
Mary Lou Burke Afonso	$275,000	3,526	$550,000	7,052	$275,000	8,226
Mandy Berman	$275,000	3,526	$550,000	7,052	$275,000	8,226
Rosamund Marshall	$187,500	2,404	$375,000	4,808	$187,500	5,609

The grant date value of equity awards granted to our NEOs in 2023 is included in the Grants of Plan-Based Awards table and accompanying footnotes below.

Benefits and Perquisites. We provide modest benefits and perquisites to our NEOs. Most of these benefits, such as matching contributions under our nonqualified deferred compensation plan (“NQDC Plan”) and the Bright Horizons 401(k) Plan (“401(k) Plan”) and basic health and wellness benefit coverage, are available to all eligible employees.

401(k) Plan Match. Under our 401(k) Plan, employees’ elective deferrals are immediately vested and non-forfeitable. Each plan year, we may, but are not required to, make discretionary matching contributions and other employer contributions on behalf of eligible employees. For 2023, we matched 25% of each participant’s contributions on the initial 8% of the participant’s compensation, provided that the participant had at least one year of service. Employer matching contributions and other employer contributions begin to vest 20% per year after two years of service with us and fully vest after six years of service. For our executive officers who participate in our 401(k) Plan and have more than six years of service, all matching contributions are fully vested at the date of match.

Nonqualified Deferred Compensation Plan Match. In 2023, matching contributions under our NQDC Plan were provided to Mr. Kramer and Ms. Burke Afonso in connection with their election to participate in this plan for 2023. Our NQDC Plan for our executive officers and other highly compensated employees allows participants to defer up to 50% of salary and up to 100% of paid bonus compensation, and to receive earnings on deferred amounts. We provide for discretionary matching contributions under this plan, which for 2023 was 25% of a participant’s elective deferral, up to $2,500 per year. Participants are fully vested in their elective deferrals, and Company matching contributions vest on the same schedule as under the 401(k) Plan, as described above.

In addition to the 401(k) Plan match and NQDC Plan match, in 2023, we provided modest supplemental benefits and programs to certain NEOs as described below. The compensation associated with these benefits is included in the Summary Compensation Table.

•	Company-paid Supplemental Disability Insurance—provided to Ms. Boland for a portion of 2023.

•	Car Allowance—provided to Ms. Marshall, which is also available to all senior managers in the U.K. at varying amounts.

•	Private Medical Insurance—provided to Ms. Marshall, which is also available to all senior managers in the U.K.

•	Permanent Health Insurance (Disability)—provided to Ms. Marshall, which is also available to all executive level managers in the U.K.

•

Cash Payment in Lieu of Group Pension Contributions—provided to Ms. Marshall, which is also available to all executive level managers in the U.K. who have reached their life-time allowance under the program.

Change of Control / Severance Agreements. All our NEOs have severance agreements or similar arrangements with the Company, which include severance, change of control, and restrictive covenant provisions. We believe that change of control arrangements provide our executives with security that will likely reduce any reluctance they may have to pursue a change of control transaction that could be in the best interests of our shareholders. We also believe that reasonable severance and change of control benefits are necessary in order to attract and retain high-quality executive officers. For more information on the severance arrangements with our NEOs, please see the description in Potential Payments Upon Termination or Change of Control found elsewhere in this Proxy Statement.

42	|	Bright Horizons

Other Key Compensation Practices

Clawback Policy. The Company has historically maintained a clawback policy applicable to current and former executive officers who are or were subject to the requirements of Section 16 of the Exchange Act (including all of our NEOs). In 2023, the NYSE adopted new listing standards addressing policy requirements for the mandatory recovery of executive incentive-based compensation by issuers with securities listed on the NYSE. Following the adoption of these NYSE listing standards, the Board approved and adopted the Bright Horizons Family Solutions Inc. Compensation Clawback Policy, which replaced our prior policy and adheres to the listing standards of the NYSE and the rules of the SEC. In the event the Company is required to make an accounting restatement, the policy provides for the mandatory recovery of erroneously awarded incentive-based compensation received by current or former executive officers during the coverage period to the extent that compensation was based on the attainment of a financial reporting measure. Under the policy, the Compensation Committee will require recoupment if it determines that incentive-based compensation received by an executive exceeds the amount of incentive-based compensation that otherwise would have been received had it been calculated based on the restated amounts.

Anti-Hedging Policy and Anti-Pledging. The Company’s Amended and Restated Insider Trading Policy prohibits employees, executive officers and members of the Board (including family members and controlled entities) from purchasing securities or other financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities. Similarly, directors, officers and employees (including family members and controlled entities) are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

No “Gross-ups.” The Company does not provide tax “gross-ups” for compensation, perquisites or other benefits provided to our executive officers.

No Repricing of Stock Options. The Company cannot reprice underwater stock options without shareholder approval.

Cap / Limit on Incentive Bonus. The Compensation Committee has implemented a three times (3x) cap on the maximum amount that could be paid to an executive officer under the portion of our annual cash bonus tied to corporate performance. The Compensation Committee believes such a limit will ensure that our annual cash bonus program rewards positive Company performance without creating an incentive to engage in undue risk or providing a windfall to an executive.

Stock Ownership Guidelines. The Company has stock ownership guidelines that apply to our Chief Executive Officer, executive officers and non-employee directors to further align the interests of our executive officers and directors with the interests of the Company’s shareholders. Under our guidelines, our Chief Executive Officer is expected to own shares of Company stock with a market value of at least five times (5x) his or her annual salary, each other executive officer is expected to own shares of Company stock with a market value of at least three times (3x) his or her annual salary, and each non-employee director is expected to own shares of Company stock with a market value of at least five times (5x) the annual cash retainer paid to non-employee directors for service on the Board. Non-employee directors, executive officers and our Chief Executive Officer have five years from the date they become subject to the guidelines to meet the target. The Compensation Committee reviews compliance with these guidelines annually.

As of December 31, 2023, our Chief Executive Officer and each of our other NEOs with the requisite years of service had met or exceeded this stock ownership requirement and all of our non-employee directors had met or exceeded this stock ownership requirement.

Tax Considerations (Section 162(m))

Section 162(m) (“Section 162(m)”) of the Internal Revenue Code (the “Code”) generally limits deductibility of compensation that a publicly traded company pays to certain “covered employees,” up to $1 million per year. Covered employees for this purpose include the Company’s Chief Executive Officer, Chief Financial Officer, the next three most highly compensated executive officers, and any such “covered employee” for a year after 2016. The Compensation Committee believes in the importance of retaining flexibility to approve compensation arrangements that promote the objectives of the Company’s compensation program, even if such arrangements may not qualify for full or partial tax deductibility. While the Compensation Committee considers tax consequences to the Company as a factor when it makes compensation determinations, the Compensation Committee reserves discretion to award compensation that is not fully deductible under Section 162(m) if the Compensation Committee believes that such compensation will best attract, retain, and reward executives, contribute to our business objectives and achievement of our strategic goals and in furtherance of our compensation principles described above.

2024 Proxy Statement	|	43

Risk Assessment of Overall 2023 Compensation Program

The Compensation Committee has reviewed with management the design and operation of our compensation program for all employees, including our executive officers, for the purpose of determining whether such program might encourage unnecessary or excessive risk-taking. In the case of all employees, salaries are fixed in amount and thus do not encourage risk taking. For eligible employees, including our executive officers and other members of senior management, our equity awards are long-term awards that help align the interests of our employees with those of our shareholders. These awards are made on an annual basis and subject to three-year vesting schedules. The ultimate value of these awards is tied to the Company’s long-term corporate and stock price performance and, based on this long-term focus, we believe these awards should not encourage unnecessary or excessive risk-taking. Our annual cash bonus plan was established to promote and reward the achievement of key annual corporate performance goals as well as individual performance. Each executive officer receives a target award opportunity under this program that is expressed as a percentage of the executive’s salary. While 50% of the annual cash incentive bonus is based on achievement of annual corporate performance goals, and such goals are, by definition, short-term in nature, the Company’s annual incentive program represents only a portion of the total compensation opportunity. Additionally, the maximum amount that can be paid to an executive officer based on the Company’s over-achievement of performance metrics is capped at three times (3x) the portion of the target bonus based on Company performance. In light of the above, the Compensation Committee, after discussion with management, believes that the Company’s compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Bright Horizons specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Submitted by the Compensation Committee,

Jordan Hitch, Chair

Lawrence M. Alleva

Joshua Bekenstein

44	|	Bright Horizons

Summary Compensation Table

The following table sets forth information about compensation earned by, or awarded or paid to our NEOs for the fiscal years specified below as required to be reported under SEC rules and regulations.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Stephen H. Kramer	2023	650,000	471,250	2,624,987	874,997	299,715	6,865	4,927,814
Chief Executive Officer and President	2022	509,232	369,193	1,210,814	1,089,389	73,839	6,424	3,258,891
	2021	494,400	358,440	3,009,591	—	358,440	16,435	4,237,306

Elizabeth J. Boland	2023	400,000	200,000	824,978	274,995	127,200	5,440	1,832,613
Chief Financial Officer	2022	373,437	186,718	651,779	478,872	37,344	5,905	1,734,055
	2021	362,560	181,280	1,248,541	170,856	181,280	5,557	2,150,074

Mary Lou Burke Afonso	2023	400,000	200,000	824,978	274,995	127,200	6,252	1,833,425
Chief Operating Officer,	2022	373,118	186,559	265,671	715,556	37,312	7,620	1,585,836
North America Center Operations	2021	324,450	162,225	395,159	712,656	162,225	11,436	1,768,151

Mandy Berman(*)	2023	344,000	172,000	824,978	274,995	109,392	5,365	1,730,730
Chief Operating Officer, Back-up Care and Emerging Care Services

Rosamund Marshall(*)(^)	2023	397,888	149,208	562,464	187,509	94,896	38,456	1,430,421
Managing Director, International	2022	354,515	111,830	392,550	619,232	22,366	38,951	1,539,444

(*)

Effective February 21, 2023, Ms. Berman joined the Company as Chief Operating Officer, Back-up care and Emerging Care Services. Information for Ms. Berman is only provided for fiscal year 2023 as she was not an executive officer in fiscal years 2022 and 2021. Effective July 1, 2022, Ms. Marshall was appointed Managing Director, International. Information for Ms. Marshall is only provided for fiscal years 2023 and 2022 as she was not an executive officer in fiscal year 2021.

(^)

The amounts reported for Ms. Marshall were converted from British pounds to U.S. dollars using an exchange rate of 1.2434 U.S. dollars per 1.00 British pound, which was the average exchange rate for fiscal year 2023.

(1)

Ms. Berman’s salary reflects a pro-rated amount from her date of hire for 2023. Salary amounts are not reduced to reflect amounts contributed by the NEO to the 401(k) Plan, the NQDC Plan, or the cash payment to Ms. Marshall in lieu of contributions to the U.K. Group Pension Plan.

(2)

Amounts shown reflect the cash amounts paid to our NEOs under our annual cash bonus plan for each fiscal year that was earned based on individual performance, which is described in Elements of Executive Compensation—Annual Cash Bonus above. These payments are made in the year following the fiscal year to which the payment relates. Ms. Berman’s 2023 bonus payment is based on her pro-rated salary from her date of hire.

(3)

For 2023, the amounts included in the “Stock Awards” column represent (1) the aggregate grant date fair value of RSUs, and (2) the aggregate grant date fair value of PRSUs. For 2022 and 2021, the amounts included in the “Stock Awards” column represent (1) the aggregate grant date fair value of all restricted stock awards granted less the 50% purchase price paid by the respective officer, and (2) the aggregate grant date fair value of all time-based RSUs granted in 2022 to Ms. Marshall. The values for all “Stock Awards” have been determined in accordance with FASB ASC Topic 718 and do not contemplate forfeitures by the respective executives. Pursuant to SEC rules, the amounts shown in the Summary Compensation Table for awards subject to performance conditions are based on the probable outcome as of the date of grant and are shown at target level attainment, excluding the impact of estimated forfeitures. The table below shows the value of the 2023 PRSUs at the grant date assuming a maximum level of attainment as compared to the grant date fair value assuming target level of attainment as reflected in the Summary Compensation Table.

	2023 PRSUs
Name	($) at Target Level Attainment	($) at Maximum Level Attainment
Stephen H. Kramer	874,970	1,749,940
Elizabeth J. Boland	274,993	549,985
Mary Lou Burke Afonso	274,993	549,985
Mandy Berman	274,993	549,985
Rosamund Marshall	187,488	374,976

For a description of the assumptions used for purposes of determining the grant date fair value, please see Note 15 to our audited consolidated financial statements included in our 2023 Annual Report. For more information regarding awards granted in 2023, please see the Grants of Plan-Based Awards table in this Proxy Statement. See the Compensation Discussion and Analysis in this Proxy Statement for a discussion of the performance measures and vesting criteria applicable to the PRSUs granted in 2023.

(4)

The amounts included in the “Option Awards” column represent the aggregate grant date fair value of all stock options granted. These values have been determined in accordance with FASB ASC Topic 718 and do not contemplate forfeitures by the respective executives. For a description of the assumptions used for purposes of determining the grant date fair value of stock options granted in all three years, please see Note 15 to our audited consolidated financial statements included in our 2023 Annual Report. For more information regarding the stock option awards granted in 2023, please see the Grants of Plan-Based Awards table.

(5)

Amounts shown reflect the cash amounts paid to our NEOs under our annual cash bonus plan for each fiscal year that was earned based on Company performance, which is described in Elements of Executive Compensation—Annual Cash Bonus above. These payments are made in the year following the fiscal year to which the payment relates.

2024 Proxy Statement	|	45

(6)

Amounts shown in the “All Other Compensation” column for 2023 include the following: matching contributions made to the 401(k) Plan on behalf of certain NEOs; matching contributions made to the NQDC Plan on behalf of Mr. Kramer and Ms. Burke Afonso; supplemental disability insurance premiums paid by the Company through February 2023 on behalf of Ms. Boland and, on behalf of Ms. Marshall, permanent health insurance (disability) (£3,443) and private medical insurance (£4,484), a cash payment in lieu of contributions to the Company’s U.K. Group Pension Plan and a car allowance, each as set forth in the table below.

Name	Year	401(k) Match ($)	Cash in Lieu of Group Pension Contributions ($)	Deferred Compensation Plan Match ($)	Private Medical and Supplemental Disability Insurance ($)	Car Allowance ($)	Total ($)
Stephen H. Kramer	2023	4,365	—	2,500	—	—	6,865
Elizabeth J. Boland	2023	5,225	—	—	215	—	5,440
Mary Lou Burke Afonso	2023	4,013	—	2,239	—	—	6,252
Mandy Berman	2023	5,365	—	—	—	—	5,365
Rosamund Marshall	2023	—	16,164	—	9,858	12,434	38,456

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards in 2023.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Type of Award	Grant Date	Approval Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
Stephen H. Kramer	Annual Cash Bonus	—	—	706,875	942,500	1,885,000	—	—	—	—	—	—	—
	PRSUs	2/24/2023	2/13/2023	—	—	—	5,610	11,219	22,438	—	—	—	874,970
	RSUs	2/24/2023	2/13/2023	—	—	—	—	—	—	22,439	—	—	1,750,018
	Stock Options	2/24/2023	2/13/2023	—	—	—	—	—	—	—	26,174	77.99	874,997
Elizabeth J. Boland	Annual Cash Bonus	—	—	300,000	400,000	800,000	—	—	—	—	—	—	—
	PRSUs	2/24/2023	2/13/2023	—	—	—	1,763	3,526	7,052	—	—	—	274,993
	RSUs	2/24/2023	2/13/2023	—	—	—	—	—	—	7,052	—	—	549,985
	Stock Options	2/24/2023	2/13/2023	—	—	—	—	—	—	—	8,226	77.99	274,995
Mary Lou Burke Afonso	Annual Cash Bonus	—	—	300,000	400,000	800,000	—	—	—	—	—	—	—
	PRSUs	2/24/2023	2/13/2023	—	—	—	1,763	3,526	7,052	—	—	—	274,993
	RSUs	2/24/2023	2/13/2023	—	—	—	—	—	—	7,052	—	—	549,985
	Stock Options	2/24/2023	2/13/2023	—	—	—	—	—	—	—	8,226	77.99	274,995
Mandy Berman(*)	Annual Cash Bonus	—	—	258,000	344,000	688,000	—	—	—	—	—	—	—
	PRSUs	2/24/2023	2/13/2023	—	—	—	1,763	3,526	7,052	—	—	—	274,993
	RSUs	2/24/2023	2/13/2023	—	—	—	—	—	—	7,052	—	—	549,985
	Stock Options	2/24/2023	2/13/2023	—	—	—	—	—	—	—	8,226	77.99	274,995
Rosamund Marshall(**)	Annual Cash Bonus	—	—	223,812	298,416	596,832	—	—	—	—	—	—	—
	PRSUs	2/24/2023	2/13/2023	—	—	—	1,202	2,404	4,808	—	—	—	187,488
	RSUs	2/24/2023	2/13/2023	—	—	—	—	—	—	4,808	—	—	374,976
	Stock Options	2/24/2023	2/13/2023	—	—	—	—	—	—	—	5,609	77.99	187,509

(*)	The annual cash bonus opportunity for Ms. Berman reflects her pro-rated salary from her date of hire.
(**)

The amounts reported for Ms. Marshall were converted from British pounds to U.S. dollars using an exchange rate of 1.2434 U.S. dollars per 1.00 British pound, which was the average exchange rate for fiscal year 2023.

(1)

These amounts represent the cash bonus opportunity under our 2023 annual cash bonus plan with respect to both Company and individual performance. The threshold amount reflects 100% of the annual cash bonus tied to individual performance and achievement of 50% of the target annual cash bonus tied to corporate performance. The target amount reflects 100% of the annual cash bonus tied to individual performance and achievement of 100% of the target annual cash bonus tied to corporate performance. The maximum amounts represent achievement of 100% of the target annual cash bonus tied to individual performance and achievement of 300% (the maximum permitted) of the target annual cash bonus tied to corporate performance. The actual amount of the bonus earned by each NEO for 2023 is reported in the Summary Compensation Table. For a description of the Company and individual performance targets relating to the annual cash bonus, please refer to Elements of Executive Compensation—Annual Cash Bonus above.

(2)

These columns reflect the threshold, target, and maximum number of units payable under the PRSU awards granted to NEOs in 2023. See the Compensation Discussion and Analysis in this Proxy Statement for a discussion of the performance measures and vesting criteria applicable to the PRSUs granted in 2023. The actual payout amounts depend upon the satisfaction of the performance measures over the performance period and the certification of the Compensation Committee. Grant date values are determined in accordance with ASC Topic 718.

(3)

This column reflects the number of RSUs granted to NEOs in 2023. RSUs vest as to 100% on the third anniversary of the date of grant, subject to continued service with the Company through the vesting date.

(4)

These amounts reflect options to purchase shares of our common stock granted to NEOs in 2023. Stock options vest in three equal installments on the first, second and third anniversaries of the date of grant, subject to continued service with the Company through each applicable vesting date, and have a term of ten years.

46	|	Bright Horizons

(5)	The exercise price of each stock option is equal to the fair market value of a share of our common stock on the grant date.
(6)

Amounts shown reflect the total grant date fair value as determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 15 to our audited consolidated financial statements included in our 2023 Annual Report. These amounts do not reflect actual amounts that may be paid to or realized by our NEOs and do not contemplate forfeitures by the respective executives. Pursuant to SEC rules, the amounts shown for awards subject to performance conditions are based on the probable outcome as of the date of grant and are shown at target. See footnotes (3) and (4) to the Summary Compensation Table for additional information regarding these equity awards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding equity awards held by our NEOs as of December 31, 2023.

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price(2)	Option Grant Date	Option Expiration Date(3)	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(4)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(5)
Stephen H. Kramer	17,080	—	$94.03	1/2/2018	1/2/2025	37,700	(6)	3,552,848	(7)	11,219	1,057,279
	12,200	3,050	$122.44	2/25/2019	2/25/2026	18,800	(6)	1,771,712	(8)	—	—
	—	23,750	$128.81	2/25/2022	2/25/2029	22,439	(9)	2,114,651		—	—
	—	26,174	$77.99	2/24/2023	2/24/2033	—		—		—	—
Elizabeth J. Boland	2,786	—	$96.46	2/23/2018	2/23/2025	15,640	(6)	1,473,914	(7)	3,526	332,290
	5,208	1,302	$122.44	2/25/2019	2/25/2026	10,120	(6)	953,709	(8)	—	—
	—	3,390	$159.66	2/26/2021	2/26/2028	7,052	(9)	664,580		—	—
	—	10,440	$128.81	2/25/2022	2/25/2029	—		—		—	—
	—	8,226	$77.99	2/24/2023	2/24/2033	—		—		—	—
Mary Lou Burke Afonso	12,000	—	$96.46	2/23/2018	2/23/2025	4,950	(6)	466,488	(7)	3,526	332,290
	7,152	1,788	$122.44	2/25/2019	2/25/2026	4,125	(6)	388,740	(8)	—	—
	3,432	2,288	$169.87	2/24/2020	2/24/2027	7,052	(9)	664,580		—	—
	—	14,140	$159.66	2/26/2021	2/26/2028	—		—		—	—
	—	15,600	$128.81	2/25/2022	2/25/2029	—		—		—	—
	—	8,226	$77.99	2/24/2023	2/24/2033	—		—		—	—

Mandy Berman	—	8,226	$77.99	2/24/2023	2/24/2033	7,052	(9)	664,580		3,526	332,290
Rosamund Marshall	7,500	5,000	$169.87	2/24/2020	2/24/2027	5,000	(9)	471,200		2,404	226,553
	3,000	2,000	$135.98	9/10/2020	9/10/2027	4,808	(9)	453,106		—	—
	—	12,800	$159.66	2/26/2021	2/26/2028	—		—		—	—
	—	13,500	$128.81	2/25/2022	2/25/2029	—		—		—	—
	—	5,609	$77.99	2/24/2023	2/24/2033	—		—		—	—

(1)

Stock options granted before 2023 vest as to 60% of the stock options on the third anniversary of the date of grant, and 20% on each of the fourth and fifth anniversaries of the date of grant, subject to continued service with the Company through each applicable vesting date. Stock options granted in 2023 vest in three equal installments on the first, second and third anniversary of the date of grant, subject to continued service with the Company through each applicable vesting date.

(2)	The exercise price of each stock option awarded is the closing price of our common stock on the date of grant.
(3)	Stock options granted before 2023 have a seven-year term. Stock options granted in 2023 have a ten-year term.
(4)	The market value of stock awards that have not vested is determined based on the closing price of our common stock on December 29, 2023 (the last day of trading of 2023), or $94.24 per share.
(5)

Represents the number of PRSUs assuming target level of attainment. Pursuant to SEC rules, the amounts shown for awards subject to performance conditions are based on the probable outcome as of the date of grant and are shown at target. PRSUs vest subject to achievement of applicable performance measures as determined at the end of the three-year performance period. The amounts shown assume target performance is achieved and the market value of stock awards that have not vested is determined based on the closing price of our common stock on December 29, 2023 (the last day of trading of 2023), or $94.24 per share. The actual payout values will depend, among other things, on the Company’s actual performance through the end of the performance period and the Company’s future stock price.

2024 Proxy Statement	|	47

(6)

Represents purchased restricted stock awards that vest as to 100% of the restricted stock on the third anniversary of the date of grant, subject to continued service with the Company through the applicable vesting date.

(7)

The purchase price of restricted stock awards is equal to 50% of the fair market value of our common stock on the date of grant, or $79.83 per share for restricted stock awards granted on February 26, 2021.

(8)

The purchase price of restricted stock awards is equal to 50% of the fair market value of our common stock on the date of grant, or $64.405 per share for restricted stock awards granted on February 25, 2022.

(9)	Represents awards of RSUs. RSUs vest as to 100% on the third anniversary of the date of grant, subject to continued service with the Company through the applicable vesting date.

Option Exercises and Stock Vested

The following table sets forth information regarding stock options that were exercised by our NEOs during 2023 and shares of restricted stock held by our NEOs that vested during 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Stephen H. Kramer	—	—	26,600	2,074,534
Elizabeth J. Boland	—	—	13,000	1,013,870
Mary Lou Burke Afonso	14,550	229,363	7,020	547,490
Mandy Berman(*)	—	—	—	—
Rosamund Marshall	—	—	7,500	584,925

(*)	Ms. Berman jointed the Company effective February 21, 2023 and did not have any equity awards vest in 2023.
(1)	Each stock option was exercisable for one share of our common stock.
(2)	Represents the difference between the aggregate exercise price of the stock options and the fair market value of these shares at the time of exercise multiplied by the number of options exercised.
(3)

Represents the fair market value of the underlying shares of purchased restricted stock awards as of the vesting date multiplied by the number of shares that vested. NEOs who received purchased restricted stock awards paid 50% of the fair market value of the underlying shares on the grant date. The following NEOs paid the following purchase prices at the time of grant and such amounts are not accounted for in the above table. Taking these amounts into consideration, the value realized on vesting for the purchased restricted stock awards would be as follows:

Name	Value Realized on Vesting ($)	Purchase Price Paid upon Grant ($)	Value Realized on Vesting after Purchase Price ($)
Stephen H. Kramer	2,074,534	2,259,271	(184,737)
Elizabeth J. Boland	1,013,870	1,104,155	(90,285)
Mary Lou Burke Afonso	547,490	596,244	(48,754)
Rosamund Marshall	584,925	637,013	(52,088)

Nonqualified Deferred Compensation

The following table sets forth certain information with respect to the NQDC Plan as of December 31, 2023 for our NEOs who elected to participate in the plan. The NQDC Plan is a U.S. based plan. As a U.K. employee, Ms. Marshall does not participate in the NQDC Plan.

Name	Executive Contributions in 2023 ($)(1)	Company Contributions in 2023 ($)(1)	Aggregate Earnings in 2023 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2023 ($)(2)
Stephen H. Kramer	19,338	2,500	23,307	(18,743)	117,815
Elizabeth J. Boland	—	—	19,499	—	163,864
Mary Lou Burke Afonso	8,955	2,239	17,803	—	114,151
Mandy Berman	—	—	—	—	—
Rosamund Marshall	—	—	—	—	—

(1)

Contributions are reported as compensation in the Summary Compensation Table consisting of (i) the deferral of eligible compensation included in “Salary” and (ii) matching contributions from the Company included in “All Other Compensation”.

(2)

The aggregate balance for our NQDC Plan includes executive deferrals for prior fiscal years. Such deferrals for individuals who were NEOs for the fiscal years in which the deferrals were made were included as compensation for such individuals in the Summary Compensation Tables in prior proxy statements. For 2023 amounts, please see footnote (1) above. For 2022 and 2021, the total contributions for Mr. Kramer were $15,260 and $15,101, respectively and the total contributions for Ms. Burke Afonso were $12,978 and $6,324, respectively.

48	|	Bright Horizons

We offer the NQDC Plan to a select group of management or highly compensated employees as defined by the Employee Retirement Income Security Act of 1974, as amended, including our NEOs. Participants can defer up to 50% of their salary and up to 100% of paid bonus compensation under the NQDC Plan. The Company also makes matching contributions, and this matching contribution for 2023 was 25% of a participant’s elective deferral, up to $2,500. Participants are fully vested in their elective deferrals, and Company matching contributions begin to vest 20% per year after two years of service with us and fully vest after six years of service with us. Aggregate earnings on account balances under this plan are determined based on the performance of the underlying investments available under the NQDC Plan selected by the individual participant. Participants can elect to receive scheduled distributions of their elective deferrals during or following employment, in a lump sum or in installment payments, and may only take distributions of Company contributions following a separation from service.

Potential Payments Upon Termination or Change of Control

The following summaries and table describe and quantify the potential payments and benefits that would have been provided to each of our NEOs if a termination of employment or a change of control had occurred on December 31, 2023 under our compensation plans and agreements. These summaries are qualified in their entirety by the terms of the severance arrangements in place with our NEOs or our forms of award agreements.

Change of Control / Severance Arrangements

The Company has severance agreements with each of Mr. Kramer and Mses. Berman, Boland and Burke Afonso and a service agreement with Ms. Marshall that each provide for certain payments and benefits upon a qualifying termination of the executive’s employment and/or a change of control (as such term is defined in the respective agreements).

Change of Control. Pursuant to the severance agreements or service agreement in the case of Ms. Marshall, immediately prior to a change of control, all unvested options then held by the NEO will vest in full. Pursuant to the purchased restricted stock agreements, unvested purchased restricted stock will vest as to 100% of the restricted stock on a change of control. Pursuant to the PRSU agreements, if the participant has been employed for more than two years, the PRSUs will vest as to 100% on a change of control assuming achievement of target and, for participants employed for less than two years, the PRSUs will vest as to 100% only upon a termination without cause or for good reason within 12 months after a change of control and assuming achievement of target. Pursuant to the RSU agreements, if the participant has been employed for more than two years, the RSUs will vest as to 100% on a change of control and, for participants employed for less than two years, the RSUs will vest as to 100% only upon a termination without cause or for good reason within 12 months after a change of control. Additionally, RSUs held by Ms. Marshall prior to 2023 will vest upon a termination without cause or for good reason within 12 months after a change of control.

Termination of Employment Without Cause or for Good Reason Within 24 Months Following a Change of Control. If, within 24 months after a change of control (the “Protection Period”), an executive’s employment is terminated by the Company for any reason other than for cause or death or disability, or the executive terminates his or her employment for good reason (as such terms are defined in the respective agreements), the executive will be entitled to receive (a) any accrued but unpaid salary as of termination and a pro-rated portion of any bonus payable for the fiscal year in which the termination occurs, and (b) subject to the executive’s compliance with restricted covenants contained in the agreement severance pay equal to the executive’s total base salary and cash bonus compensation for the prior two years of the executive’s employment in bi-weekly payments for up to two years (and in the event an executive has been employed for less than two years, amounts equal to current salary level and cash bonus compensation for the fiscal year in which termination occurs multiplied by two). If the executive elects, in accordance with applicable federal law, to continue his or her participation in the Company’s health plans following termination of employment, the Company will pay the premiums for such participation for 24 months (or until such earlier date as the executive secures other employment), or if the executive’s continued participation in the Company’s group health plans is not possible under the terms of those plans, the Company will provide the executive and his or her dependents substantially similar benefits or pay the executive an amount equal to the full cash value thereof.

Termination of Employment Without Cause or for Good Reason Without a Change of Control. If the Company terminates the executive’s employment without cause or the executive resigns for good reason outside of the Protection Period, in addition to any accrued but unpaid salary and other accrued benefits then due to the executive as of termination, the executive will be entitled to receive bi-weekly severance payments for one year at his or her then current salary level and a pro-rated portion of other accrued benefits due and any bonus payable for the fiscal year in which the termination occurs.

2024 Proxy Statement	|	49

Pursuant to the PRSU agreements, the participant’s PRSUs will vest in a pro-rata portion equal to the number of months the participant has been employed during the performance period assuming achievement at target.

Termination of Employment Due to Death or Disability. If the executive’s employment terminates due to death or due to the executive becoming disabled, the executive will be entitled to receive accrued but unpaid salary and other accrued benefits then due to the executive as of termination and a pro-rated portion of any bonus payable for the fiscal year in which the termination occurs. In addition, in the case of Ms. Marshall and a termination due to disability, pursuant to her service agreement, Ms. Marshall may (i) be placed on garden leave during all or part of her contractual notice period; or (ii) be paid in lieu of all or part of her contractual notice period, in each case equal to three months’ salary.

Pursuant to the purchased restricted stock agreements, any unvested purchased restricted stock will vest as to 100% of the restricted stock on a termination of the executive officer’s employment by reason of death or disability. Pursuant to the PRSU agreements, the participant will vest in a pro-rata portion of PRSUs equal to the number of months the participant has been employed during the performance period assuming achievement at target.

Other Termination of Employment. If the executive’s employment is terminated by the Company for cause or the executive voluntarily resigns without good reason, the executive will only be entitled to receive accrued but unpaid salary and any other accrued benefits then due to the executive as of termination.

Treatment of Purchased Restricted Stock Awards. In the event the executive’s employment with the Company terminates prior to the vesting date, in certain circumstances, the Company may, but is not obligated to, repurchase the shares subject to the award at a price equal to the lesser of cost or fair market value.

Restrictive Covenants. Under the terms of their respective severance agreements or service agreement in the case of Ms. Marshall, each of our NEOs has agreed to confidentiality obligations during and after employment and to non-competition, non-solicitation, and non-hire obligations during the severance payment period (as such term is defined in the respective agreements).

Generally, the executive’s right to receive severance pay and benefits described above is subject to his or her execution of an effective release of claims in favor of the Company.

The following table summarizes the payments that would have been made to our NEOs upon the occurrence of a qualifying termination of employment or change of control, assuming that each NEOs’ termination of employment or a change of control occurred on December 31, 2023 (the last day of our fiscal year). In the case of a termination of employment by the Company without cause or by the executive for good reason, severance amounts and benefits have been calculated assuming that the termination occurred within the 24-month Protection Period described above. If a termination of employment had occurred on December 31, 2023, severance payments and benefits would have been determined under the executive officer’s severance agreement, or service agreement in the case of Ms. Marshall, as in effect on such date and as described above. Amounts shown do not include (i) accrued but unpaid salary and vested benefits and (ii) other benefits earned or accrued during employment that are available to all salaried employees and that do not discriminate in scope, terms or operations in favor of executive officers.

	Termination of Employment Without Cause/ for Good Reason and Change of Control				Termination of Employment Without Cause/for Good Reason and No Change of Control			Termination of Employment Due to Death or Disability			Change of Control
Name	Pro-Rata Bonus	Salary and Bonus Continuation	Medical Benefits Continuation(1)	Accelerated Vesting of Equity Awards (2)(3)(4)(5)	Pro-Rata Bonus	Salary Continuation	Accelerated Vesting of Equity Awards(6)	Garden Leave(7)	Pro-Rata Bonus	Accelerated Vesting of Equity Awards(8)	Accelerated Vesting of Equity Awards (9)
Stephen H. Kramer	$770,965	$2,373,229	$92,627	$4,701,412	$770,965	$650,000	$352,426	—	$770,965	$1,456,581	$4,701,412
Elizabeth J. Boland	$327,200	$1,324,699	$39,547	$1,657,846	$327,200	$400,000	$110,763	—	$327,200	$638,066	$1,657,846
Mary Lou Burke Afonso	$327,200	$1,324,189	$92,627	$1,324,942	$327,200	$400,000	$110,763	—	$327,200	$305,162	$1,324,942
Mandy Berman(*)	$327,200	$1,454,400	$92,627	$1,130,543	$327,200	$400,000	$92,303	—	$327,200	$92,303	$133,673
Rosamund Marshall(**)	$244,104	$1,130,703	$13,930	$1,242,005	$244,104	$397,888	$75,518	$99,472	$244,104	$75,518	$1,242,005

(*)

Ms. Berman joined the Company effective February 21, 2023. Amounts for Ms. Berman reflect her annual salary level for a full year and her annual cash bonus for a full year in accordance with her severance agreement.

(**)

The amounts reported for Ms. Marshall were converted from British pounds to U.S. dollars using an exchange rate of 1.2434 U.S. dollars per 1.00 British pound, which was the average exchange rate for fiscal year 2023.

(1)	Based on the cost of health premiums in effect for fiscal year 2024.

50	|	Bright Horizons

(2)

Includes unvested stock options. The amount associated with option awards is calculated by multiplying the number of unvested stock option awards by the difference between the exercise price of the stock options and $94.24, which was the closing stock price on December 29, 2023 (the last trading day of 2023). Pursuant to the applicable severance or service agreement, all unvested options held by the NEO will vest in full upon a change of control. Amounts reported do not include unvested options that were out-of-the-money for each NEO as of December 31, 2023: 26,800 options for Mr. Kramer; 15,132 options for Ms. Boland; 33,816 options for Ms. Burke Afonso; and 33,300 options for Ms. Marshall.

(3)

Includes unvested purchased restricted stock awards. The amount associated with purchased restricted stock awards is calculated by multiplying the number of restricted stock awards by the difference between $94.24 and the initial purchase price of the purchased restricted stock awards. The purchase price of restricted stock awards is equal to 50% of the fair market value of our common stock on the date of grant. The purchase price of restricted stock awards granted on February 26, 2021 was $79.83 per share. The purchase price of restricted stock awards granted on February 25, 2022 was $64.405 per share. Pursuant to the purchased restricted stock agreements, restricted stock will vest as to 100% of the restricted stock on the earliest of the third anniversary of the grant date, a change of control, or the termination of the executive officer’s employment by reason of death or disability (subject to continued service with the Company through the applicable vesting date).

(4)

Includes unvested RSUs. The amount associated with RSUs is calculated by multiplying the number of RSUs by $94.24. Pursuant to the RSU agreements, for NEOs employed for more than two years, the RSUs will vest as to 100% on a change of control and, for NEOs employed for less than two years, the RSUs will vest as to 100% only upon a termination without cause or for good reason within 12 months after a change of control. Additionally, RSUs held by Ms. Marshall prior to 2023 will vest upon a termination without cause or for good reason within 12 months after a change of control.

(5)

Includes unvested PRSUs. The amount associated with PRSUs is calculated by assuming target performance is achieved and multiplied by $94.24. Pursuant to the PRSU agreements, for NEOs employed for more than two years, the PRSUs will vest as to 100% on a change of control assuming achievement of target and, for NEOs employed for less than two years, the PRSUs will vest as to 100% only upon a termination without cause or for good reason within 12 months after a change of control and assuming achievement of target.

(6)

Includes pro-rata vesting of unvested PRSUs. Pursuant to the PRSU agreements, an NEO’s PRSUs will vest in a pro-rata portion equal to the number of months the NEO has been employed during the performance period assuming and achievement at target.

(7)

Pursuant to Ms. Marshall’s service agreement, upon a termination due to disability, the Company may elect to place Ms. Marshall on garden leave during all or part of her three month contractual notice period, or alternatively, make a payment in lieu of all or part of her three month contractual notice, in each case equal to three months’ salary.

(8)

Includes unvested purchased restricted stock awards (see footnote (3) above regarding treatment). Includes pro-rata vesting of unvested PRSUs (see footnote (6) above for treatment). RSUs and stock options do not accelerate on termination of employment by reason of death or disability.

(9)

Includes unvested stock options (see footnote (2) above for treatment). Includes unvested purchased restricted stock awards (see footnote (3) above for treatment). For each NEO, with the exception of Ms. Berman, who has been employed by the Company for less than two years and Ms. Marshall with respect to RSUs granted prior to 2023, includes unvested RSUs (see footnote (4) above for treatment). For each NEO, with the exception of Ms. Berman who has been employed by the Company for less than two years, includes unvested PRSUs (see footnote (5) above for treatment).

CEO Pay Ratio

We are providing the following information about the ratio of the annual total compensation of Stephen H. Kramer, our Chief Executive Officer and President, to the median of the annual total compensation of all employees (other than our Chief Executive Officer). For the year ended December 31, 2023:

•	the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table, was $4,927,814; and,

•	the median of the annual total compensation of all employees (other than our Chief Executive Officer) was $33,029 (calculated in the same manner as under the Summary Compensation Table).

Based on this information, the 2023 ratio of our Chief Executive Officer’s annual total compensation to the annual total compensation of our median employee is estimated to be 149:1. Omitting Mr. Kramer’s 2023 LTIP equity awards, the ratio of our Chief Executive Officer’s $1,427,830 compensation (consisting of salary, bonus and all other compensation) to the equivalent compensation of our median employee is estimated to be 43:1.

We determined the median employee as of December 31, 2023. As of December 31, 2023, our employee population consisted of 31,377 employees, including full-time, part-time, temporary and seasonal employees and all employees added by acquisitions in 2023. Of our total employee population, 17,869 were located in the U.S. (including Puerto Rico), 8,294 were located in the United Kingdom, 2,248 were located in the Netherlands, 2,925 were located in Australia and 41 were located in India. As permitted by SEC rules, we excluded all of our employees located in India who, in the aggregate, represented 0.13% of our total employee population on December 31, 2023. As a result, for purposes of the pay ratio calculation, our employee population consisted of 31,335 employees (not including the Chief Executive Officer).

We utilized 2023 gross cash compensation as our consistently applied compensation measure to identify the median employee within the above employee population. Gross cash compensation reflects a wide variety of pay items and includes salary/wages (including overtime and vacation pay), bonuses, cash incentives, other benefits and allowances, and any deferred compensation distributions paid in 2023. We excluded the value of stock-based compensation because we do not widely distribute equity awards to all employees. For employees working outside

2024 Proxy Statement	|	51

the United States, we converted employee compensation to U.S. dollars using the average exchange rates for 2023. We annualized the compensation of non-temporary/non-seasonal employees who were new hires or re-hires and did not work for us for the entire calendar year.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our records, the methodology described above and reasonable judgement and assumptions. Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for Bright Horizons.

52	|	Bright Horizons

PAY VERSUS PERFORMANCE

As discussed in our Compensation Discussion and Analysis above, our Compensation Committee has implemented a compensation program designed to link a substantial portion of our NEOs’ compensation to the achievement of Company performance, and to align our executive pay with the interests of our shareholders. Our compensation program aligns executive pay with shareholder interests and links pay to performance through a blend of short- and long-term performance measures.
Pay versus Performance Table
The following table sets forth additional compensation information for our principal executive officer (“PEO”), Mr. Kramer, and our NEOs other than Mr. Kramer
(“Non-PEO
NEOs”), calculated in accordance with applicable SEC rules, for fiscal years 2023, 2022, 2021 and 2020.

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (3)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2)(3)	Value of Initial Fixed $100 Investment Based on:
					Total Shareholder Return (BFAM) (4)	Peer Group Total Shareholder Return (Russell Midcap Growth Index) (4)	Net Income ($) (5)	Adjusted EBITDA ($) (6)
							(in thousands)
2023 (*)	4,927,814	8,111,323	1,706,797	2,796,763	$62.67	$140.97	74,223	352,117
2022 (*)	3,258,891	(3,276,385)	1,437,903	(519,387)	$41.97	$112.00	80,641	316,994
2021	4,237,306	(70,237)	1,507,741	88,941	$83.74	$152.84	70,459	272,068
2020	2,895,627	4,888,039	1,052,320	1,872,690	$115.09	$135.59	26,992	224,396

(*)
Amounts included for 2023 include amounts reported for Ms. Marshall converted from British pounds to U.S. dollars using an exchange rate of 1.2434 U.S. dollars per 1.00 British pound, which was the average exchange rate for fiscal year 2023. Amounts included for 2022 include amounts reported for Ms. Marshall converted from British pounds to U.S. dollars using an exchange rate of 1.2374 U.S. dollars per 1.00 British pound, which was the average exchange rate for fiscal year 2022.

(1)
Reflects the total compensation reported for our PEO, Mr. Kramer, in the Summary Compensation Table for each fiscal year presented. Mr. Kramer served as PEO for each of the covered fiscal years presented.

(2)
See below for calculation of “compensation actually paid” or “CAP” to the PEO and
Non-PEO
NEOs. The dollar amounts reported represent the amount of CAP as computed in accordance with applicable SEC rules. The dollar amounts do not reflect the actual amounts of compensation paid to our PEO or
Non-PEO
NEOs during the covered fiscal year, but reflect (i) the fair value as of the end of the covered fiscal year of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year, (ii) the change in fair value as of the end of the covered fiscal year (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year that were outstanding and unvested at the end of the covered fiscal year, and (iii) the change in fair value as of the vesting date (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year.

(3)
Reflects the average total compensation reported for our
Non-PEO
NEOs in the Summary Compensation Table for each fiscal year presented. The other NEOs reflected in the columns above represent compensation for the following individuals for each of the years shown:

2023 - Mandy Berman, Elizabeth Boland, Mary Lou Burke Afonso and Rosamund Marshall.
2022 - Elizabeth Boland, Mary Lou Burke Afonso, John Casagrande and Rosamund Marshall.
2021 - Maribeth Bearfield, Elizabeth Boland, Mary Lou Burke Afonso and John Casagrande.
2020 - Maribeth Bearfield, Elizabeth Boland, Mary Lou Burke Afonso and John Casagrande.
(4)
Reflects cumulative total shareholder return if $100 was invested as of December 31, 2019. Reflects the total shareholder return of the Russell Midcap Growth Index, as of December 31, 2023, 2022, 2021 and 2020, respectively, weighted according to the constituent companies’ market capitalization at the beginning of each period for which a return is indicated. The constituent companies of the Russell Midcap Growth Index are attached to this Proxy Statement on
Appendix A
. The Russell Midcap Growth Index is the index used by the Company for purposes of Item 201(e) of Regulation
S-K
under the Exchange Act in the Company’s 2023 Annual Report. The Company selected the Russell Midcap Growth Index as a comparable as there is a lack of public company comparables in our industry, with most of our peers operating as private companies or divisions of larger diversified companies, and there are no widely recognized published industry indices. We determined that an equity index for companies with similar market capitalization and growth objectives would provide for an appropriate peer group, and we believe the Russell Midcap Growth Index provides the best means of comparison to the Company. The Russell Midcap Growth Index is a subset of the Russell 1000 Index and is composed of select companies from the 800 smallest companies of the Russell 1000 Index (Russell Midcap Index) that display higher price-to-book
ratios and higher forecasted growth values.
Source: Zacks Investment Research, Inc. Used with permission. All rights reserved. Copyright 1980-2024.

(5)
Reflects “Net Income” as reported in the Company’s Consolidated Statement of Income included in the Company’s Annual Reports on Form
10-K
for each of the years ended December 31, 2023, 2022, 2021 and 2020.

(6)
The Company-Selected Measure is Adjusted EBITDA which is further described under “Pay versus Performance: Most Important Measures” below. Adjusted EBITDA is a financial measure not calculated in accordance with GAAP, which is commonly referred to as a
“non-GAAP
measure.” For fiscal year 2023, Adjusted EBITDA represents EBITDA (which is net income, as determined in accordance with GAAP, before interest expense, income tax expense, depreciation and amortization) adjusted to exclude the impact of stock-based compensation expense,

2024 Proxy Statement	|	53

and
non-recurring
costs, such as impairment losses and value-added tax expense related to prior periods. Please see “Item 7. Management’s Discussion and Analysis of Financial
Condition—Non-GAAP
Financial Measures and Reconciliation” in our Annual Reports on Form
10-K
for 2023, 2022, 2021 and 2020 for additional information on Adjusted EBITDA and a reconciliation of this non-GAAP
financial measure to its respective measure determined under GAAP.

To calculate the amounts in the “Compensation Actually Paid to PEO” column in the table above, the following amounts were deducted from or added to (as applicable) our PEO’s “Total” compensation as reported in the Summary Compensation Table for each covered fiscal year:

Year	Summary Compensation Table Total for PEO ($) (1)	Summary Compensation Table Reported Value of Equity Awards for PEO ($) (2)(3)	Fair Value of Equity Awards Granted in the Covered Year ($) (3)(4)(5)	Change in Fair Value of Unvested Equity Awards Granted in Prior Years ($) (5)	Change in Fair Value of Equity Awards from Prior Years that Vested in Covered Year ($) (5)	Compensation Actually Paid to PEO ($)
2023	4,927,814	(3,499,984)	4,237,093	2,035,472	410,928	8,111,323
2022	3,258,891	(2,300,203)	179,157	(4,458,298)	44,068	(3,276,385)
2021	4,237,306	(3,009,591)	1,736,085	(3,033,614)	(422)	(70,237)
2020	2,895,627	(2,259,271)	2,342,263	1,590,266	319,154	4,888,039

(1)	Reflects the total compensation reported for our PEO, Mr. Kramer, in the Summary Compensation Table for each of the years presented.
(2)	Represents the grant date fair value of the equity awards to our PEO as reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each of the years presented.
(3)
Equity values are calculated in accordance with FASB ASC Topic 718. For 2022, 2021 and 2020, the amounts included related to purchased restricted stock awards represent the grant date fair value or measurement date fair value as of the end of the covered fiscal year, as applicable, of all purchased restricted stock awards granted less the 50% purchase price paid by Mr. Kramer for such awards. There were no purchased restricted stock awards granted in 2023. The following amounts were paid in cash on the grant date by Mr. Kramer upon each award of purchased restricted stock and are excluded from the respective columns consistent with the determination of fair value in accordance with FASB ASC Topic 718:

Year	Purchase Price Paid by PEO ($)	Shares of Restricted Stock (#)
2023	—	—
2022	1,210,814	18,800
2021	3,009,591	37,700
2020	2,259,271	26,600

(4)	Represents the year-end fair value for equity awards to our PEO. No awards vested in the year they were granted.
(5)
Stock option fair values are calculated based on the Black-Scholes option pricing model. The stock option fair values, purchased restricted stock fair values, the PRSU fair values and the RSU fair values are calculated using the stock price as of the applicable measurement date. The change in fair value is calculated using the fair value as of the prior year-end
and as of each measurement date in the applicable covered year. The application of the underlying assumptions used in calculating the fair value of the stock option awards did not differ in any material respect from that used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table for the applicable year.

To calculate the amounts in the “Average Compensation Actually Paid to
Non-PEO
NEOs” column in the table above, the following amounts were deducted from or added to (as applicable) the average of the “Total” compensation of our other NEOs as reporte
d in the Summary Compensation Table for each applicable year:

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)	Average Summary Compensation Table Reported Value of Equity Awards for Non-PEO NEOs ($) (2)(3)	Average Fair Value of Equity Awards Granted in the Covered Year ($) (3)(4)(5)	Average Change in Fair Value of Unvested Equity Awards Granted in Prior Years ($) (5)	Average Change in Fair Value of Equity Awards from Prior Years that Vested in Covered Year ($) (5)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	1,706,797	(1,012,473)	1,225,704	701,876	174,859	2,796,763
2022	1,437,903	(913,202)	180,437	(1,242,662)	18,136	(519,387)
2021	1,507,741	(956,084)	683,432	(1,055,642)	(90,506)	88,941
2020	1,052,320	(664,946)	841,424	418,422	225,470	1,872,690

(1)	Reflects the average total compensation reported for our Non-PEO NEOs in the Summary Compensation Table for each of the years presented.
(2)
Represents the average of the grant date fair value of the equity awards to our
Non-PEO
NEOs as reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each of the years presented.

(3)
Equity values are calculated in accordance with FASB ASC Topic 718. For 2022, 2021 and 2020, the amounts included related to purchased restricted stock awards represent the average grant date fair value or measurement date fair value as of the end of the covered fiscal year, as applicable, of all purchased restricted stock awards granted to our
Non-PEO
NEOs less the 50% purchase price paid by each for such awards. There were no purchased restricted stock awards granted in 2023. The following amounts were the total paid in cash on the grant

54	|	Bright Horizons

date by our
Non-PEO
NEOs upon each award of purchased restricted stock and are excluded from the respective columns consistent with the determination of fair value in accordance with FASB ASC Topic 718:

Year	Total Purchase Price Paid by Non-PEO NEOs ($)	Total Shares of Restricted Stock (#)
2023	—	—
2022	981,210	15,235
2021	2,196,922	27,520
2020	2,057,126	24,220

(4)	Represents the average year-end fair value for equity awards to our Non-PEO NEOs. No awards vested in the year they were granted.
(5)
Stock option fair values are calculated based on the Black-Scholes option pricing model. The stock option fair values, the purchased restricted stock fair values, the PRSU fair values and the RSU fair values are calculated using the stock price as of the applicable measurement date. The change in fair value is calculated using the fair value as of the prior year-end
and as of each measurement date in the applicable covered year. The application of the underlying assumptions used in calculating the fair value of the stock option awards did not differ in any material respect from that used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table for the applicable year.

Relationship between Pay and Performance
Below are graphs showing the relationship between “compensation actually paid” or “CAP” to our PEO and CAP to our
Non-PEO
NEOs in 2020, 2021, 2022 and 2023 and to (1) Total Shareholder Return of both the Company and the Russell Midcap Growth Index, (2) the Company’s Net Income, and (3) the Company’s Adjusted EBITDA. CAP, as calculated in accordance with applicable SEC rules, reflects adjusted values for unvested and vested equity awards for the years shown in the table based on year-end
or vest date stock prices, as applicable, and various accounting valuation assumptions. CAP also fluctuates due to changes in the price of the Company’s common stock. Accordingly, CAP does not reflect actual amounts paid out for those equity awards. For a discussion of how our Compensation Committee assessed the Company’s performance and our NEOs’ pay each year, see the Compensation Discussion and Analysis in this Proxy Statement and in the Proxy Statements for 2020, 2021 and 2022.
Relationship between Pay and Total Shareholder Return.
While the Company does not utilize total shareholder return as a metric in any of its compensation programs, the below graph demonstrates the relationship between CAP and the total shareholder return of both the Company and the Russell Midcap Growth Index. Given the emphasis in our executive compensation program on long-term equity incentive awards, which value is tied to our stock price, we believe that the CAP values are closely aligned with our stock price performance from 2020 through 2022 and reflects an increase in our stock price for 2023. For each year shown in the graph below, more than half of the target compensation of our NEOs is in the form of long-term equity incentive awards, as described in the Compensation Disclosure and Analysis section of this Proxy Statement.

2024 Proxy Statement	|	55

Relationship between Pay and Net Income.
While the Company does not utilize Net Income as a metric in any of its compensation programs, the below graph demonstrates the relationship between CAP and the Company’s Net Income. The improvement in our Net Income from 2020 through 2023 does not directly align with our CAP outcomes. This is primarily because the Company does not use Net Income to determine executive compensation. In 2021 and 2022, the de minimis or negative CAP for both the PEO and our
Non-PEO
NEOs was primarily due to the decline in the price of the Company’s common stock.

Relationship between Pay and Adjusted EBITDA.
The below graph demonstrates the relationship between CAP and the Company’s Adjusted EBITDA. The Company has selected Adjusted EBITDA as its most important Company-Selected Measure. The Company uses Adjusted EBITDA as one corporate performance measure for its annual cash bonus program and, starting in 2023, the vesting of PRSUs is tied to a three-year average of Adjusted EBITDA annual growth. As a result, the improvement in our Adjusted EBITDA in 2023 generally aligns with our CAP outcomes. However, our year-over-year CAP outcomes do not always align directionally with the year-over-year Adjusted EBITDA outcomes as more than half of the target compensation of our NEOs is in the form of long-term equity incentives awards and are closely tied to our stock price. In 2021 and 2022, the de minimis or negative CAP for both the PEO and our
Non-PEO
NEOs was primarily due to the decline in the price of the Company’s common stock.

56	|	Bright Horizons

Pay versus Performance: Most Important Measures
The following table identifies the three most important financial performance measures to link the CAP to our PEO and
Non-PEO
NEOs in 2023, calculated in accordance with applicable SEC regulations, to Company performance. The measures most important in determining pay during 2023 were those most heavily weighted in our annual bonus programs.

Measure	Nature	Explanation
Adjusted EBITDA (*)	Financial Measure
A
non-GAAP
financial measure that consists of adjusted earnings before interest, taxes, depreciation and amortization and other non-recurring
items reflects the Company’s cash flow generation on a consistent basis and is a strong overall indicator of the Company’s operational performance.

Adjusted EPS ( *)	Financial Measure
A
non-GAAP
financial measure that consists of diluted adjusted earnings per common share reflects the Company’s overall operating and financial achievements adjusted for the impact of certain non-cash
charges and
non-recurring
transactions.

Revenue Growth	Financial Measure	A financial measure that consists of our revenue growth year over year.

(*)
For fiscal year 2023, Adjusted EBITDA represents EBITDA (which is net income, as determined in accordance with GAAP, before interest expense, income tax expense, depreciation and amortization) adjusted to exclude the impact of stock-based compensation expense, and non-recurring
costs, such as impairment losses and value-added tax expense related to prior periods. We calculate Adjusted EPS based on adjusted net income, which represents net income determined in accordance with GAAP, adjusted to exclude the impact of stock-based compensation expense, amortization, and non-recurring
costs, such as impairment losses, value-added tax expense related to prior periods and interest on deferred consideration, divided by the diluted weighted average number of our common shares. Please see “Item 7. Management’s Discussion and Analysis of Financial
Condition—Non-GAAP
Financial Measures and Reconciliation” in our 2023 Annual Report for additional information on Adjusted EBITDA and Adjusted EPS (diluted adjusted earnings per common share) and a reconciliation of these non-GAAP
financial measures to their respective measures determined under GAAP.

2024 Proxy Statement	|	57

PROPOSAL 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER 2023 COMPENSATION

The Company is providing its shareholders with the opportunity to cast an advisory vote on the compensation of the Company’s NEOs (“say-on-pay”) in accordance with the requirements of Section 14A of the Exchange Act and the related SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the Company’s compensation philosophy, policies, and practices described in this Proxy Statement. The Compensation Discussion and Analysis included in this Proxy Statement describes our executive compensation program and the compensation of our NEOs for 2023.

At our 2023 Annual Meeting, the advisory vote on executive compensation received approximately 91.7% support from shareholders, demonstrating strong support of the Company’s executive compensation program. At our 2021 Annual Meeting, we asked shareholders to vote on the frequency of our say-on-pay vote and shareholders recommended, on an advisory basis, that future advisory votes on the compensation of the Company’s NEOs be held annually. We intend to hold the next advisory vote to approve the compensation of our NEOs at our 2025 Annual Meeting and the next advisory vote on the frequency of say-on-pay votes at our 2027 Annual Meeting.

As described in detail in the Compensation Discussion and Analysis, our compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay partially dependent on the achievement of Company performance targets and individual performance objectives in support of our business strategy and creation of long-term shareholder value. We have a total compensation approach focused on performance-based incentive compensation that seeks to:

•	Tie compensation to the achievement of Company performance goals.

•	Reward individual performance and contribution to our success over the short- and long-term.

•	Align the interests of our executive officers with those of our shareholders through delivering a significant part of our compensation program in the form of equity-based awards.

In addition, as we described in the Compensation Discussion and Analysis and elsewhere in this Proxy Statement, in approving compensation for our NEOs, the Compensation Committee considers the financial performance of the Company and, in 2023, the Compensation Committee sought to further align compensation to performance by replacing the prior Equity Choice Plan and approving a new LTIP to add performance-based equity awards to the forms of awards granted to the Company’s NEOs.

In addition, the Company employs a number of compensation and governance practices including (1) majority voting, (2) a clawback policy, (3) caps on annual bonuses tied to Company performance, and (4) stock ownership guidelines for directors, our Chief Executive Officer and our NEOs.

For the reasons outlined above, the Board is asking shareholders to support this proposal. Although this vote is non-binding, the Compensation Committee and the Board value the views of our shareholders as expressed in their votes. The Compensation Committee will consider the outcome of the vote when determining future compensation arrangements for our NEOs. However, neither the Board nor the Compensation Committee will have any obligation to take any action as a result of the say-on-pay vote.

The Board is asking shareholders to cast a non-binding, advisory vote indicating their approval of the 2023 compensation paid to our NEOs by voting “FOR” the following resolution:

“RESOLVED, that the 2023 compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required

The affirmative vote of a majority of the votes cast by the shareholders is required for the approval with respect to the advisory vote on executive compensation. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the results of this vote.

☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2 AND THE APPROVAL, ON AN ADVISORY BASIS, OF THE 2023 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

58	|	Bright Horizons

AUDIT COMMITTEE MATTERS

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

Audit Committee Composition and Meetings

The Audit Committee is composed of three directors, Lawrence M. Alleva, Cathy E. Minehan and Laurel J. Richie, each of whom the Board has determined is independent in accordance with the rules of the SEC and the NYSE. All members are “financially literate” as that term is defined by the listing standards of the NYSE, and the Board has determined that both Mr. Alleva and Ms. Minehan are audit committee financial experts as defined by the rules of the SEC.

In discharging its duties in 2023, the Audit Committee met ten times and regularly met in executive sessions after each committee meeting throughout the year. The Audit Committee also regularly meets individually with each of Deloitte & Touche LLP (“Deloitte”), management and representatives of internal audit as well as in committee-only executive sessions to allow for candid discussions including topics such as financial management and resources, legal, tax, accounting, auditing, compliance, regulatory changes, cybersecurity and data privacy, risk management and insurance, and internal controls.

Independent Auditors

The Audit Committee engaged Deloitte as the Company’s independent registered public accounting firm for the year ended December 31, 2023. This appointment of Deloitte was ratified by the shareholders of the Company at the 2023 Annual Meeting. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor and, at least annually, the Audit Committee reviews and evaluates the performance of the Company’s independent auditor and determines whether to continue to engage the current auditor or to interview another audit firm. Additionally, the Audit Committee is directly involved in selecting the lead engagement audit partner to ensure that the lead engagement partner is appropriately qualified to lead the Bright Horizons audit. Consistent with applicable rules, the lead engagement audit partner rotates every five years and a new lead audit partner was appointed for the 2023 audit engagement. Deloitte has been the Company’s independent registered public accounting firm since 2005.

The Audit Committee reviewed and evaluated the performance of Deloitte in 2024 (as further discussed in Proposal 3 of this Proxy Statement) and, as a result, appointed Deloitte as the independent registered public accounting firm for fiscal year 2024, which is being presented to Bright Horizons’ shareholders for ratification.

Overall Responsibilities and Key Fiscal Year 2023 Actions

The Audit Committee is responsible for overseeing the quality and integrity of Bright Horizons’ financial statements and financial reporting process and providing independent, objective oversight with respect to the Company’s accounting and financial reporting functions, internal and external audit functions, system of internal controls, ethical compliance, and risk oversight and management, including the Company’s enterprise risk management program and cybersecurity and data privacy risks. The Audit Committee’s scope of responsibilities and functions are described in the Committees and Committee Composition section of this Proxy Statement. The Audit Committee operates in accordance with a written charter adopted by the Board and reviewed annually by the Audit Committee, a copy of which is available on the Company’s website, www.brighthorizons.com, in the Investor Relations section under “Governance & Responsibility—Governance Documents.”

Company management has primary responsibility for Bright Horizons’ financial statements and the overall financial reporting process, including the Company’s system of internal controls and evaluating the effectiveness of internal control over financial reporting. Deloitte is responsible for (1) performing an audit of the annual financial statements, (2) expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Bright Horizons in conformity with generally accepted accounting principles and on the effectiveness of Bright Horizons’ internal control over financial reporting, and (3) issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Regularly throughout fiscal year 2023, the Audit Committee reviewed and discussed with internal audit and Deloitte, with and without management present, the Company’s progress in the testing and evaluation of its internal

2024 Proxy Statement	|	59

control over financial reporting and discussed the results of their respective audit examinations and the overall quality of the Company’s financial reporting. Management has provided the Audit Committee with its assessment on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed management’s assessment and Deloitte’s report on the effectiveness of Bright Horizons’ internal control over financial reporting included in the Company’s 2023 Annual Report.

The Audit Committee reviewed with both Deloitte and the Company’s internal auditors each of their audit plans, audit scope, identification of audit risks and the results of their audit efforts. The Audit Committee discussed the Company’s internal audit function’s organization, charter, responsibilities, budget and staffing with the internal auditors, management and Deloitte.

As part of the Audit Committee’s oversight of risk, the Audit Committee discussed and reviewed with management, including the Chief Information Officer, Chief Information Security Officer and Global Privacy Officer, and the internal auditors, the Company’s cybersecurity, information security and data privacy programs. Management and the Company’s internal auditors also reviewed and discussed with the Audit Committee the Company’s enterprise risk management program and how risk is assessed and mitigated as part of the Audit Committee’s oversight function.

2023 Audited Financial Statements

The Audit Committee met with management of the Company and Deloitte and (1) reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2023, (2) reviewed and discussed the quarterly consolidated financial statements, (3) reviewed and discussed the critical audit matter (CAM) presented in Deloitte’s audit report, and (4) reviewed and discussed with management the Company’s earnings press releases. The Audit Committee discussed with management and Deloitte the critical accounting policies and practices used in the preparation of the Company’s audited financial statements as well as the significant accounting estimates utilized by the Company, the reasonableness of significant judgments, new accounting developments and pronouncements, and the clarity of disclosures in the financial statements. Management has represented to the Audit Committee that the audited financial statements for the year ended December 31, 2023 were prepared in accordance with generally accepted accounting principles and Deloitte audited and expressed an unqualified opinion on the financial statements.

The Audit Committee received the written disclosures and the letter from Deloitte pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the Public Company Accounting Oversight Board (the “PCAOB”) regarding Deloitte’s communications with the Audit Committee concerning independence and any relationships between Deloitte and Bright Horizons and the potential effects of any disclosed relationships on Deloitte’s independence. The Audit Committee discussed with Deloitte its independence and any relationships with Deloitte that may impact their objectivity and independence, and also considered whether the provision of non-audit services and fees by Deloitte is compatible with independence. Based on these discussions, the Audit Committee is satisfied with Deloitte’s independence. The Audit Committee also received and reviewed a report prepared by Deloitte describing the firm’s internal quality control procedures and any material issues raised by the firm’s most recent internal quality-control review and PCAOB inspection.

The Audit Committee discussed and reviewed with Deloitte the matters required to be communicated by Deloitte to the Audit Committee by Auditing Standards No. 1301, as amended, adopted by the PCAOB, Communication with Audit Committees and, with and without management present, discussed and reviewed the results of Deloitte’s examination of Bright Horizons’ financial statements.

Based on these reviews and discussions with management, the internal auditors and Deloitte referred to above, the Audit Committee recommended to the Board that Bright Horizons’ audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Submitted by the Audit Committee,

Lawrence M. Alleva, Chair

Cathy E. Minehan

Laurel J. Richie

For more information about the Audit Committee members experience and credentials, please see the individual director biographies starting on page 6.

60	|	Bright Horizons

Audit and Other Fees

The aggregate fees that Bright Horizons paid for professional services rendered by Deloitte for the fiscal years ended December 31, 2023 and December 31, 2022 were:

	2023	2022
Audit Fees	$2,707,855	$2,714,005
Audit-Related Fees	—	991,295
Tax Fees	102,650	201,216
All Other Fees	1,895	—

Total	$2,812,400	$3,906,516

•

Audit Fees. Consist of professional services rendered for the audit of our annual audited consolidated financial statements and review of our quarterly financial statements, statutory audit services in India and Australia, and advice on accounting matters directly related to the audit.

•	Audit-Related Fees. Consist of professional fees related to due diligence services in 2022.

•	Tax Fees. Consist of fees for tax compliance and tax advisory services in India and Australia in 2023 and 2022.

•	Other Fees. Consist of subscription fees for the Deloitte Accounting Research Tool for 2023.

Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee pre-approves all Deloitte audit services and all permitted non-audit services, including engagement fees and terms, to be provided by the independent auditors. The Audit Committee pre-approved 100% of the fees and services described above. Our policies prohibit Bright Horizons from engaging Deloitte to provide any non-audit services prohibited by applicable SEC rules. In addition, we evaluate whether Bright Horizons’ use of Deloitte for permitted non-audit services is compatible with maintaining Deloitte’s independence and objectivity. After review of the non-audit services provided, we concluded that Deloitte’s provision of these non-audit services, all of which were approved in advance, is compatible with its independence.

2024 Proxy Statement	|	61

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. We are asking shareholders to ratify this appointment as we believe the reappointment of Deloitte is in the best interest of the Company and its shareholders. Although shareholder ratification of Deloitte is not required by law, the Board believes it is a good corporate governance practice and advisable to provide shareholders an opportunity to ratify this appointment. In the event that shareholders fail to ratify the appointment of Deloitte, the Audit Committee may reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte are expected to attend the Annual Meeting, where they will have the opportunity to make a statement if they wish to do so and will be available to answer questions from our shareholders.

The Audit Committee is directly responsible for the appointment, compensation (including approval of audit fees), retention and oversight of the independent registered public accounting firm that audits the Company’s financial statements and its internal control over financial reporting. Deloitte has served as our independent auditor since 2005.

The Audit Committee annually evaluates our independent auditor and considers the independence, qualifications and performance of the independent auditor in deciding whether to reappoint. In the course of these reviews, the Audit Committee considers, among other things:

•	Deloitte’s independence as well as their objectivity and professional skepticism.

•	The length of time Deloitte has served as the Company’s independent auditor.

•	Historical and recent performance, responsiveness and overall support.

•	Recent PCAOB reports on Deloitte.

•	Management’s assessment of Deloitte’s performance and quality of service.

•	Deloitte’s staff and its global reach, sufficiency of resources, and the engagement team’s knowledge and experience.

•	Deloitte’s capability and expertise in handling the breadth and complexity of our operations and understanding our business, and the potential impact to the Company of changing auditors.

•	Deloitte’s good faith approach to fees and expenses.

•	Deloitte’s general reputation for adherence to professional auditing standards.

Such consideration also includes reviewing the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.

Additionally, the Audit Committee periodically reviews and evaluates the performance of Deloitte’s lead audit partner and oversees the required rotation of Deloitte’s lead audit partner as required by law. Consistent with applicable rules, a new lead audit partner was appointed for 2023. In order to help ensure auditor independence, the Audit Committee periodically considers whether there should be a rotation of the Company’s independent registered public accounting firm.

We reviewed and evaluated the performance of Deloitte in 2023 and based on this evaluation the Audit Committee believes that it is in the best interests of Bright Horizons and our shareholders to retain Deloitte as the independent registered public accounting firm for fiscal year 2024, which is being presented to Bright Horizons’ shareholders for ratification.

62	|	Bright Horizons

Vote Required

The affirmative vote of a majority of the votes cast by the shareholders is required to ratify Deloitte’s appointment. Abstentions are not considered votes cast for the foregoing purpose, and will have no effect on the results of this vote.

☑

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3, THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

2024 Proxy Statement	|	63

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

Summary

The Board voted to approve, and to recommend to our shareholders that they approve, an amendment to the Company’s current Certificate of Incorporation to phase out the classified structure of our Board and provide for certain related changes, including that, commencing with the 2027 Annual Meeting, directors may be removed by the holders of a majority of the shares then entitled to vote in the election of directors, with or without cause. If the amendment to our Certificate of Incorporation is approved, the classified structure of our Board will be phased out over a three-year period commencing with the 2025 Annual Meeting.

Background

Article V of our Certificate of Incorporation currently provides that our Board be divided into three classes of directors: Class I, Class II and Class III, with each class of directors being elected on a staggered basis for a three-year term. Currently, one class of directors is nominated at each annual meeting of shareholders, with each director in that class serving a term expiring at the annual meeting held in the third year following the year of such director’s election.

After considering the advantages and disadvantages of declassification, including feedback from shareholders, the Board believes it is in the best interest of the Company and its shareholders to phase out the classification structure of the Board over a three-year period, commencing with the 2025 Annual Meeting. The Board unanimously approved, and recommends that the Company’s shareholders approve, the adoption of an amendment to the Certificate of Incorporation to declassify the Board.

This proposal also necessitates certain other changes to the Certificate of Incorporation. Article V of our Certificate of Incorporation currently provides that directors may only be removed for cause by the affirmative vote of at least 75% of the voting power of shares of our capital stock entitled to vote in the election of directors, which is consistent with Delaware law for a classified board. Delaware General Corporation Law (the “DGCL”), however, does not permit directors of a corporation with an unclassified board to be removed only for cause or by a vote of more than the holders of a majority of the shares then entitled to vote at an election of directors. Therefore, if this Proposal 4 is adopted, the amendment to the Company’s Certificate of Incorporation will include changes to provide that, from and after the 2027 Annual Meeting, directors can be removed at any time, with or without cause, by a majority of the voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.

Effect of the Proposal

If adopted, the proposed amendment would modify Article V of the Certificate of Incorporation to phase out our Board’s classified structure over a three-year period. If the amendment is adopted, commencing with the 2025 Annual Meeting, directors would be elected for a term of one year, except that each director serving in the class elected at the 2023 Annual Meeting would continue to serve for a three-year term expiring at the 2026 Annual Meeting and each director serving in the class elected at this Annual Meeting would serve for a three-year term expiring at the 2027 Annual Meeting. Consistent with the Certificate of Incorporation, the terms of the directors serving in the class elected at the 2022 Annual Meeting will expire at the 2025 Annual Meeting. The proposed amendment would also provide for (i) certain changes to the director removal provisions to provide that, commencing with the 2027 Annual Meeting, directors can be removed at any time, with or without cause, by a majority of the voting power of the outstanding shares of our capital stock entitled to vote in the election of directors and (ii) certain conforming changes in connection with the foregoing and certain other administrative matters. The forgoing proposed amendments to Article V are described further below and shown in their entirety on Exhibit B hereto.

Text of the Proposal

The full text of the proposed amendment and restatement of the Company’s current Certificate of Incorporation (the “Third Amended and Restated Certificate of Incorporation”), including the proposed amendments to Article V described above and the additional proposed amendments discussed in Proposal 5, Proposal 6, and Proposal 7 of this Proxy Statement, is included as Exhibit B to this Proxy Statement with deleted text shown as ~~strikethrough~~ and moved text shown as ~~strikethrough~~, and additions shown as underlined and moved text shown as double underlined.

64	|	Bright Horizons

The description of the proposal set forth above is qualified in its entirety by reference to the text of the Third Amended and Restated Certificate of Incorporation attached as Exhibit A to this Proxy Statement.

If this proposal is approved, the proposed amendments to Article V described above will be incorporated into a full amendment and restatement of the Company’s current Certificate of Incorporation as the Third Amended and Restated Certificate of Incorporation, which, as described below, the Board intends to have the Company file with the Secretary of State of the State of Delaware as soon as practicable after this proposal is adopted at the Annual Meeting.

Vote Required and Effectiveness; Interaction with Other Proposed Amendments

The affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Company entitled to vote in the election of directors at the Annual Meeting is required to adopt this proposal. Abstentions and broker non-votes are considered votes cast for the foregoing purpose, and will have the same effect as a vote “against” the proposal.

If this proposal to amend the Company’s current Certificate of Incorporation is approved and adopted by our shareholders, we will file a Third Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware shortly after the Annual Meeting that includes the above-described amendment. If this proposal to amend the Company’s Certificate of Incorporation is not approved and adopted, the above-described amendment will not become effective. The Third Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware shortly after the Annual Meeting will also include the amendments described in Proposal 5, Proposal 6, and Proposal 7, if those amendments are also approved and adopted by our shareholders.

The approval of this Proposal 4 is not conditioned upon approval of Proposal 5, Proposal 6, or Proposal 7, which are the other Certificate of Incorporation proposals described in this Proxy Statement.

☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4 AND THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

2024 Proxy Statement	|	65

PROPOSAL 5

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE EXCULPATION OF OFFICERS AS PERMITTED BY DELAWARE LAW

Summary

The Board voted to approve, and to recommend to our shareholders that they approve, an amendment to the Company’s current Certificate of Incorporation to permit the exculpation of officers, as is consistent with recent changes to the DGCL.

Background

Article VI of our Certificate of Incorporation currently includes “exculpatory provisions” that eliminate directors’ liability for monetary damages to the fullest extent possible under applicable law. As a Delaware corporation, the DGCL permits the Company to eliminate directors’ personal liability for monetary damages resulting from a breach of the fiduciary duty of care, subject to exceptions for intentional misconduct or knowing violations of the law.

Such “exculpatory provisions” are common amongst large public companies and allow the Company to recruit and retain highly-qualified persons to serve as directors. Under prior Delaware law, the statutory exculpatory provisions could only be extended to directors of corporations. However, effective August 1, 2022, the Delaware legislature amended the DGCL to permit Delaware corporations to extend similar exculpatory protections for officers, subject to the conditions and limitations under Section 102(b)(7) of the DGCL.

The Board believes that it is in the best interest of the Company and its shareholders to provide such exculpatory provisions to the officers of the Company to the extent permitted by the DGCL, as amended. In making this determination, the Board considered that the DGCL provision limits exculpation of officers only to claims that do not involve breaches of the duty of loyalty, acts, or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Further, the statutory exculpation does not extend to derivative claims brought by or in the right of the Company.

In weighing the potential benefits and drawbacks to shareholders, the Board further considered that officers, like directors, are exposed to a substantial risk of lawsuits that could seek to impose personal monetary liability. The Board believes that these new exculpatory protections recognized by the Delaware legislature will, if adopted, allow the Company to continue to attract and retain highly qualified officers and enable them to exercise good business judgment and act in the best interests of the shareholders, while minimizing their potential personal liability and reducing distractions arising from frivolous litigation.

The Board believes that adopting this officer exculpation provision will offer some measure of protection against such frivolous claims, which in turn will support the Company’s ability to attract and retain quality officers and reduce diversion of management attention and resultant waste of corporate resources.

Effect of the Proposal

If adopted, the proposed amendment would revise Article VI of the Certificate of Incorporation to provide that liability of both directors and officers for monetary damages for breach of fiduciary duty as a director or officer, as applicable, shall be eliminated to the fullest extent possible under applicable law. The forgoing proposed amendments to Article VI are described further below and shown in their entirety on Exhibit B hereto.

Text of the Proposal

The full text of the proposed Third Amended and Restated Certificate of Incorporation, including the proposed amendments to Article VI described above and the additional proposed amendments discussed in Proposal 4, Proposal 6, and Proposal 7 of this Proxy Statement, is included as Exhibit B to this Proxy Statement with deleted text shown as ~~strikethrough~~ and moved text shown as ~~strikethrough~~, and additions shown as underlined and moved text shown as double underlined.

The description of the proposal set forth above is qualified in its entirety by reference to the text of the Third Amended and Restated Certificate of Incorporation attached as Exhibit A to this Proxy Statement.

66	|	Bright Horizons

If this proposal is approved, the proposed amendments to Article VI described above will be incorporated into the Third Amended and Restated Certificate of Incorporation, which, as described below, the Board intends to have the Company file with the Secretary of State of the State of Delaware as soon as practicable after this proposal is adopted at the Annual Meeting.

Vote Required and Effectiveness; Interaction with Other Proposed Amendments

The affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Company entitled to vote in the election of directors at the Annual Meeting is required to adopt this proposal. Abstentions and broker non-votes are considered votes cast for the foregoing purpose, and will have the same effect as a vote “against” the proposal.

If this proposal to amend the Company’s current Certificate of Incorporation is approved and adopted by our shareholders, we will file a Third Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware shortly after the Annual Meeting that includes the above-described amendment. If this proposal to amend the Company’s Certificate of Incorporation is not approved and adopted, the above-described amendment will not become effective. The Third Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware shortly after the Annual Meeting will also include the amendments described in Proposal 4, Proposal 6, and Proposal 7, if those amendments are also approved and adopted by our shareholders.

The approval of this Proposal 5 is not conditioned upon approval of Proposal 4, Proposal 6, or Proposal 7, which are the other Certificate of Incorporation proposals described in this Proxy Statement.

☑	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 5 AND THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION FOR THE EXCULPATION OF OFFICERS AS PERMITTED BY DELAWARE LAW.

2024 Proxy Statement	|	67

PROPOSAL 6

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO ADD A FEDERAL FORUM SELECTION PROVISION AND TO UPDATE AND CLARIFY THE DELAWARE FORUM SELECTION PROVISION

Summary

The Board voted to approve, and to recommend to our shareholders that they approve, an amendment to the Company’s current Certificate of Incorporation to add a federal forum selection provision and propose additional amendments to the Delaware forum selection provision.

Background

Article XI of our Certificate of Incorporation currently provides for an exclusive forum for particular types of shareholder litigation. If adopted, the amendment will add further exclusions to this clause, such that—unless the Company consents otherwise in writing, or if otherwise prohibited by law—the U.S. federal district courts shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Anyone who acquires or holds any interest in shares of capital stock of the Company will be deemed to consent to these terms.

The Board believes it is in the best interest of the Company and its shareholders to adopt this exclusive forum provision. In making this determination, the Board considered that establishing the U.S. federal district courts as the sole and exclusive forum for claims arising under the federal Securities Act promotes efficiency by limiting plaintiffs’ forum-shopping in state courts, avoids duplicative claims and their associated defense costs and administrative burdens and ensures the Company is afforded the forum with the judiciary most experienced in efficiently adjudicating such claims. The Board further considered that this exclusive forum provision does permit the Company to consent in writing to be sued in an alternative forum.

The Board is taking the opportunity afforded by presenting this amendment to also propose for our shareholders’ approval amendments to update and clarify the Delaware forum selection provision. If adopted, the amendment will, in addition to incorporating immaterial clarifying updates, provide that any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws is subject to the Delaware forum selection provision.

Such exclusive forum provisions are common and prevalent amongst large U.S. public companies, and such companies are increasingly adopting similar provisions in recent years following a favorable U.S. Supreme Court ruling supporting the validity of such provisions.

As a result, the Board believes that adopting this exclusive forum provision will provide the Company with some certainty and efficiency with respect to any future claims against the Company arising under the Securities Act.

Effect of the Proposal

If adopted, the proposed amendment would revise Article XI of the Certificate of Incorporation to provide that, to the extent permitted by law, unless the Company consents in writing to the selection of an alternative forum, the U.S. federal district courts shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The proposed amendment would also revise Article XI to provide that, to the fullest extent permitted by applicable law, any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws is subject to the Delaware forum selection provision. The forgoing proposed amendments to Article XI of the Certificate of Incorporation are described further below and shown in their entirety on Exhibit B hereto.

Text of the Proposal

The full text of the proposed Third Amended and Restated Certificate of Incorporation, including the proposed amendments to Article XI described above and the additional proposed amendments discussed in Proposal 4, Proposal 5, and Proposal 7 of this Proxy Statement, is included as Exhibit B to this Proxy Statement with deleted text shown as ~~strikethrough~~ and moved text shown as ~~strikethrough~~, and additions shown as underlined and moved text shown as double underlined. If the amendments set forth in Proposal 7 are adopted, the current Article X will be deleted in its entirety and the exclusive forum provisions will be in Article X of the Third Amended and Restated Certificate of Incorporation.

68	|	Bright Horizons

The description of the proposal set forth above is qualified in its entirety by reference to the text of the Third Amended and Restated Certificate of Incorporation attached as Exhibit A to this Proxy Statement.

If this proposal is approved, the proposed amendments to Article XI described above will be incorporated into the Third Amended and Restated Certificate of Incorporation, which, as described below, the Board intends to have the Company file with the Secretary of State of the State of Delaware as soon as practicable after this proposal is adopted at the Annual Meeting.

Vote Required and Effectiveness; Interaction with Other Proposed Amendments

The affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Company entitled to vote in the election of directors at the Annual Meeting is required to adopt this proposal. Abstentions and broker non-votes are considered votes cast for the foregoing purpose, and will have the same effect as a vote “against” the proposal.

If this proposal to amend the Company’s current Certificate of Incorporation is approved and adopted by our shareholders, we will file a Third Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware shortly after the Annual Meeting that includes the above-described amendment. If this proposal to amend the Company’s current Certificate of Incorporation is not approved and adopted, the above-described amendment will not become effective. The Third Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware shortly after the Annual Meeting will also include the amendments described in Proposal 4, Proposal 5, and Proposal 7, if those amendments are also approved and adopted by our shareholders.

The approval of this Proposal 6 is not conditioned upon approval of Proposal 4, Proposal 5, or Proposal 7, which are the other Certificate of Incorporation proposals described in this Proxy Statement.

☑

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 6 AND THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO ADD A FEDERAL FORUM SELECTION PROVISION AND UPDATE AND CLARIFY THE DELAWARE FORUM SELECTION PROVISION.

2024 Proxy Statement	|	69

PROPOSAL 7

APPROVAL OF MISCELLANEOUS AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION

Summary

The Board voted to approve, and to recommend to our shareholders that they approve, an amendment to the Company’s current Certificate of Incorporation to remove outdated references and provisions and incorporate administrative, modernizing, and conforming changes to provide clarification and consistency within our Certificate of Incorporation, as described below.

Background

The Board is taking the opportunity afforded by presenting Proposal 4, Proposal 5, and Proposal 6 for our shareholders’ approval to also propose additional amendments to our Certificate of Incorporation for our shareholders’ approval. Our Certificate of Incorporation was last substantively amended in 2012 and the Board believes that various changes are in order. Those changes are:

1.	Article VII (Meetings of Stockholders) – To remove outdated references and unnecessary language relating to the former ownership structure of the Company.

2.

Article VIII (Amendments to the Certificate of Incorporation and Bylaws) – To remove outdated references and unnecessary language relating to the former ownership structure of the Company and make various immaterial changes.

3.	Article IX (Business Combinations) – To remove outdated references and unnecessary language relating to the former ownership structure of the Company and make immaterial changes.

4.	Article X (Renouncement of Corporate Opportunity) – To remove Article X in its entirety, as Article X relates to the former ownership structure of the Company.

5.	To make immaterial conforming and clerical edits.

Articles VII, VIII, IX and X granted certain rights and privileges to the former majority shareholder of the Company, Bain Capital Partners, LLC (“Bain”). The Board believes it is in the best interest of the Company and its shareholders to make the proposed amendments to remove the outdated references and provisions and unnecessary language relating to Bain, as such references, provisions and language are no longer applicable.

Effect and Text of the Proposal

If adopted, the proposed amendments primarily would remove all references and unnecessary language relating to Bain.

The full text of the proposed Third Amended and Restated Certificate of Incorporation, including the proposed amendments to Articles VII, VIII, IX and X described above and the additional proposed amendments discussed in Proposal 4, Proposal 5, and Proposal 6 of this Proxy Statement, is included as Exhibit B to this Proxy Statement with deleted text shown as ~~strikethrough~~ and moved text shown as ~~strikethrough~~, and additions shown as underlined and moved text shown as double underlined.

The description of the proposal set forth above is qualified in its entirety by reference to the text of the Third Amended and Restated Certificate of Incorporation attached as Exhibit A to this Proxy Statement.

If this proposal is approved, the language above will be incorporated into the Third Amended and Restated Certificate of Incorporation, which, as described below, the Board intends to have the Company file with the Secretary of State of the State of Delaware as soon as practicable after this proposal is adopted at the Annual Meeting.

Vote Required and Effectiveness; Interaction with Other Proposed Amendments

The affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Company entitled to vote in the election of directors at the Annual Meeting is required to adopt this proposal. Abstentions and broker non-votes are considered votes cast for the foregoing purpose, and will have the same effect as a vote “against” the proposal.

If this proposal to amend the Company’s Certificate of Incorporation is approved and adopted by our shareholders, we will file a Third Amended and Restated Certificate of Incorporation of the Company with the

70	|	Bright Horizons

Secretary of State of the State of Delaware shortly after the Annual Meeting that includes the above-described amendment. If this proposal to amend the Company’s Certificate of Incorporation is not approved and adopted, the above-described amendment will not become effective. The Third Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware shortly after the Annual Meeting will also include the amendments described in Proposal 4, Proposal 5, and Proposal 6, if those amendments are also approved and adopted by our shareholders. The approval of this Proposal 7 is not conditioned upon approval of Proposal 4, Proposal 5, or Proposal 6, which are the other Certificate of Incorporation proposals described in this Proxy Statement.

☑

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 7 AND THE APPROVAL OF AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO ELIMINATE OUTDATED REFERENCES TO THE FORMER OWNERSHIP STRUCTURE.

2024 Proxy Statement	|	71

OTHER INFORMATION

Shareholder Proposals for the 2025 Annual Meeting

Our shareholders may submit a proposal to be considered for a vote at our 2025 Annual Meeting. If you wish to submit a proposal for consideration, you should adhere to the following procedures as prescribed in our Bylaws and Rule 14a-8 under the Exchange Act (“Rule 14a-8”).

Under Rule 14a-8, a shareholder who intends to present a proposal at the 2025 Annual Meeting and who wishes the proposal to be included in the proxy materials for that meeting must submit the proposal in writing to us so that it is received by our Corporate Secretary no later than December 26, 2024. Please refer to Rule 14a-8 for the requirements that apply to these proposals. Any proposals received after this date will be considered untimely under Rule 14a-8. Written proposals may be mailed to us at Bright Horizons Family Solutions Inc., 2 Wells Avenue, Newton, MA 02459, Attn: Corporate Secretary.

In addition, a shareholder may nominate a director or present any other proposal at the 2025 Annual Meeting by complying with the requirements set forth in Section 1.2 (Advance Notice of Nominations and Proposals of Business) of our Bylaws by providing written notice of the nomination or proposal to our Corporate Secretary no earlier than February 5, 2025 and no later than March 7, 2025. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the additional information required by Rule 14a-19 under the Exchange Act no earlier than February 5, 2025 and no later than March 7, 2025. Our Bylaws describe the requirements for submitting proposals at the 2025 Annual Meeting. The notice must be given in the manner and must include the information and representations required by our Bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

2023 Annual Report

Our 2023 Annual Report (without exhibits and information incorporated by reference) is available without charge to each shareholder, upon written request to the Corporate Secretary at our principal executive offices at Bright Horizons Family Solutions Inc., 2 Wells Avenue, Newton, MA 02459, Attn: Corporate Secretary, and is also available under “SEC Filings” in the Investor Relations section of our website, www.brighthorizons.com.

Shareholder Account Maintenance

Our transfer agent is Equiniti Trust Company. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer Bright Horizons stock and similar issues, can be handled by calling EQ Shareowner Services toll-free at 800-468-9716 or by accessing Equiniti’s website at www.shareowneronline.com.

Householding of Proxy Materials

Shareholders who have the same last name and address and who request paper copies of the proxy materials will receive only one copy unless one or more of them notifies us that they wish to receive individual copies. This method of delivery, known as “householding,” will help ensure that shareholder households do not receive multiple copies of the same document, helping to reduce our printing and postage costs, as well as saving natural resources.

We will deliver promptly, upon written or oral request, a separate copy of the Notice, this Proxy Statement and the 2023 Annual Report, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered. Please direct such requests to our Corporate Secretary at Bright Horizons Family Solutions Inc., 2 Wells Avenue, Newton, MA 02459, Attention: Corporate Secretary, or call us at (617) 673-8000.

Shareholders of record may request to begin householding by contacting our Corporate Secretary at the contact details above. Shareholders owning their shares through a broker may request to begin householding by contacting their broker.

To discontinue householding, please contact Broadridge Householding Department, by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents.

72	|	Bright Horizons

Other Matters

At the time of mailing of this Proxy Statement, we do not know of any other matter that may properly come before the Annual Meeting and do not intend to present any other matter. However, if any other matters properly come before the meeting or any adjournment, postponement, or continuation thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the proxies in accordance with their own judgment, including the authority to vote to adjourn the meeting.

Cost of Solicitation

The enclosed proxy is being solicited by the Board and we will bear the cost of solicitation of proxies. Our officers, directors and other employees may, without additional remuneration, assist in soliciting proxies by mail, telephone, e-mail, text message and personal interview. We reserve the right to retain outside agencies for the purpose of soliciting proxies. We may also request brokerage houses, custodians, nominees and fiduciaries to forward copies of proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. If applicable, we will reimburse them for their out-of-pocket expenses in connection with this distribution to beneficial owners of our common stock. We have retained Alliance Advisors, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of $15,000, plus reimbursement of expenses and processing fees and charges.

2024 Proxy Statement	|	73

Exhibit A

Proposed Third Amended and Restated Certificate of Incorporation

(See below)

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

Third Amended and Restated Certificate of Incorporation

Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, Bright Horizons Family Solutions Inc. has adopted this Third Amended and Restated Certificate of Incorporation restating, integrating and further amending its Amended and Restated Certificate of Incorporation (originally filed on May 9, 2008 under the name Bright Horizons Solutions Corp. as amended and restated on May 23, 2008, and amended on July 31, 2012, and further amended on January 11, 2013), which Third Amended and Restated Certificate of Incorporation has been duly proposed by the directors and adopted by the stockholders of this corporation (by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware) in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

This Third Amended and Restated Certificate of Incorporation of the Corporation shall become effective on the date it is filed with the Secretary of State of the State of Delaware.

ARTICLE I

NAME

The name of the corporation is Bright Horizons Family Solutions Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

CAPITALIZATION

(a) Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 500,000,000, consisting of 475,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”), and 25,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”). Such stock may be issued from time to time by the Corporation for such consideration as may be fixed by the board of directors of the Corporation (the “Board of Directors”).

(b) Common Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law and this Article IV, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of the Corporation.

(i) Voting. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including, but not limited to, any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including, but not limited to, any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL. There shall be no cumulative voting.

2024 Proxy Statement	|	A-1

(ii) Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock. Except as otherwise provided by the DGCL or this Certificate of Incorporation, the holders of record of Common Stock shall share ratably in all dividends payable in cash, stock or otherwise and other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise.

(iii) No Preemptive Rights. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

(iv) No Conversion Rights. The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation’s capital stock.

(v) Liquidation Rights. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock. A merger or consolidation of the Corporation with or into any other corporation or other entity or a sale or conveyance of all or any part of the assets of the Corporation, in any such case which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders, shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Article IV(b)(v).

(c) Preferred Stock. Shares of Preferred Stock may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers relative to other classes or series of Preferred Stock, if any, or Common Stock, full or limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors, and the Board of Directors is hereby expressly vested with the authority, to the fullest extent now or hereafter provided by applicable law, to adopt any such resolution or resolutions. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation. Any shares of Preferred Stock that are redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors.

(d) No Separate Class Vote on Changes in Authorized Number of Shares of Preferred Stock. Subject to the special rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation, any certificate of designations or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

BOARD OF DIRECTORS

(a) Number of Directors. The number of directors constituting the Board of Directors, each of whom shall be a natural person, shall not be fewer than three nor more than 15. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, the precise number of directors shall be fixed exclusively pursuant to a resolution adopted by the Board of Directors.

(b) Classes of the Board of Directors. Subject to the rights of the holders of Preferred Stock to elect directors:

(1) Directors constituting the Board of Directors shall be and are divided into the following classes: the 2025 Class, the 2026 Class and the 2027 Class (each as defined below), with each class as nearly equal in number as possible; provided that such division shall terminate at the 2027 annual meeting of stockholders (each annual meeting of stockholders, an “Annual Meeting”); and

A-2	|	Bright Horizons

(2) Commencing with the 2025 Annual Meeting, directors (other than those in the 2025 Class and 2026 Class) shall be elected for a term of one year, expiring at the next succeeding Annual Meeting; provided that (a) each director serving in the class elected at the 2022 Annual Meeting shall continue to serve for a three-year term expiring at the 2025 Annual Meeting (the “2025 Class”), (b) each director serving in the class elected at the 2023 Annual Meeting shall continue to serve for a three-year term expiring at the 2026 Annual Meeting (the “2026 Class”), and (c) each director serving in the class elected at the 2024 Annual Meeting shall serve for a three-year term expiring at the 2027 Annual Meeting (the “2027 Class”).

(c) Vacancies and Newly-Created Directorships. Vacancies and newly-created directorships shall be filled exclusively by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, except that any vacancy created by the removal of a director by the stockholders for cause shall only be filled, in addition to any other vote otherwise required by law, by vote of a majority of the outstanding shares of Common Stock. Any person appointed to fill a vacancy or newly created directorship occurring in the 2025 Class, 2026 Class or the 2027 Class (each of whom shall be deemed to be a member of the class of directors in which the vacancy or newly created directorship occurred) shall continue to hold office until the end of the term for which such director was elected or appointed, as applicable. In all cases, each director shall serve until such director’s successor has been duly elected and qualified or until such director’s earlier death, resignation, retirement, disqualification, or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d) Removal. Subject to the special rights of the holders of any series of Preferred Stock to elect directors:

(1) Directors comprising the 2025 Class, the 2026 Class, and the 2027 Class may be removed only for cause by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose; and

(2) From and after the election of directors at the 2027 Annual Meeting, the Board of Directors shall cease to be classified as provided in Section 141(d) of the DGCL, and the directors elected at the 2027 Annual Meeting (and each Annual Meeting thereafter) may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VI

LIMITATION OF LIABILITY

To the fullest extent that the DGCL or any other law of the State of Delaware (as they exist on the date hereof or as they may hereafter be amended) permits the limitation or elimination of the liability of the directors and officers of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. No amendment to, or modification or repeal of, this Article VI shall adversely affect any right or protection of a director or officer of the Corporation existing hereunder with respect to any state of facts existing or act or omission occurring, or any cause of action, suit or claim that, but for this Article VI, would accrue or arise, prior to such amendment, modification or repeal. If the DGCL is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer, as applicable, of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

ARTICLE VII

MEETINGS OF STOCKHOLDERS

(a) No Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation, and no action may be taken by the stockholders by written consent.

(b) Special Meetings of Stockholders. Subject to any special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by or at the direction of the Board of Directors pursuant to a written resolution adopted by a majority of the total

2024 Proxy Statement	|	A-3

number of directors which the Corporation would have if there were no vacancies. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

(c) Election of Directors by Written Ballot. Election of directors need not be by written ballot.

ARTICLE VIII

AMENDMENTS TO THE BYLAWS AND CERTIFICATE OF INCORPORATION

(a) Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation (the “bylaws”) subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to make, alter, amend or repeal the bylaws; provided, that with respect to the powers of stockholders entitled to vote with respect thereto to make, alter, amend or repeal the bylaws, in addition to any other vote otherwise required by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote with respect thereto, voting together as a single class, shall be required to make, alter, amend or repeal the bylaws.

(b) Amendments to the Certificate of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Article V, Article VI, paragraphs (a) and (b) of Article VII, Article VIII, Article IX and Article X may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless in addition to any other vote required by this Certificate of Incorporation or otherwise required by law, such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose.

ARTICLE IX

BUSINESS COMBINATIONS

(a) Opt Out of DGCL 203. The Corporation shall not be governed by Section 203 of the DGCL.

(b) Limitations on Business Combinations. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

(i) prior to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

(ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers or (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

(iii) at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

(c) Definitions. For purposes of this Article IX, references to:

(i) “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

A-4	|	Bright Horizons

(ii) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(iii) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(1) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation paragraph (b) of this Article IX is not applicable to the surviving entity;

(2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(3) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(4) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(5) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (1)-(4) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(iv) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article IX, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(v) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the

2024 Proxy Statement	|	A-5

Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person; provided, however, that the term “interested stockholder” shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(vi) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

(1) beneficially owns such stock, directly or indirectly; or

(2) has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or

(3) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (2) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

(vii) “person” means any individual, corporation, partnership, unincorporated association or other entity.

(viii) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(ix) “voting stock” means stock of any class or series entitled to vote generally in the election of directors.

ARTICLE X

EXCLUSIVE JURISDICTION FOR CERTAIN ACTIONS

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware or, solely if such court does not have subject matter jurisdiction thereof, the United States District Court for the District of Delaware, shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders or any claim for aiding and abetting such alleged breach, (iii) any action asserting a claim against the Corporation or any current or former director, officer or other employee of the Corporation arising pursuant to any provision of the DGCL, this Certificate of Incorporation or bylaws (as each may be amended from time to time) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (iv) any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the bylaws, or (v) any action asserting a claim against the Corporation or any current or former director, officer or other employee of the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation shall be deemed to have been given notice of and consented to the provisions of this Article X. To the extent permitted by law, unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

A-6	|	Bright Horizons

ARTICLE XI

SEVERABILITY

If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

* * * *

IN WITNESS WHEREOF, the undersigned has caused this Third Amended and Restated Certificate of Incorporation to be executed by the officer below this day of [●], 2024.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

By:
Name: Title:

2024 Proxy Statement	|	A-7

Exhibit B

Proposed changes to the Company’s

Certificate of Incorporation (marked to show changes)

(See below)

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

~~Second~~Third Amended and Restated Certificate of Incorporation

Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, Bright Horizons Family Solutions Inc. has adopted this ~~Second~~Third Amended and Restated Certificate of Incorporation restating, integrating and further amending its Amended and Restated Certificate of Incorporation (originally filed on May 9, 2008 under the name Bright Horizons Solutions Corp. as amended and restated on May 23, 2008, and amended on July 31, 2012, and further amended on January 11, 2013), which ~~Second~~Third Amended and Restated Certificate of Incorporation has been duly proposed by the directors and adopted by the stockholders of this corporation (by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware) in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

This Third Amended and Restated Certificate of Incorporation of the Corporation shall become effective on the date it is filed with the Secretary of State of the State of Delaware.

ARTICLE I

NAME

The name of the corporation is Bright Horizons Family Solutions Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is ~~2711 Centerville Road, Suite 400~~251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

CAPITALIZATION

(a) Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 500,000,000, consisting of 475,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”), and 25,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”). Such stock may be issued from time to time by the Corporation for such consideration as may be fixed by the board of directors of the Corporation (the “Board of Directors”).

(b) Common Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law and this Article IV, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of the Corporation.

(i) Voting. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including, but not limited to, any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if

2024 Proxy Statement	|	B-1

the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including, but not limited to, any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL. There shall be no cumulative voting.

(ii) Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock. Except as otherwise provided by the DGCL or this Certificate of Incorporation, the holders of record of Common Stock shall share ratably in all dividends payable in cash, stock or otherwise and other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise.

(iii) No Preemptive Rights. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

(iv) No Conversion Rights. The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation’s capital stock.

(v) Liquidation Rights. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock. A merger or consolidation of the Corporation with or into any other corporation or other entity or a sale or conveyance of all or any part of the assets of the Corporation, in any such case which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders, shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Article IV(b)(v).

(c) Preferred Stock. Shares of Preferred Stock may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers relative to other classes or series of Preferred Stock, if any, or Common Stock, full or limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors, and the Board of Directors is hereby expressly vested with the authority, to the ~~full~~fullest extent now or hereafter provided by applicable law, to adopt any such resolution or resolutions. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation. Any shares of Preferred Stock that are redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors.

(d) No Separate Class Vote ~~On~~on Changes ~~In~~in Authorized Number of Shares ~~Of~~of Preferred Stock. Subject to the special rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation, any certificate of designations or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

BOARD OF DIRECTORS

(a) Number of Directors~~; Vacancies and Newly Created Directorships~~. The number of directors constituting the Board of Directors ~~shall be not fewer than 3 and not more than 15~~, each of whom shall be a natural person, shall not be fewer than three nor more than 15. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, the precise number of directors shall be fixed exclusively pursuant to a resolution adopted by the Board of Directors.

B-2	|	Bright Horizons

(b) Classes of the Board of Directors. Subject to the rights of the holders of Preferred Stock to elect directors:

(1) Directors constituting the Board of Directors shall be and are divided into the following classes: the 2025 Class, the 2026 Class and the 2027 Class (each as defined below), with each class as nearly equal in number as possible; provided that such division shall terminate at the 2027 annual meeting of stockholders (each annual meeting of stockholders, an “Annual Meeting”); and

(2) Commencing with the 2025 Annual Meeting, directors (other than those in the 2025 Class and 2026 Class) shall be elected for a term of one year, expiring at the next succeeding Annual Meeting; provided that (a) each director serving in the class elected at the 2022 Annual Meeting shall continue to serve for a three-year term expiring at the 2025 Annual Meeting (the “2025 Class”), (b) each director serving in the class elected at the 2023 Annual Meeting shall continue to serve for a three-year term expiring at the 2026 Annual Meeting (the “2026 Class”), and (c) each director serving in the class elected at the 2024 Annual Meeting shall serve for a three-year term expiring at the 2027 Annual Meeting (the “2027 Class”).

~~(b)~~(c) Vacancies and Newly-Created Directorships. Vacancies and newly-created directorships shall be filled exclusively by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, except that any vacancy created by the removal of a director by the stockholders for cause shall only be filled, in addition to any other vote otherwise required by law, by vote of a majority of the outstanding shares of Common Stock. Any person appointed to fill a vacancy or newly created directorship occurring in the 2025 Class, 2026 Class or the 2027 Class (each of whom shall be deemed to be a member of the class of directors in which the vacancy or newly created directorship occurred) shall continue to hold office until the end of the term for which such director was elected or appointed, as applicable. In all cases, each director shall serve until such director’s successor has been duly elected and qualified or until such director’s earlier death, resignation, retirement, disqualification, or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. ~~A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.~~

~~Classified Board of Directors. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, the Board of Directors (other than those directors elected by the holders of any series of Preferred Stock) shall be classified into three classes: Class I; Class II; and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors and the allocation of directors among the three classes shall be determined by the Board of Directors. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders of the Corporation following the filing of this Certificate of Incorporation; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the filing of this Certificate of Incorporation; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the filing of this Certificate of Incorporation. Each director in each class shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. At each annual meeting of stockholders beginning with the first annual meeting of stockholders following the filing of this Certificate of Incorporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible and such apportionment shall be determined by the Board of Directors.~~

~~(c)~~(d) Removal. Subject to the special rights of the holders of any series of Preferred Stock to elect directors:

(1) ~~, the directors of the Corporation~~Directors comprising the 2025 Class, the 2026 Class, and the 2027 Class may be removed only for cause by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose~~.~~; and

(2) From and after the election of directors at the 2027 Annual Meeting, the Board of Directors shall cease to be classified as provided in Section 141(d) of the DGCL, and the directors elected at the 2027 Annual Meeting

2024 Proxy Statement	|	B-3

(and each Annual Meeting thereafter) may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VI

LIMITATION OF ~~DIRECTOR~~ LIABILITY

To the fullest extent that the DGCL or any other law of the State of Delaware (as they exist on the date hereof or as they may hereafter be amended) permits the limitation or elimination of the liability of the directors and officers of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. No amendment to, or modification or repeal of, this Article VI shall adversely affect any right or protection of a director or officer of the Corporation existing hereunder with respect to any state of facts existing or act or omission occurring, or any cause of action, suit or claim that, but for this Article VI, would accrue or arise, prior to such amendment, modification or repeal. If the DGCL is amended after the ~~Effective Time~~effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer, as applicable, of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

ARTICLE VII

MEETINGS OF STOCKHOLDERS

(a) No Action by Written Consent. ~~From and after the first date (the “Trigger Date”) on which investment funds affiliated with Bain Capital Partners, LLC and their respective successors, Transferees and Affiliates (collectively, the “Bain Capital Entities”), cease collectively to beneficially own (directly or indirectly) more than fifty percent (50%) of the outstanding shares of Common Stock, any~~Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation ~~and may not be effected by any consent in writing by such stockholders. “Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person; the term “control,” as used in this definition, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and “controlled” and “controlling” have meanings correlative to the foregoing. “Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity. “Transferee” means, any Person who becomes a beneficial owner of Common Stock upon having purchased such shares from the investment funds affiliated with Bain Capital Partners, LLC, or their Affiliates, provided, however, that a purchaser of Common Stock in an registered public offering shall not be a “Transferee.” For the purpose of this Certificate of Incorporation “beneficial ownership” shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).~~, and no action may be taken by the stockholders by written consent.

(b) Special Meetings of Stockholders. Subject to any special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only ~~(i)~~ by or at the direction of the Board of Directors pursuant to a written resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies~~, or (ii) prior to the Trigger Date, by the Secretary of the Corporation at the request of the holders of fifty percent (50%) or more of the outstanding shares of Common Stock~~. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

(c) Election of Directors by Written Ballot. Election of directors need not be by written ballot.

ARTICLE VIII

AMENDMENTS TO THE BYLAWS AND CERTIFICATE OF INCORPORATION ~~AND BYLAWS~~

(a) Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation (the “bylaws”) subject to the

B-4	|	Bright Horizons

power of the stockholders of the Corporation entitled to vote with respect thereto to make, alter, amend or repeal the bylaws ~~both before and after the Trigger Date~~; provided, that with respect to the powers of stockholders entitled to vote with respect thereto to make, alter, amend or repeal the bylaws~~, from and after the Trigger Date~~, in addition to any other vote otherwise required by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote with respect thereto, voting together as a single class, shall be required to make, alter, amend or repeal the bylaws ~~of the Corporation~~.

(b) Amendments to the Certificate of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Article V, Article VI, paragraphs (a) and (b) of Article VII, Article VIII, Article IX~~,~~ and Article X ~~and Article XI~~ may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless in addition to any other vote required by this Certificate of Incorporation or otherwise required by law, ~~(i) prior to the Trigger Date,~~ such alteration, amendment, repeal or adoption is approved by~~, in addition to any other vote otherwise required by law, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, and (ii) from and after the Trigger Date, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law,~~ the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose.

ARTICLE IX

BUSINESS COMBINATIONS

(a) Opt Out of DGCL 203. The Corporation shall not be governed by Section 203 of the DGCL.

(b) Limitations on Business Combinations. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

(i) prior to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

(ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers or (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

(iii) at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

(c) Definitions. For purposes of this Article IX, references to:

(i) “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(ii) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

2024 Proxy Statement	|	B-5

(iii) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(1) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation paragraph (b) of this Article IX is not applicable to the surviving entity;

(2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(3) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(4) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(5) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (1)-(4) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(iv) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article IX, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(v) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person; provided, however, that the term “interested stockholder” shall not include ~~(a) the Bain Capital Entities, or (b)~~ any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided that such person ~~specified in this clause (b)~~ shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of

B-6	|	Bright Horizons

determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(vi) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

(1) beneficially owns such stock, directly or indirectly; or

(2) has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or

(3) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (2) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

(vii) “person” means any individual, corporation, partnership, unincorporated association or other entity.

(viii) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(ix) “voting stock” means stock of any class or series entitled to vote generally in the election of directors.

~~ARTICLE X RENOUNCEMENT OF CORPORATE OPPORTUNITY~~

~~Scope. The provisions of this Article X are set forth to define, to the extent permitted by applicable law, the duties of Exempted Persons (as defined below) to the Corporation with respect to certain classes or categories of business opportunities. “Exempted Persons” means the Bain Capital Entities and all of their respective partners, principals, directors, officers, members, managers and/or employees, including any of the foregoing who serve as officers or directors of the Corporation.~~

~~Competition and Allocation of Corporate Opportunities. The Exempted Persons shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries.~~

~~Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Article X, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.~~

2024 Proxy Statement	|	B-7

~~Amendment of this Article. No amendment or repeal of this Article X in accordance with the provisions of paragraph (b) of Article VIII shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities of which such Exempted Person becomes aware prior to such amendment or repeal This Article X shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Second Restated Certificate of Incorporation, the Corporation’s bylaws or applicable law.~~

ARTICLE X ~~ARTICLE XI~~

EXCLUSIVE JURISDICTION FOR CERTAIN ACTIONS

~~The~~ Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware or, solely if such court does not have subject matter jurisdiction thereof, the United States District Court for the District of Delaware, shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders or any claim for aiding and abetting such alleged breach, (iii) any action asserting a claim against the Corporation or any current or former director, officer or other employee of the Corporation arising pursuant to any provision of the DGCL ~~or the Corporation’s~~, this Certificate of Incorporation or bylaws ~~or (iv~~(as each may be amended from time to time) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (iv) any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the bylaws, or (v) any action asserting a claim against the Corporation or any current or former director, officer or other employee of the Corporation governed by the internal affairs doctrine~~, in each case excluding actions in which the Court of Chancery of the State of Delaware concludes that an indispensable party is not subject to the jurisdiction of the Delaware courts and can be subject to the jurisdiction of another court within the United States~~. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation shall be deemed to have been given notice of and consented to the provisions of this Article ~~XI.~~X. To the extent permitted by law, unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

ARTICLE XI ~~ARTICLE XII~~

SEVERABILITY

If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

* * * *

IN WITNESS WHEREOF, the undersigned has caused this ~~Second~~Third Amended and Restated Certificate of Incorporation to be executed by the officer below this day of ~~________~~[●], ~~2012~~2024.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

By:
~~By:~~ Name: Title:

~~Signature Page to Second Restated Certificate of Incorporation~~

B-8	|	Bright Horizons

Appendix A

Russell MidCap Growth Index Constituents

as of December 31, 2023

10X Genomics Inc Class A	Dexcom Inc	KKR And Co Inc	Sarepta Therapeutics Inc
A O Smith Corp	Dicks Sporting Inc	Lamar Advertising Company Class	SBA Communications REIT Corp
Advanced Drainage Systems Inc	Docusign Inc	Lamb Weston Holdings Inc	Scotts Miracle Gro
AES Corp	Dominos Pizza Inc	Landstar System Inc	Sealed Air Corp
Agilent Technologies Inc	Donaldson Inc	Lattice Semiconductor Corp	Sentinelone Inc Class A
Agilon Health	Doordash Inc Class A	Liberty Broadband Corp Series A	Service Corp
Albertsons Company Inc Class A	Doubleverify Holdings Inc	Liberty Broadband Corp Series C	Shift4 Payments Inc Class A
Align Technology Inc	Doximity Inc Class A	Lincoln Electric Holdings Inc	Shockwave Medical Inc
Allegion Plc	Draftkings Inc Class A	Lincoln National Corp	Simon Property Group REIT Inc
Allegro Microsystems Inc	Dropbox Inc Class A	Live Nation Entertainment Inc	Siteone Landscape Supply Inc
Allison Transmission Holdings Inc	Dynatrace Inc	LPL Financial Holdings Inc	Skechers USA Inc Class A
Alnylam Pharmaceuticals Inc	Eagle Materials Inc	Lyft Inc Class A	SLM Corp
Alteryx Inc Class A	eBay Inc	Manhattan Associates Inc	Smartsheet Inc Class A
American Airlines Group Inc	Elastic Nv	Maplebear Inc	Sotera Health Company
Ameriprise Finance Inc	EMCOR Group Inc	Maravai Lifesciences Holdings Inc	Spirit Aerosystems Inc Class A
Amphenol Corp Class A	Encompass Health Corp	Marketaxess Holdings Inc	Splunk Inc
Ansys Inc	Enphase Energy Inc	Masimo Corp	Spotify Technology Sa
Antero Midstream Corp	Entegris Inc	Match Group Inc	Sun Communities Reit Inc
APA Corp	Epam Systems Inc	Medpace Holdings Inc	Tandem Diabetes Care Inc
Apellis Pharmaceuticals Inc	Equifax Inc	Mettler Toledo Inc	Tapestry Inc
Apollo Global Management Inc	Equitable Holdings Inc	Microchip Technology Inc	Targa Resources Corp
Applovin Corp Class A	Equity Lifestyle Properties REIT	Molina Healthcare Inc	Tempur Sealy International Inc
Arch Capital Group Ltd	Etsy Inc	MongoDB Inc Class A	Teradata Corp
Ardagh Metal Packaging Sa	Euronet Worldwide Inc	Monolithic Power Systems Inc	Teradyne Inc
Ares Management Corp Class A	Everest Group Ltd	Morningstar Inc	Tetra Tech Inc
Armstrong World Industries Inc	Exact Sciences Corp	MSA Safety Inc	Texas Pacific Land Corp
Arthur J Gallagher	Exelixis Inc	MSCI Inc	Texas Roadhouse Inc
Avery Dennison Corp	Expedia Group Inc	Murphy USA Inc	TKO Group Holdings Inc Class A
Avis Budget Group Inc	Expeditors International	Natera Inc	Toast Inc Class A
Axalta Coating Systems Ltd	Factset Research Systems Inc	Ncino Inc	TopBuild Corp
Axon Enterprise Inc	Fair Isaac Corp	NetApp Inc	Toro
Bentley Systems Inc Class B	Fastenal	Neurocrine Biosciences Inc	TPG Inc Class A
Best Buy Co Inc	Ferguson Plc	New Fortress Energy Inc Class A	Tractor Supply
Bio Techne Corp	First Citizens Bancshares Inc	Nexstar Media Group Inc	Trade Desk Inc Class A
BioMarin Pharmaceutical Inc	Five Below Inc	Norwegian Cruise Line Holdings Ltd	Tradeweb Markets Inc Class A
Birkenstock Holding Plc	Five9 Inc	Novocure Ltd	Trane Technologies Plc
BJ’s Wholesale Club Holdings Inc	Fleetcor Technologies Inc	Nu Holdings Ltd Class A	Transdigm Group Inc
Block Inc Class A	Floor Decor Holdings Inc Class A	Nutanix Inc Class A	Travel Leisure
Blue Owl Capital Inc Class A	FMC Corp	NVR Inc	Trex Inc
Booz Allen Hamilton Holding Corp C	Freshpet Inc	Okta Inc Class A	Twilio Inc Class A
Boston Beer Inc Class A	FTI Consulting Inc	Old Dominion Freight Line Inc	Tyler Technologies Inc
Bright Horizons Family Solutions	Gartner Inc	Ollies Bargain Outlet Holdings Inc	U Haul Holding
Brighthouse Financial Inc	Gen Digital Inc	ONEOK Inc	U Haul Non Voting Series N
Broadridge Financial Solutions Inc	Genpact Ltd	Otis Worldwide Corp	Ubiquiti Inc
Brown & Brown Inc	Ginkgo Bioworks Holdings Inc	Ovintiv Inc	UDR Reit Inc
Brown Forman Corp Class A	Gitlab Inc Class A	Palantir Technologies Inc Class A	Uipath Inc Class A
Brown Forman Corp Class B	Globant Sa	Paychex Inc	Ulta Beauty Inc
Bruker Corp	Globus Medical Inc Class A	Paycom Software Inc	Ultragenyx Pharmaceutical Inc
Brunswick Corp	Godaddy Inc Class A	Paycor HCM Inc	United Rentals Inc
Burlington Stores Inc	Graco Inc	Paylocity Holding Corp	Unity Software Inc
BWX Technologies Inc	Grand Canyon Education Inc	Pegasystems Inc	Universal Display Corp
Cable One Inc	Graphic Packaging Holding	Peloton Interactive Class A Inc	UWM Holdings Corp Class A
Caesars Entertainment Inc	H&R Block Inc	Penumbra Inc	Vail Resorts Inc
Cardinal Health Inc	Halliburton	Performance Food Group	Valmont Inds Inc
CarMax Inc	Hashicorp Inc Class A	Pinterest Inc Class A	Valvoline Inc
Caseys General Stores Inc	Heico Corp	Planet Fitness Inc Class A	Veeva Systems Inc Class A
Cava Group Inc	Heico Corp Class A	Playtika Holding Corp	Verisign Inc
CDW Corp	Hess Corp	Polaris Inc	Verisk Analytics Inc
Celsius Holdings Inc	Hilton Worldwide Holdings Inc	Pool Corp	Vertiv Holdings Class A
Cencora Inc	Houlihan Lokey Inc Class A	PPG Industries Inc	Victoria S Secret
Ceridian HCM Holding Inc	HP Inc	Primerica Inc	Vistra Corp
Certara Inc	Hubbell Inc	Procore Technologies Inc	Vontier Corp
C.H. Robinson Worldwide Inc	Hubspot Inc	PTC Inc	Vulcan Materials
Chargepoint Holdings Inc Class A	Icon Plc	Pure Storage Inc Class A	Waters Corp

2024 Proxy Statement	|	APP-1

Chemed Corp	IDEX Corp	Quanta Services Inc	Watsco Inc
Cheniere Energy Inc	IDEXX Laboratories Inc	RB Global Inc	Wayfair Inc Class A
Choice Hotels International Inc	Illumina Inc	Renaissancere Holding Ltd	Wendys
Church And Dwight Inc	Incyte Corp	Repligen Corp	West Pharmaceutical Services Inc
Churchill Downs Inc	Informatica Inc Class A	Resmed Inc	Western Union
Cintas Corp	Inspire Medical Systems Inc	RH	WEX Inc
Clorox	Insulet Corp	Ringcentral Inc Class A	Williams Sonoma Inc
Cloudflare Inc Class A	Ionis Pharmaceuticals Inc	RLI Corp	Willis Towers Watson Plc
Confluent Inc Class A	IQVIA Holdings Inc	Roblox Corp Class A	Willscot Mobile Mini Holdings
Copart Inc	Iridium Communications Inc	Rocket Companies Inc Class A	Wingstop Inc
Costar Group Inc	Iron Mountain Inc	Rockwell Automation Inc	WW Grainger Inc
Coupang Inc Class A	Jabil Inc	Roivant Sciences Ltd	Wyndham Hotels Resorts Inc
Crocs Inc	Jack Henry And Associates Inc	Roku Inc Class A	Wynn Resorts Ltd
Crowdstrike Holdings Inc Class A	Jazz Pharmaceuticals Plc	Rollins Inc	XP Class A Inc
Darden Restaurants Inc	J.B. Hunt Transport Services Inc	Ross Stores Inc	Xylem Inc
Datadog Inc Class A	Karuna Therapeutics Inc	Royal Caribbean Group Ltd	Yeti Holdings Inc
Davita Inc	KBR Inc	RPM International Inc	Yum Brands Inc
Deckers Outdoor Corp	Keysight Technologies Inc	Ryan Specialty Holdings Inc Class	Zebra Technologies Corp Class A
Delta Air Lines Inc	Kinsale Capital Group Inc	Saia Inc	Zoominfo Technologies Inc
Zscaler Inc

* Source: Zacks Investment Research, Inc. Used with permission. All rights reserved. Copyright 1980-2024.

APP-2	|	Bright Horizons

BRIGHT HORIZONS FAMILY SOLUTIONS INC. C/O CORPORATE SECRETARY 2 WELLS AVENUE NEWTON, MA 02459 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 4, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BFAM2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 4, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received before the Annual Meeting in order for your vote to be counted. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V43831-P08300 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BRIGHT HORIZONS FAMILY SOLUTIONS INC. The Board of Directors recommends you vote FOR all the listed director nominees: 1. Election of four Class II directors each for a term of three years: Nominees: For Against Abstain For Against Abstain 1a. Julie Atkinson 1b. Jordan Hitch 1c. Laurel J. Richie 1d. Mary Ann Tocio 5. To approve an amendment to the Companys Certificate of Incorporation to provide for the exculpation of officers as permitted by Delaware law. 6. To approve an amendment to the Companys Certificate of Incorporation to add a federal forum selection provision and update and clarify the Delaware forum selection provision. 7. To approve miscellaneous amendments to the Companys Certificate of Incorporation. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To approve, on an advisory basis, the 2023 compensation paid by the Company to its Named Executive Officers. 3. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024. 4. To approve an amendment to the Companys Certificate of Incorporation to declassify the Board of Directors. NOTE: In their discretion, the proxies may consider and vote on any other business properly brought before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Bright Horizons Family Solutions Inc. 2024 Annual Meeting of Shareholders Wednesday, June 5, 2024 8:00 A.M. (Eastern Time) www.virtualshareholdermeeting.com/BFAM2024 Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting:The Annual Report on Form 10-K, Notice and Proxy Statement are available at www.proxyvote.com. V43832-P08300 BRIGHT HORIZONS FAMILY SOLUTIONS INC. 2024 Annual Meeting of Shareholders June 5, 2024 8:00 A.M. (Eastern Time) This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Stephen H. Kramer, John G. Casagrande and Elizabeth J. Boland, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRIGHT HORIZONS FAMILY SOLUTIONS INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting to be held virtually at www.virtualshareholdermeeting.com/BFAM2024 on Wednesday, June 5, 2024 at 8:00 A.M. (Eastern Time), and any adjournment or postponement thereof. Shareholders of record at the close of business on April 8, 2024 are entitled to notice of, and entitled to vote at the Annual Meeting and any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies are hereby authorized to vote, in their discretion and to the extent permitted by applicable law or rule, on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors recommends a vote FOR the election of all director nominees and FOR Proposals 2, 3, 4, 5, 6 and 7. Continued and to be signed on reverse side